PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 8, 2000)

                                  $465,000,000
                                 (APPROXIMATE)
                          AAMES MORTGAGE TRUST 2000-2
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-2
                           AAMES CAPITAL CORPORATION
                                   AS SPONSOR
                          COUNTRYWIDE HOME LOANS, INC.
                                  AS SERVICER

       OFFERED            PRINCIPAL          PASS-THROUGH          PRICE TO      UNDERWRITING   PROCEEDS TO THE
    CERTIFICATES           BALANCE               RATE               PUBLIC         DISCOUNT       SPONSOR(1)
    ------------          ---------          ------------           ------       ------------   ---------------
CLASS A-1F               $40,000,000    7.25%                         (4)            (4)              (4)
CLASS A-2F               $22,000,000    6.96%                         (4)            (4)              (4)
CLASS A-3F               $21,000,000    7.04%                         (4)            (4)              (4)
CLASS A-4F               $31,000,000    7.32%                         (4)            (4)              (4)
CLASS A-5F               $20,877,000    7.68%(2)(3)                   (4)            (4)              (4)
CLASS A-6F               $10,000,000    7.18%(2)(3)                   (4)            (4)              (4)
CLASS A-V1              $259,676,300    LIBOR + 0.235%(2)(3)        100.00000%         0.30%          99.70000%
CLASS A-V2               $60,446,700    LIBOR + 0.350%(2)(3)        100.00000%         0.30%          99.70000%
                        -------------                            -------------    ----------      -------------
        TOTAL           $465,000,000                              $320,123,000    $960,369         $319,162,631

----------------------------------
(1) BEFORE DEDUCTING EXPENSES, ESTIMATED TO BE APPROXIMATELY $700,000.
(2) SUBJECT TO A MAXIMUM RATE AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.
(3) SUBJECT TO A STEP-UP IF THE OPTIONAL TERMINATION IS NOT EXERCISED.
(4) THE FIXED RATE GROUP CERTIFICATES WILL BE PURCHASED BY MORGAN STANLEY & CO. INCORPORATED FROM THE SPONSOR AND MAY BE OFFERED BY MORGAN STANLEY & CO. INCORPORATED FROM TIME TO TIME FOR SALE TO THE PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF THE SALE. PROCEEDS TO THE SPONSOR FROM THE SALE OF THE FIXED RATE GROUP CERTIFICATES WILL BE APPROXIMATELY 99.75000% OF THEIR INITIAL AGGREGATE PRINCIPAL BALANCE, PLUS ACCRUED INTEREST, BEFORE DEDUCTING EXPENSES.

YOU SHOULD CAREFULLY REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 IN THE PROSPECTUS.

THE CERTIFICATES ARE NONRECOURSE OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AAMES CAPITAL CORPORATION, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

THIS PROSPECTUS SUPPLEMENT MUST BE ACCOMPANIED BY THE PROSPECTUS IF IT IS BEING USED TO OFFER AND SELL THE CERTIFICATES.

THE CERTIFICATES

- REPRESENT THE ENTIRE BENEFICIAL INTEREST IN A TRUST, WHOSE ASSETS INCLUDE A POOL OF FIXED RATE AND ADJUSTABLE RATE MORTGAGE LOANS SUBSTANTIALLY ALL OF WHICH ARE SECURED BY FIRST LIENS ON ONE- TO FOUR-FAMILY RESIDENTIAL PROPERTIES.

- CURRENTLY HAVE NO TRADING MARKET.

- ARE OBLIGATIONS OF THE TRUST ONLY AND ARE NOT OBLIGATIONS OF THE SPONSOR, THE SERVICER OR THEIR AFFILIATES.

CREDIT ENHANCEMENT

- WILL BE PROVIDED IN THE FORM OF OVERCOLLATERALIZATION, CROSS-COLLATERALIZATION AND A CERTIFICATE GUARANTY INSURANCE POLICY ISSUED BY FINANCIAL SECURITY ASSURANCE INC. THAT WILL UNCONDITIONALLY AND IRREVOCABLY GUARANTEE PAYMENT OF INTEREST DUE ON THE OFFERED CERTIFICATES ON EACH DISTRIBUTION DATE AND ULTIMATE COLLECTION OF THE PRINCIPAL BALANCE OF THE CERTIFICATES.
   st

EXPECTED RATINGS

- AAA FROM S&P, AAA FROM FITCH AND AAA FROM MOODY'S FOR THE OFFERED
  CERTIFICATES.

THE TRUST

- WILL MAKE REMIC ELECTIONS FOR FEDERAL INCOME TAX PURPOSES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE OFFERED CERTIFICATES WILL BE DELIVERED IN BOOK-ENTRY FORM ONLY, ON OR ABOUT DECEMBER 19, 2000.
                            ------------------------

                         FIXED RATE GROUP CERTIFICATES
                           MORGAN STANLEY DEAN WITTER
                             ---------------------

 ADJUSTABLE RATE GROUP I CERTIFICATES AND ADJUSTABLE RATE GROUP II CERTIFICATES MORGAN STANLEY DEAN WITTER
                    COUNTRYWIDE SECURITIES CORPORATION
                                        GREENWICH CAPITAL MARKETS, INC.
                                                          LEHMAN BROTHERS

DECEMBER 5, 2000

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS.

    We provide information to you about the certificates in two separate documents that provide progressively more detail:

    - the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

    - this prospectus supplement, which describes the specific terms of your certificates.

              YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR
                  CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2000-2, and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Mortgage Pass-Through Certificates, Series 2000-2, will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               TABLE OF CONTENTS

               PROSPECTUS SUPPLEMENT
CAPTION                                      PAGE
-------                                    --------
Summary..................................     S-3
Risk Factors.............................     S-9
Description of the Certificates..........    S-15
Credit Enhancement.......................    S-29
The Mortgage Loans.......................    S-35
Prepayment and Yield Considerations......    S-43
Origination and Servicing of the Mortgage
  Loans..................................    S-58
The Certificate Insurer..................    S-67
The PMI Insurer..........................    S-70
Certain Federal Income Tax
  Consequences...........................    S-70
ERISA Considerations.....................    S-71
Use of Proceeds..........................    S-73
Legal Investment Considerations..........    S-73
Underwriting.............................    S-74
Experts..................................    S-75
Legal Matters............................    S-75
Rating of the Offered Certificates.......    S-75
Index of Principal Terms.................    S-77
Annex A: Description of the Mortgage
  Pool...................................     A-1
Annex B: Global Clearance, Settlement and
  Tax Documentation Procedures...........     B-1

                    PROSPECTUS
CAPTION                                      PAGE
-------                                    --------
Prospectus Supplement.                            3
Available Information....................       3
Incorporation of Certain Documents by
  Reference..............................       4
Reports To Securityholders...............       4
Summary..................................       6
Risk Factors.............................      18
The Trusts and Trust Estates.............      27
Use of Proceeds..........................      30
Aames Capital Acceptance Corp............      31
Aames Capital Corporation................      31
The Originators..........................      33
Description of the Securities............      39
Credit Enhancement.......................      50
Maturity, Prepayment and Yield
  Considerations.........................      56
The Pooling and Servicing Agreement......      59
The Indenture............................      71
Certain Legal Aspects of the Mortgage
  Loans and Related Matters..............      75
Certain Federal Income Tax
  Consequences...........................      80
State Tax Considerations.................     104
ERISA Considerations.....................     104
Legal Investment Considerations..........     107
Method of Distribution...................     108
Legal Matters............................     108
Financial Information....................     109
Rating...................................     109
Index of Principal Terms.................     110

                                    SUMMARY

    THIS SECTION OUTLINES THE SIGNIFICANT TERMS OF THE OFFERED CERTIFICATES. AS THIS IS A SUMMARY, WE DO NOT ATTEMPT TO DISCUSS OR DESCRIBE IN ANY DETAIL THE TERMS OUTLINED HERE. WE RECOMMEND THAT YOU REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.

THE ISSUER................................  Aames Mortgage Trust 2000-2.

THE SPONSOR...............................  Aames Capital Corporation, a California corporation. The principal office of the sponsor is located at 350 South
                                            Grand Avenue, Los Angeles, California 90071.

THE SERVICER..............................  Countrywide Home Loans, Inc., a New York corporation.
                                            The servicer may appoint a sub-servicer to service
                                            mortgage loans on its behalf. During the servicer
                                            transfer period expected to be completed by February 28,
                                            2001, the sponsor will act as interim subservicer.

THE CERTIFICATE INSURER...................  Financial Security Assurance Inc.

THE TRUSTEE...............................  Bankers Trust Company of California, N.A.

CUT-OFF DATE..............................  The close of business on December 1, 2000.

STATISTIC CALCULATION DATE................  The close of business on November 29, 2000.

CLOSING DATE..............................  On or about December 19, 2000.

DISTRIBUTION DATES........................  The 25th day of each month or, if such day is not a business day, the next business day, beginning in
                                            January 2001.

RECORD DATES..............................  The record date for the fixed rate group certificates is the last business day of the month before the month in
                                            which the applicable distribution date occurs. The
                                            record date for the Class A-V1 and Class A-V2
                                            Certificates is the business day immediately before the
                                            applicable distribution date so long as the Class A-V1
                                            and Class A-V2 Certificates remain in book-entry form.

FINAL SCHEDULED DISTRIBUTION DATE.........  The final scheduled distribution date for each class of offered certificates is as follows:

                                                                               FINAL SCHEDULED
                                            CLASS                             DISTRIBUTION DATE
                                            ---------------------------  ---------------------------
                                            Class A-1F                          January 2019
                                            Class A-2F                            May 2022
                                            Class A-3F                         September 2024
                                            Class A-4F                           March 2027
                                            Class A-5F                          December 2028
                                            Class A-6F                          November 2028
                                            Class A-V1                          February 2031
                                            Class A-V2                          November 2030

                                            The actual last distribution date for each class of
                                            offered certificates is expected to be significantly
                                            earlier than its final scheduled distribution date.


DESIGNATIONS..............................  Each class of certificates will have different characteristics. Certain of those characteristics are
                                            reflected in the following general designations. These
                                            designations are used in this prospectus supplement and
                                            the attached prospectus to provide you with a better
                                            understanding of the certificates.


  BOOK-ENTRY CERTIFICATES.................  All classes of offered certificates.

  FIXED RATE GROUP CERTIFICATES...........  Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class
                                            A-5F and Class A-6F Certificates.

  ADJUSTABLE RATE GROUP I
    CERTIFICATES..........................  Class A-V1 Certificates.

  ADJUSTABLE RATE GROUP II
    CERTIFICATES..........................  Class A-V2 Certificates.

  CERTIFICATE GROUP.......................  Fixed rate group certificates, adjustable rate group I or adjustable rate group II certificates, as applicable.

  MORTGAGE LOAN GROUP.....................  Fixed rate group, adjustable rate group I or adjustable rate group II, as applicable.

  FIXED RATE GROUP........................  All mortgage loans bearing interest at fixed rates.

  ADJUSTABLE RATE GROUP I.................  Those mortgage loans having agency conforming balances, bearing interest at adjustable rates, including mortgage
                                            loans that bear interest at rates that are fixed for
                                            some specified period before beginning to adjust, and
                                            included in adjustable rate group I.

  ADJUSTABLE RATE GROUP II................  Those mortgage loans bearing interest at adjustable rates, including mortgage loans that bear interest at
                                            rates that are fixed for some specified period before
                                            beginning to adjust, and included in adjustable rate
                                            group II.

  OFFERED CERTIFICATES....................  Fixed rate group certificates, adjustable rate group I certificates and adjustable rate group II certificates.

  RETAINED CERTIFICATES...................  Class C Certificates, Class P Certificates and Class R
                                            Certificates.

REGISTRATION OF OFFERED CERTIFICATES

    We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. You will not be entitled to receive a definitive certificate representing your interests except under limited circumstances that are described in this prospectus supplement. While the certificates are in book-entry form, they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION OF OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, "ANNEX B: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" TO THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES--BOOK-ENTRY REGISTRATION" IN THE PROSPECTUS.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

INTEREST

    The pass-through rate for each class of offered certificates is set forth on the cover page of, and further described in, this prospectus supplement. The pass-through rate on the Class A-5F, Class A-6F, Class A-V1 and Class A-V2 Certificates is limited by a maximum rate cap that will be determined based in whole or in part on the weighted average of the interest rates on the applicable mortgage loans (minus specified fees and expenses). Holders of the Class A-5F and Class A-6F will not be entitled to any interest amounts in excess of the applicable maximum rate cap. Holders of the Class A-V1 and Class A-V2 Certificates will be entitled to certain interest amounts in excess of the applicable maximum rate cap, but such amounts will be paid on a subordinated basis. The ratings on the Class A-V1 and Class A-V2 Certificates do not address the likelihood of, and the policy does not cover, the payment of any such interest amounts.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PASS-THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT FOR A MORE DETAILED DESCRIPTION OF THE PASS-THROUGH RATES ON THE OFFERED CERTIFICATES.

    Generally, on each distribution date, each class of offered certificates will be entitled to interest in an amount equal to:

    - the applicable pass-through rate, MULTIPLIED BY

    - the applicable class principal balance on the day before that distribution date, MULTIPLIED BY

    - 1/12 or, in the case of the Class A-V1 and Class A-V2 Certificates, the actual days in the accrual period divided by 360, MINUS

    - the PRO RATA share of civil relief act interest shortfalls and prepayment interest shortfalls, PLUS

    - any unpaid interest amounts from prior distribution dates, PLUS

    - interest on such unpaid interest amounts at the applicable pass-through rate.

    The interest accrual period for the fixed rate group certificates is the calendar month preceding the month in which a distribution date occurs. The interest accrual period for the adjustable rate group I certificates and adjustable rate group II certificates is the period from the prior distribution date (or in the case of the first distribution date from the closing date) to and including the day before the applicable distribution date. Interest accrues with respect to the fixed rate group certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest accrues with respect to the adjustable rate group I certificates and adjustable rate group II certificates on the basis of the actual number of days elapsed in the interest accrual period divided by 360.

PRINCIPAL

    The initial class principal balances of the offered certificates are set forth on the cover page of this prospectus supplement.

    On each distribution date, to the extent funds are available, you will be entitled to distributions of principal in the order of priority described in this prospectus supplement.

    Principal in respect of adjustable rate group I will be distributed to the Class A-V1 Certificates. Principal in respect of adjustable rate group II will be distributed to the Class A-V2 Certificates. Principal in respect of the fixed rate group will be distributed in the following order of priority:

    - first, to the Class A-6F Certificates, for each distribution date on or after the distribution date in January 2004 in an amount up to a specified amount;

    - second, to the Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F and Class A-6F Certificates in that order, until the principal balance of each such class has been reduced to zero.

    The Class A-6F Certificate is a "lock-out" certificate. If you are a holder of a Class A-6F Certificate, generally you will not be entitled to receive payments of principal until the distribution date in January 2004 and thereafter you will be entitled to receive a disproportionately smaller or larger amount of principal relative to the other fixed rate group certificates.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

PREFUNDING AND CAPITALIZED INTEREST ACCOUNTS

    On the closing date, the sponsor will deposit approximately $101,549,782 into a segregated prefunding account maintained with the trustee. The trust will use this amount to buy additional mortgage loans for each loan group from the sponsor after the closing date and prior to January 31, 2001. The sponsor must satisfy conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.

    On the closing date, the sponsor will deposit cash into a segregated capitalized interest account to cover shortfalls in interest on each class of offered certificates that may arise in connection with the prefunding feature of the trust.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PREFUNDING ACCOUNT" AND "--CAPITALIZED INTEREST ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

MONTHLY ADVANCES AND COMPENSATING INTEREST

    Each month the servicer will determine the amount of any unpaid interest due on the mortgage loans. If the servicer believes that unpaid interest can be recovered from the related mortgage loan, then the servicer will either:

    - advance the unpaid interest to the trust out of its own funds; or

    - advance the unpaid interest to the trust out of collections on the mortgage loans that are not required to be distributed on the related distribution date.

    The servicer is required to reimburse the trust for amounts advanced from trust collections on the next succeeding deposit date.

    The servicer is entitled to be reimbursed from the related mortgage loan group for any advances of unpaid interest to the extent that the servicer reasonably believes thereafter that such advances will not be recoverable from subsequent collections on the related mortgage loan.

    The servicer will provide to the trust the amount of any shortfall in the anticipated collection of interest on a mortgage loan that is caused by a full or partial prepayment of a mortgage loan generally up to the amount of the servicer's monthly servicing fee.

    WE REFER YOU TO "ORIGINATION AND SERVICING OF THE MORTGAGE LOANS--MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST; AND INTEREST SHORTFALLS" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING ADVANCES

    Unless the servicer determines that any proposed advance is not recoverable from the related mortgage loan, the servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

    - expenditures in connection with a foreclosed mortgage loan prior to the liquidation of the loan;

    - the cost of any enforcement of judicial proceedings, including foreclosures; and

    - the cost of the management and liquidation of property acquired in satisfaction of the related mortgage loan.

    The servicer is entitled to be reimbursed from the related mortgage loan group for any servicing advances to the extent that the servicer reasonably believes thereafter that such advances will not be recoverable from subsequent collections on the related mortgage loan.

    WE REFER YOU TO "ORIGINATION AND SERVICING OF THE MORTGAGE LOANS--MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST; AND INTEREST SHORTFALLS" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

    Credit enhancement refers to a mechanism that is intended to protect the holders of the offered certificates against losses due to defaults by the borrowers under the mortgage loans.

    The offered certificates have the benefit of four types of credit enhancement:

    - the use of excess interest to cover losses and to create overcollateralization;

    - cross-collateralization of the mortgage loan groups;

    - the financial guaranty insurance policy; and

    - the primary mortgage guaranty insurance policy with respect to certain mortgage loans, in each mortgage loan group, having an original loan-to-value ratio greater than 80%.

THE STATISTIC CALCULATION LOANS

    Set forth below is selected information about the mortgage loans that existed as of the statistic calculation date of November 29, 2000.

    FIXED RATE GROUP

number of mortgage loans:                                                  1,515

aggregate principal balance:                                     $113,237,743.46

secured by first lien on mortgaged property:                              99.35%

range of loan sizes:                                    $8,228.58 to $479,885.25

                                mortgaged property locations:  43 states and the
                                                            District of Columbia

average principal balance:                                            $74,744.39
interest rates range:                                          7.625% to 16.830%

weighted average interest rate:                                          10.908%

weighted average remaining term to
  stated maturity, based on principal
  balance (months):                                                          332

range of remaining term to maturity
  (months):                                                            22 to 360

weighted average original term to maturity (months):                         332

latest maturity date:                                           December 1, 2030

range of original term to maturity
  (months):                                                           120 to 360

combined loan-to-value ratio
  range:                                                        6.00% to 100.00%

weighted average combined loan-to-value
  ratio:                                                                  73.05%

mortgage loans with prepayment charges
  (by aggregate principal balance):                                       71.45%

    ADJUSTABLE RATE GROUP I

number of mortgage loans:                                                  1,996

aggregate principal balance:                                     $202,966,482.96

conforming balances:                                                     100.00%

secured by first lien on mortgaged property:                             100.00%

range of loan sizes:                                   $10,200.00 to $367,200.00

mortgaged property locations:  44 states and the
                                                            District of Columbia

average principal balance:                                           $101,686.61

interest rates range:                                           7.75% to 16.700%

weighted average interest rate:                                          10.665%

weighted average remaining term to
  stated maturity, based on principal
  balance (months):                                                          358

range of remaining term to stated maturity (months):                  179 to 360

weighted average original term to maturity (months):                         359

latest maturity date:                                            January 1, 2031

range of original term to maturity
  (months):                                                           180 to 360

combined loan-to-value ratio
  range:                                                        6.50% to 100.00%

weighted average combined loan-to-value
  ratio:                                                                  78.62%

range of gross margins:                                          2.943% to 9.750

weighted average gross margin:                                            6.237%

range of maximum rates:                                       13.750% to 22.700%

weighted average maximum rate:                                           16.668%

range of minimum rates:                                         7.75% to 16.700%
weighted average minimum rate:                                           10.665%

loans with fixed rates for two years
  prior to adjustment:                                                    33.86%

loans with fixed rates for three years
  prior to adjustment:                                                    66.08%

mortgage loans with prepayment charges
  (by aggregate principal balance):                                       88.80%

    ADJUSTABLE RATE GROUP II

number of mortgage loans:                                                    280

aggregate principal balance:                                      $47,245,991.87

secured by first lien on mortgaged property:                             100.00%

range of loan sizes:                                   $20,927.75 to $500,000.00

mortgaged property locations:                                          34 states

average principal balance:                                           $168,735.69

interest rates range:                                          7.875% to 16.750%

weighted average interest rate:                                          10.251%

weighted average remaining term to
  stated maturity, based on principal
  balance (months):                                                          357

range of remaining term to stated maturity (months):                  179 to 360

weighted average original term to maturity (months):                         358

latest maturity date:                                           December 1, 2030

range of original term to maturity
  (months):                                                           180 to 360

combined loan-to-value ratio
  range:                                                        11.50% to 99.00%

weighted average combined loan-to-value
  ratio:                                                                  74.42%

range of gross margins:                                         3.905% to 9.250%

weighted average gross margin:                                            6.176%

range of maximum rates:                                       13.875% to 22.750%

weighted average maximum rate:                                           16.253%

range of minimum rates:                                        7.875% to 16.750%

weighted average minimum rate:                                           10.251%

loans with fixed rates for two years
  prior to adjustment:                                                    51.13%

loans with fixed rates for three years
  prior to adjustment:                                                    48.87%

mortgage loans with prepayment charges
  (by aggregate principal balance):                                       87.19%

    WE REFER YOU TO "THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT AND "ANNEX A: DESCRIPTION OF THE MORTGAGE POOL" TO THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION OF THE TRUST

    On any distribution date when the principal balance of the mortgage loans is less than 5% of the sum of the principal balances of the mortgage loans delivered on the closing date and the prefunding account deposit, the servicer may purchase all of the remaining mortgage loans from the trust and thereby terminate the trust. Upon receipt of the purchase price of the mortgage loans from the servicer, the trustee will make a final payment to the certificateholders.

    WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The trust will make one or more elections to treat certain assets of the trust as a REMIC for federal income tax purposes. The offered certificates, the Class P Certificates and Class C Certificates will represent regular interests in a REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. In addition, each of the Class A-V1 and Class A-V2 Certificates will represent an undivided beneficial ownership interest in an interest rate cap agreement. The Class R Certificates will represent the residual interest in each REMIC.

    WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

    Subject to the satisfaction of certain conditions described in this prospectus supplement, the offered certificates may be acquired and held by a pension or other employee benefit plan.

    WE REFER YOU TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

LEGAL INVESTMENT CONSIDERATIONS

    The offered certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

    WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

    AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE OFFERED CERTIFICATES, YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 18 OF THE PROSPECTUS.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

    The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar mortgage-backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates if or when you wish to do so or you may not be able to obtain the price you wish to receive.

THE UNIQUE FEATURES OF THE MORTGAGE LOANS CREATE SPECIAL RISKS

    There are a number of unique features of the mortgage loans that create risks, including the following:

    - RISKS ASSOCIATED WITH UNDERWRITING STANDARDS. The sponsor has underwritten and originated or re-underwritten all of the mortgage loans in accordance with the sponsor's guidelines. The sponsor's guidelines rely on the creditworthiness of the mortgagor and the value and adequacy of the related mortgaged property as collateral. As a lender that specializes in loans made to credit impaired borrowers, the sponsor ordinarily makes mortgage loans to borrowers with credit histories or other factors that would disqualify them from consideration for a loan from traditional financial institutions. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making or acquiring a mortgage loan. The values of the mortgaged properties may decline from those on the dates the related mortgage loans were originated thereby increasing the loan-to-value ratios of the mortgage loans. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted mortgage loans. The actual rates of delinquencies, foreclosures and losses on mortgage loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related mortgaged properties decline. WE REFER YOU TO "THE ORIGINATORS--UNDERWRITING GUIDELINES" IN THE PROSPECTUS.

    - NEWLY ORIGINATED MORTGAGE LOANS MAY DEFAULT. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. A substantial majority of the mortgage loans will have been originated within 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

    - DEFAULTS ON JUNIOR LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. Based on the statistic calculation date principal balances of the statistic calculation loans, approximately 0.65% of the mortgage loans in the fixed rate group are secured by junior liens on the related property. If a borrower on a mortgage loan secured by a junior lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the junior lien, and the trust would suffer a loss.

    - GEOGRAPHIC CONCENTRATION INCREASES RISKS. Based on the statistic calculation date principal balances, approximately 21.43%, 12.88%, 7.84%, 6.47%, 6.21% and 5.81% of the statistic calculation loans in the fixed rate group are secured by mortgaged properties located in California, Texas, New York, Michigan, Florida and Ohio, respectively, approximately 25.76% and 13.46% of the statistic calculation loans in adjustable rate group I are secured by mortgaged properties located in California and Florida, respectively, and approximately 52.10%, 7.07% and 6.07% of the statistic calculation loans in adjustable rate group II are secured by mortgaged properties located in California, Florida and Michigan, respectively. In general, declines in the California, Florida, Michigan, New York, Ohio and Texas residential real estate markets may adversely affect the values of the mortgaged properties securing mortgage loans in those states such that the principal balances of the mortgage loans will equal or exceed the value of the mortgaged properties. In addition, adverse economic conditions in those states may affect borrowers' timely payment of scheduled payments of principal and interest on mortgage loans in those states. Accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general.

    - RISKS ASSOCIATED WITH DAMAGED MORTGAGE PROPERTIES. Generally, the standard form of hazard insurance policy required to be maintained under the terms of each mortgage loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). California historically has been vulnerable to certain natural disaster risks, such as earthquakes and erosion-caused mudslides. Florida historically has been vulnerable to certain other natural disasters, such as tropical storms and hurricanes. To the extent a mortgaged property has been materially damaged since the cut-off date due to flooding or other water-related causes or due to an earthquake or other earth movement and that damage results in losses on the related mortgage loan, and if such damage is caused by a natural disaster in one of the states with a concentration of loans, you could suffer a loss if such loss exceeds the overcollateralization of the mortgage loans and the certificate insurer does not fulfill its obligations under the certificate insurance policy. Under the pooling and servicing agreement, the sponsor will represent that, as of the cut-off date, each mortgaged property is free of substantial damage and is in good repair. In the event that any uncured breach of that representation materially and adversely affects the interest of certificateholders in the related mortgage loan, the sponsor will be required to repurchase the mortgage loan or deliver a substitute mortgage loan for it. To the extent the sponsor repurchases any mortgage loan, the repurchase will accelerate the timing of principal distributions with respect to the related mortgage loan group and may thereby affect the yields and weighted average lives of the related class or classes of certificates.

    - RISKS ASSOCIATED WITH ADJUSTABLE RATE AND HYBRID LOANS. Credit-impaired borrowers with adjustable rate loans or loans that have an initial fixed rate term followed by an adjustable rate term may encounter financial difficulties as a result of increases in the interest rate over the life of the loan. Substantially all of the adjustable rate and hybrid loans include a teaser rate, i.e., an initial interest rate significantly below the fully indexed interest rate at origination. As a result, borrowers will face interest rate increases on their adjustable rate even in a stable interest rate environment. Loans with an initial adjustment date six months after funding are underwritten at the indexed rate as of the first adjustment date, and hybrid loans with an initial adjustment date two or three years after funding are underwritten at the teaser rate. Higher risks of delinquency may result when borrowers who may qualify for adjustable rate and hybrid loans with a teaser rate at the time of funding may not be able to afford the monthly payments when the payment amount increases.

THE RETURN ON YOUR INVESTMENT WILL CHANGE OVER TIME

    Your pre-tax return on your investment will change from time to time for a number of reasons, including the following:

    - THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms, which would result in a principal prepayment.

      Substantially all of the statistic calculation loans in adjustable rate group I and adjustable rate group II have fixed interest rates for some specified period before beginning to adjust. Those mortgage loans may have higher prepayments as they approach their first adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments or the increase in rate after the initial fixed rate period. WE REFER YOU TO "--HYBRID LOANS" BELOW.

    - THE RATE OF PREPAYMENT OF THE MORTGAGE LOANS IS UNCERTAIN. All of the statistic calculation loans may be prepaid in full or in part at any time, in some cases upon the payment to the sponsor of a prepayment charge. The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of economic, social, competitive and other factors. Prepayments, liquidations, repurchases and purchases of the mortgage loans will result in distributions to offered certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans thereby potentially affecting the yield to maturity of an offered certificate from the anticipated yield. WE REFER YOU TO "THE MORTGAGE LOANS--GENERAL" IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS--YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

    - PREFUNDING MAY RESULT IN PREPAYMENTS. If the seller is unable to deliver sufficient, eligible additional mortgage loans to the trust by the end of the funding period, a portion of the prefunding account deposit allocated to each mortgage loan group will be distributed as a prepayment to the owners of the offered certificates of the related certificate group.

    - YOU BEAR REINVESTMENT RISK. Mortgage-backed securities like the offered certificates usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower market interest rates, you will receive an unscheduled payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

    - THE OPTIONAL TERMINATION MAY AFFECT THE YIELD. Your investment in the offered certificates may be ended before you desire if the optional termination is exercised. In addition, holders of the Class A-V1 and Class A-V2 Certificates will not be entitled to any supplemental interest amounts accrued but unpaid at the time the optional termination is exercised. WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

    - PASS-THROUGH RATES MAY BE LIMITED. The rate at which interest accrues on the Class A-5F, Class A-6F, Class A-V1 and Class A-V2 Certificates is subject to a rate cap that differs by mortgage loan group. The rate cap for the Class A-5F and Class A-6F Certificates is the maximum rate for the fixed rate group, the rate cap for the Class A-V1 Certificates is the lesser of the maximum rate for adjustable rate group I or 14% and the rate cap for the Class A-V2 Certificates is the lesser of the maximum rate for adjustable rate group II or 14%. Each maximum rate is based on the weighted average of the interest rates on the mortgage loans in the related mortgage loan group, net of certain fees and expenses. If mortgage loans with relatively higher loan rates prepay, the maximum rate on the related classes of offered certificates will be lower than otherwise would be the case.

      Your investment in the Class A-V1 and Class A-V2 Certificates also involves the risk that the level of LIBOR may change in a direction and/or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable rate mortgage loans, which could reduce the maximum rate for those classes.

      If the pass-through rate on your certificates is limited by the applicable rate cap, the market value and liquidity of your certificates may decline. WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS--THE PASS-THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT.

    - HYBRID LOANS. Based on principal balances as of the statistic calculation date, approximately 33.86% and 51.13% of the statistic calculation loans in adjustable rate group I and adjustable rate group II, respectively, had at origination a two year fixed rate term followed by either a 13 or 28 year adjustable rate term, and approximately 66.08% and 48.87% of the statistic calculation loans in adjustable rate group I and adjustable rate group II, respectively, had at origination a three year fixed rate term followed by either a 12 or a 27 year adjustable rate term. As with all mortgage loans, the rate of prepayments on Hybrid Loans (as we call these loans in this prospectus supplement) that are in their respective initial fixed rate periods is sensitive to prevailing interest rates. The prepayment behavior of the Hybrid Loans may differ from that of the other mortgage loans. As a Hybrid Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. You will bear the risk of any faster or slower prepayments on the mortgage loans. WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES

    All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans, payments under the financial guaranty insurance policy or, in the case of certain mortgage loans, the related primary mortgage insurance policy. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured, other than by the related primary mortgage insurance policy in the case of the primary mortgage insurance loans, or guaranteed by any person. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency.

TRANSFER OF PRIMARY SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES

    Countrywide Home Loans, Inc. will be the servicer under the pooling and servicing agreement. However, the sponsor has serviced the mortgage loans since origination or acquisition by the originator or the sponsor and will continue to service the mortgage loans on an interim basis pending the transfer of primary servicing obligations to Countrywide Home Loans, Inc. Although we expect the transfer to be completed by February 28, 2001, we cannot assure you that it will be completed by that date. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time. A higher delinquency rate may delay payments of principal to you. A higher default rate may result in accelerated prepayments on the offered certificates. You will bear any reinvestment risk associated with any accelerated prepayments. We cannot assure you as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effect on the yield on your certificates.

FAILURE OF THE CERTIFICATE INSURER TO EXTEND TERM OF SERVICING COULD BE
  DISRUPTIVE

    The pooling and servicing agreement provides that the rights and obligations of the servicer terminate each calendar quarter commencing March 31, 2001, unless renewed by the certificate insurer for successive quarterly periods. The certificate insurer has agreed to extend each three month term of the servicer in the absence of an event of default by the servicer under the pooling and servicing agreement. If the term of the servicer is not renewed, servicing of the mortgage loans would be transferred to a successor servicer appointed in the manner set forth in the pooling and servicing agreement, the selection of which may be made by the certificate insurer unless a certificate insurer default has occurred and is continuing. These provisions of the pooling and servicing agreement may be modified or eliminated with the consent of the certificate insurer. Any such transfer of servicing involves the risk of disruption in collections which may result in higher delinquencies and defaults which may adversely affect the yield on your certificates. WE REFER YOU TO "ORIGINATION AND SERVICING OF THE MORTGAGE LOANS--INITIAL TERM OF SERVICER AND EXTENSIONS OF TERM" IN THIS PROSPECTUS SUPPLEMENT.

RISKS ASSOCIATED WITH ORIGINATION FEES

    Fees earned on the origination of loans, placement of related insurance and other services provided by the sponsor and affiliated originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of mortgage loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. If such an action against any originator with respect to any mortgage loan were successful, a court might require that the principal balances of the related mortgage loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial realized losses during one or more collection periods. To cover such losses in excess of any overcollateralization, payments by the certificate insurer would result in accelerated distributions in reduction of the related certificate principal balance.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

    Based on aggregate principal balances as of the statistic calculation date, approximately 3.19% of the statistic calculation loans in the fixed rate group, none of the statistic calculation loans in adjustable rate group I and 22.23% of the statistic calculation loans in adjustable rate group II are subject to the Home Ownership and Equity Protection Act of 1994, which amended the Truth in Lending Act as it applies to certain mortgages. This act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages that are subject to the act, any violation of which could limit the ability of the servicer to collect on such mortgage loans. The act also provides that any purchaser or assignee of a mortgage covered by the act is subject to all of the claims and defenses that the borrower could assert against the original lender. The maximum damages that may be recovered under the act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Although the sponsor has procedures in place to ensure compliance with the requirements of the act, the trust could be subject to all of the claims and defenses that the borrower of a mortgage covered by the act could assert against the sponsor. Any violation of the act that would result in such liability would be a breach of the sponsor's representations and warranties under the pooling and servicing agreement and the sponsor would be obligated to cure, repurchase or substitute for the mortgage loan in question, which could accelerate the timing of principal distributions with respect to the related mortgage loan group and may thereby affect the yields and weighted average lives of the related class or classes of certificates.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL AFFECT THE PRICES FOR
  CERTIFICATES

    A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for your certificates.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

    The offered certificates are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will represent certain undivided beneficial ownership interests in Aames Mortgage Trust 2000-2 (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement") among Aames Capital Corporation, as sponsor (the "Sponsor"), Countrywide Home Loans, Inc., as servicer (the "Servicer") and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), subject to the limits and priority of distributions described therein. The Offered Certificates will be issued in minimum denominations of $1,000 and integral dollar multiples of $1 in excess thereof.

    The assets of the Trust will consist of (a) the Mortgage Loans, divided into three groups each constituting a sub-trust, that from time to time are subject to the Pooling and Servicing Agreement; (b) the assets that from time to time are required by the Pooling and Servicing Agreement to be deposited in the Collection Account and the Certificate Account, held in the Prefunding Account or Capitalized Interest Account or invested in Permitted Investments (WE REFER YOU TO "THE MORTGAGE LOANS--PAYMENTS ON MORTGAGE LOANS AND DEPOSITS TO THE COLLECTION ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT); (c) all rights of the mortgagee under any insurance policy covering a Mortgage Loan or the related Mortgaged Property; (d) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans, deed in lieu of foreclosure or a comparable conversion; (e) the Certificate Insurance Policy; and (f) rights under the applicable primary mortgage guaranty policy in connection with the PMI Mortgage Loans.

    You can find the definitions for some of the capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary of Terms" in this Prospectus Supplement. For the location of the definitions of capitalized terms used in the Prospectus or this Prospectus Supplement, but not included under the caption "Glossary of Terms" in this Prospectus Supplement, we refer you to the "Index of Principal Terms" in the Prospectus or the one in this Prospectus Supplement.

REMIC STRUCTURE

    The Sponsor will designate in the Pooling and Servicing Agreement, for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), each of the Offered Certificates (exclusive of any rights of the Class A-V1 and Class A-V2 Certificates to receive Supplemental Interest Amounts), the Class P Certificates and the Class C Certificates as "regular interests" in a real estate mortgage investment conduit (a "REMIC"), and the Class R Certificates as representing the sole class of "residual interests" in each REMIC created pursuant to the Pooling and Servicing Agreement. The Prefunding Account, the Capitalized Interest Account and the Supplemental Interest Reserve Fund will not be part of any REMIC. The Closing Date will be designated as the "Startup Day" (within the meaning of the Code) of the REMICs. WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

DISTRIBUTION DATES

    The Trustee, in its capacity as paying agent (the "Paying Agent"), will make distributions of principal and interest on the Offered Certificates on the 25th day of each month or, if such day is not a Business Day, on the next succeeding Business Day, commencing January 25, 2001 (each such day, a "Distribution Date"). Distributions will be made pursuant to the cashflow priorities hereinafter described and subject to the availability of amounts therefor, to the person in whose name a Certificate is registered (a "Certificateholder" or "Holder") as of the Record Date. The "Record Date" for any Distribution Date and
(a) the Fixed Rate Group Certificates, is the last business day of the calendar month preceding the month in which such Distribution Date occurs and (b) for either the Adjustable Rate Group I Certificates or the Adjustable Rate Group II Certificates, the business day immediately preceding such Distribution Date so long as such Certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

    Distributions will be made (i) in immediately available funds to Holders of Certificates the aggregate principal balance of which is at least $5,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar. Notwithstanding the foregoing, the final distribution on any Certificate will be made in like manner but only upon presentment and surrender of such Certificate at the office or agency appointed for such purpose.

DISTRIBUTIONS

    On each Distribution Date, the Trustee will withdraw the Available Funds for each Mortgage Loan Group plus the amount, if any, paid under the Certificate Insurance Policy with respect to such Mortgage Loan Group and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining:

         1. Concurrently, to the Trustee, the Trustee Fee, to the Servicer, the Monthly Servicing Fee and the PMI Insurer Premium (if any) (in each case to the extent not otherwise reimbursed from the Collection Account), and to the Certificate Insurer, the Certificate Insurer Premium, in each case for such Mortgage Loan Group and Distribution Date.

         2. To the Class of Offered Certificates in the related Certificate Group, the related Accrued Certificate Interest and any Interest Carry Forward Amount for such Class of Certificates for such Distribution Date.

         3. To the Class of Offered Certificates in the related Certificate Group, an amount up to the related Principal Distribution Amount as follows:

           A. Fixed Rate Group in the following order of priority:

               The Fixed Rate Group Principal Distribution Amount, as follows;

                   (i) to the Class A-6F Certificates, the Class A-6F Lockout
               Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                   (ii) sequentially, to the Class A-1F, Class A-2F, Class A-3F,
               Class A-4F, Class A-5F and Class A-6F Certificates, in that order, until the respective Certificate Principal Balances thereof have been reduced to zero;

    Notwithstanding the priorities set forth in this clause A, if a Certificate Insurer Default has occurred and is continuing, the applicable Principal Distribution Amount will be distributed concurrently to each Class of Offered Certificates in the Fixed Rate Group on a PRO RATA basis in accordance with their respective Certificate Principal Balances.

           B.  Adjustable Rate Group I:

               The Adjustable Rate Group I Principal Distribution Amount to the Class A-V1 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

           C.  Adjustable Rate Group II:

               The Adjustable Rate Group II Principal Distribution Amount to the Class A-V2 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

         4. To the Certificate Insurer, any amounts owing under the Insurance Agreement.

         5. To the Holders of Certificates in either or both of the other Certificate Groups, the amount of any applicable Available Funds Shortfall for such other Certificate Group or Groups, allocated in accordance with the pooling and servicing agreement.

         6. To the Class of Offered Certificates in the related Certificate Group then entitled to distributions of principal pursuant to clauses 3.A(ii), 3.B and 3.C above, an amount up to the Extra Principal Distribution Amount for the related Certificate Group for such Distribution Date, until the related Targeted Overcollateralization Amount is reached.

         7. To the Class of Offered Certificates in either or both of the other Certificate Groups then entitled to distributions of principal pursuant to clauses 3.A(ii), 3.B and 3.C above, any applicable Target Deficiency for such Certificate Group or Groups remaining after the distributions pursuant to clause 6 above, allocated in accordance with pooling and servicing agreement.

         8. To fund a distribution to the Class C Certificateholders; provided that on any Distribution Date as to which there is any unpaid Supplemental Interest Amount, amounts that would otherwise be distributable to the Class C Certificateholders shall be paid, to the extent of any Supplemental Interest Amount, to the Class A-V1 and Class A-V2 Certificates based on the respective outstanding Supplemental Interest Amounts due thereon, as the case may be.

         9. To the Class R Certificates, the remainder.

    On each Distribution Date, the Accrued Certificate Interest and any Interest Carry Forward Amount for each Class of Offered Certificates in a Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated among such Classes PRO RATA based on the amount that would have been distributed on each such Class in the absence of such shortfall.

    On each Distribution Date, the Holders of the Class P Certificates will be entitled to all Prepayment Charges received with respect to the Mortgage Loans in each Mortgage Loan Group during the related Collection Period, and such amounts will not be available for distribution on the other Classes of Certificates.

GLOSSARY OF TERMS

    The following terms have the meanings given below to help describe the cashflows on the Offered Certificates:

    "Accrued Certificate Interest" for any Class of Certificates on any Distribution Date is the amount of interest due thereon in respect of any Interest Period at the applicable Pass-Through Rate, less the related pro rata share of Interest Shortfalls.

    "Adjustable Rate Group I Principal Distribution Amount" with respect to any Distribution Date is the Principal Distribution Amount with respect to the Adjustable Rate Group I Certificates and the related Collection Period.

    "Adjustable Rate Group II Principal Distribution Amount" with respect to any Distribution Date is the Principal Distribution Amount with respect to the Adjustable Rate Group II Certificates for the related Collection Period.

    "Available Funds" as to any Mortgage Loan Group and any Distribution Date, is the sum, without duplication of the following amounts with respect to the Mortgage Loans in such Mortgage Loan Group and the immediately preceding Collection Period:

        (i) scheduled and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer, including amounts deposited in respect of interest on any Mortgage Loan that does not have a monthly payment due in the Collection Period relating to the Distribution Date (net of amounts representing the Monthly Servicing Fee with respect to each Mortgage Loan and reimbursement for Monthly Advances and Servicing Advances);

        (ii) Net Liquidation Proceeds and Trust Insurance Proceeds with respect to the Mortgage Loans (net of amounts applied to the restoration or repair of a Mortgaged Property);

       (iii) amounts payable in connection with each such Mortgage Loan that was repurchased from the Trust, and all amounts payable in respect of any Mortgage Loan in the related Mortgage Loan Group in connection with a substitution of a Qualified Replacement Mortgage Loan therefor;

        (iv) payments from the Servicer in connection with (a) Monthly Advances and (b) Compensating Interest and payments in connection with the termination of the Trust with respect to the Mortgage Loans as provided in the Pooling and Servicing Agreement;

        (v) on the Distribution Dates during and immediately following the Funding Period, amounts from the Capitalized Interest Account for the payment of interest on the Certificates of the related Certificate Group; and

        (vi) on the Distribution Date at or immediately following the end of the Funding Period, amounts remaining on deposit in the Prefunding Account with respect to the related Mortgage Loan Group.

    Available Funds shall not include any amounts paid by a mortgagor in connection with certain partial prepayments and all prepayments in full ("Prepayment Charges").

    "Available Funds Shortfall" as to any Mortgage Loan Group and any Distribution Date, is the excess, if any, of (x) the aggregate of the amounts required to be distributed pursuant to clauses 1 through 4 above under "--Distributions," over (y) the Available Funds for such Mortgage Loan Group and Distribution Date.

    "Basic Principal Amount" as to any Mortgage Loan Group and any Distribution Date, is an amount equal to the sum of the following amounts (without duplication) with respect to the Mortgage Loans in such Mortgage Loan Group and the immediately preceding Collection Period:

        (i) each payment of principal on a Mortgage Loan received by the Servicer during such Collection Period, including all full and partial principal prepayments;

        (ii) the Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal received by the Servicer with respect to any Mortgage Loan during such Collection Period;

       (iii) all amounts allocable to principal payable in connection with each such Mortgage Loan that was repurchased from the Trust during such Collection Period, and all amounts allocable to principal payable in respect of any Mortgage Loan in the related Mortgage Loan Group in connection with a substitution of a Qualified Replacement Mortgage Loan therefor; and

        (iv) any related amounts remaining in the Prefunding Account with respect to the related Mortgage Loan Group after the Funding Period.

    "Certificate Insurer Premium" means, for any Certificate Group, the sum of the premium under the Certificate Insurance Policy plus any premium supplement imposed under the Insurance Agreement upon the occurrence of certain events thereunder.

    "Certificate Principal Balance" of any Class of the Offered Certificates is the original Certificate Principal Balance of such Class as reduced by all amounts in respect of principal actually distributed to the related Certificateholders on all prior Distribution Dates.

    "Class A-6F Lockout Distribution Amount" for any Distribution Date will be the product of (i) the applicable Class A-6F Lockout Percentage for such Distribution Date and (ii) the Class A-6F Lockout Pro Rata Distribution Amount for such Distribution Date, not to exceed the Fixed Rate Group Principal Distribution Amount.

    "Class A-6F Lockout Percentage" for each Distribution Date will be as follows:

DISTRIBUTION DATES                             LOCKOUT PERCENTAGE
------------------                             ------------------
January 2001--December 2003                              0%
January 2004--December 2005                             45%
January 2006--December 2006                             80%
January 2007--December 2007                            100%
January 2008 and thereafter                            300%

    "Class A-6F Lockout Pro Rata Distribution Amount" for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6F Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Fixed Rate Group Certificates immediately prior to such Distribution Date and (y) the Fixed Rate Group Principal Distribution Amount for such Distribution Date.

    "Collection Period" with respect to the first Distribution Date, is the period beginning on and including December 2, 2000 and ending on and including January 1, 2001 (except that with respect to payments due and unpaid on or before December 1, 2000, only collections of principal are included), and with respect to any Distribution Date thereafter for collections of both interest and principal, the period beginning on and including the second day of the calendar month immediately preceding such Distribution Date and ending on and including the first day of the calendar month of such Distribution Date.

    "Extra Principal Distribution Amount" as to any Certificate Group and any Distribution Date, shall be the lesser of (i) the related Target Deficiency and
(ii) the related Monthly Excess Cashflow Amount.

    "Fixed Rate Group Principal Distribution Amount" with respect to any Distribution Date is the Principal Distribution Amount with respect to the Fixed Rate Group Certificates and the related Collection Period.

    "Interest Carry Forward Amount" with respect to any Class of Certificates on any Distribution Date is the amount, if any, by which (i) the Accrued Certificate Interest on such Class for the preceding Distribution Date plus any outstanding Interest Carry Forward Amount with respect to such Class from the second preceding Distribution Date (together with interest on such outstanding Interest Carry Forward Amount at the related Pass-Through Rate for the related Interest Period to the extent lawful) exceeds (ii) the amount of interest actually distributed to the holders of such Certificates on such preceding Distribution Date.

    "Interest Shortfall" as to any Class of Certificates and any Distribution Date, is the amount equal to the sum of Relief Act Shortfalls and Prepayment Interest Shortfalls.

    "Liquidation Proceeds" means the aggregate of any proceeds received by the Servicer, including payments received under the PMI Policy, during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of Trust Insurance Proceeds).

    "Monthly Excess Cashflow Amount" as to any Distribution Date, shall be the Available Funds remaining after the application of payments pursuant to clauses 1 through 5 above, under "--Distributions."

    "Net Liquidation Proceeds" means the amount equal to Liquidation Proceeds less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan.

    "Overcollateralization Amount" is, with respect to a Mortgage Loan Group as of any Distribution Date the excess of (x) the aggregate of the outstanding Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Collection Period (plus, during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) over (y) the aggregate Certificate Principal Balance of the related Offered Certificates (after taking into account all distributions of principal on the Offered Certificates on such Distribution Date).

    "Overcollateralization Release Amount" is, for any Distribution Date and any Certificate Group, the lesser of (i) the related Basic Principal Amount for such Distribution Date and (ii) the excess, if any of (x) the related
Overcollateralization Amount over (y) the Targeted Overcollateralization Amount.

    "PMI Insurer Premium" means, for any Distribution Date and any Certificate Group, the aggregate of the premiums payable by the Servicer, if any, during the immediately preceding Collection Period under the PMI Policy for any PMI Mortgage Loans in the related Mortgage Loan Group.

    "Principal Distribution Amount" as to any Distribution Date and any Certificate Group, means the lesser of (a) the aggregate Certificate Principal Balances of the related Certificate Group immediately preceding such Distribution Date and (b) the Basic Principal Amount of the related Certificate Group minus the related Overcollateralization Release Amount.

    "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

    "Relief Act Shortfalls" as to any Distribution Date and any Mortgage Loan Group, shall be the amount of any reduction of interest collectable on any Mortgage Loan in such Mortgage Loan Group for the related period due to the application of the Relief Act.

    "Supplemental Interest Amount" means (A) with respect to the Class A-V1 Certificates on any Distribution Date, the sum of (i) the positive excess, if any, of the amount of interest that would have accrued thereon during the related Interest Period calculated at the lesser of (x) the related Class A-V1 Formula Pass-Through Rate and (y) 14%, over the amount of interest that did accrue thereon at the Class A-V1 Pass-Through Rate and (ii) any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date (and, in the case of any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date, interest thereon calculated at the lesser of (x) the related Class A-V1 Formula Pass-Through Rate and (y) 14%, to the extent lawful) and (B) with respect to the Class A-V2 Certificates on any Distribution Date, the sum of (i) the positive excess, if any, of the amount of interest that would have accrued thereon during the related Interest Period calculated at the lesser of (x) the related Class A-V2 Formula Pass-Through Rate and (y) 14%, over the amount of interest that did accrue thereon at the Class A-V2 Pass-Through Rate and (ii) any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date (and, in the case of any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date, interest thereon calculated at the lesser of (x) the related Class A-V2 Formula Pass-Through Rate and (y) 14%, to the extent lawful).

    "Target Deficiency" as to any Certificate Group and any Distribution Date, shall be the excess, if any, of (i) the related Targeted Overcollateralization Amount for such Distribution Date over (ii) the related Overcollateralization Amount for such Distribution Date calculated, for this purpose only, after giving effect to the distribution of the related Basic Principal Amount on such Distribution Date but prior to any distributions of related Extra Principal Distribution Amount on such Distribution Date.

    "Targeted Overcollateralization Amount" means, with respect to any Certificate Group and any Distribution Date, a specified level of overcollateralization required by the Certificate Insurer calculated as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that the Targeted Overcollateralization Amount with respect to any Mortgage Loan Group may be modified, reduced or eliminated without the consent of any Certificateholders.

    "Trust Insurance Proceeds" means the aggregate of any proceeds from or in respect of any policy of insurance (other than the PMI Policy or Certificate Insurance Policy) covering a Mortgage Loan in a Mortgage Loan Group that are received during a Collection Period and applied by the Servicer to reduce the principal balance of the related Mortgage Loan or losses with respect thereto (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan).

PASS-THROUGH RATES

    The "Pass-Through Rate" for the Fixed Rate Group Certificates is set forth on the cover page of this Prospectus Supplement. Such Pass-Through Rates on the Class A-5F and the Class A-6F Certificates are subject to the Fixed Rate Group Available Funds Cap.

    The "Fixed Rate Group Available Funds Cap" will be, with respect to any Distribution Date, the per annum rate equal to the percentage obtained by dividing (x) the amount of interest that accrued on the Mortgage Loans in the Fixed Rate Group in respect of the related Collection Period at the related Mortgage Interest Rates applicable to Monthly Payments due on such Mortgage Loans during such Collection Period, reduced by (i) the Monthly Servicing Fee for the Mortgage Loans in the Fixed Rate Group for such Interest Period,
(ii) the Certificate Insurer Premium attributable to the Fixed Rate Group for the related Distribution Date, (iii) the Trustee Fee attributable to the Fixed Rate Group for the related Distribution Date and (iv) the PMI Insurance Premium, if any, attributable to the Fixed Rate Group for the related Distribution Date by (y) the product of (i) the Fixed Rate Group balance as of the first day of such Interest Period and (ii) 1/12.

    The Class A-5F Pass-Through Rate and Class A-6F Pass-Through Rate with respect to each interest accrual period ending prior to the Clean-up Call Date will be 7.68% per annum and 7.18% per annum, respectively, in each case subject to the Fixed Rate Group Available Funds Cap. The Class A-5F Pass-Through Rate and Class A-6F Pass-Through Rate for each Interest Period thereafter will be 8.18% per annum and 7.68% per annum, respectively, in each case subject to the Fixed Rate Group Available Funds Cap.

    The Class A-V1 Pass-Through Rate with respect to each interest accrual period will be equal to the lesser of (x) with respect to each Interest Period ending on or prior to the Clean-up Call Date, LIBOR (calculated as described below under "--CALCULATION OF LIBOR") plus 0.235% per annum and for any Interest Period thereafter, LIBOR plus 0.47% per annum (the "Class A-V1 Formula Pass-Through Rate") and (y) the Adjustable Rate Group I Available Funds Cap.

    The Pass-Through Rate for the Class A-V1 Certificates generally will be limited to the Adjustable Rate Group I Available Funds Cap. The "Adjustable Rate Group I Available Funds Cap" will be, with respect to any Distribution Date, the per annum rate equal to the lesser of (A) the percentage obtained by dividing
(x) the amount of interest that accrued on the Mortgage Loans in Adjustable Rate Group I in respect of the related Interest Period at the related Mortgage Interest Rates applicable to Monthly Payments due on such Mortgage Loans during such Interest Period, reduced by (i) the Monthly Servicing Fee for the Mortgage Loans in Adjustable Rate Group I for such Interest Period, (ii) the Certificate Insurer Premium attributable to Adjustable Rate Group I for the related Distribution Date, (iii) the Trustee Fee attributable to Adjustable Rate Group I for the related Distribution Date, (iv) the PMI Insurance Premium, if any, attributable to Adjustable Rate Group I for the related Distribution Date and
(v) after the 12th Distribution Date, one-twelfth of 0.50% of the Adjustable Rate Group I balance as of the first day of the related Collection Period by (y) the product of (i) the Adjustable Rate Group I balance as of the first day of such Interest Period, (ii) the actual number of days elapsed during such Interest Period divided by 360 and (B) 14%.

    The Class A-V2 Pass-Through Rate with respect to each Interest Period will be equal to the lesser of (x) with respect to each Interest Period ending on or prior to the Clean-up Call Date, LIBOR

(calculated as described below under "--CALCULATION OF LIBOR") plus 0.35% per annum and for any Interest Period thereafter, LIBOR plus 0.70% per annum (the "Class A-V2 Formula Pass-Through Rate") and (y) the Adjustable Rate Group II Available Funds Cap.

    The Pass-Through Rate for the Class A-V2 Certificates generally will be limited to the Adjustable Rate Group II Available Funds Cap. The "Adjustable Rate Group II Available Funds Cap" will be, with respect to any Distribution Date, the per annum rate equal to the lesser of (A) the percentage obtained by dividing (x) the amount of interest that accrued on the Mortgage Loans in Adjustable Period, reduced by (i) the Monthly Servicing Fee for the Mortgage Loans in Adjustable Rate Group II for such Interest Period, (ii) the Certificate Insurer Premium attributable to Adjustable Rate Group II for the related Distribution Date, (iii) the Trustee Fee attributable to Adjustable Rate Group II for the related Distribution Date, (iv) the PMI Insurance Premium, if any, attributable to Adjustable Rate Group II for the related Distribution Date and
(v) after the 12th Distribution Date, one-twelfth of 0.50% of the Adjustable Rate Group II balance as of the first day of the related Collection Period by
(y) the product of (i) the Adjustable Rate Group II balance as of the first day of such Interest Period, (ii) the actual number of days elapsed during such Interest Period divided by 360 and (B) 14%.

    The Class A-V1 and Class A-V2 Certificates will be entitled to receive any related Supplemental Interest Amount on the Distribution Date on which it arises or on a subsequent Distribution Date from and to the extent of amounts otherwise distributable to the Class C Certificateholders. However, Supplemental Interest Amounts will not be paid after the date on which the Trust is terminated by optional termination or otherwise.

    The Certificate Insurer does not guarantee the payment of, and the ratings assigned to the Class A-V1 and Class A-V2 Certificates do not address the likelihood of the payment of, any Supplemental Interest Amounts.

CALCULATION OF LIBOR

    "LIBOR" shall mean the London Interbank Offered Rate for one-month United States dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Dow Jones Telerate Service Page 3750 (or any replacement page on that service for the purpose of displaying London Interbank Offered Rates of major banks), as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on such page on the LIBOR Determination Date in question, (iii) that have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with the Sponsor or any Originator.

    On each LIBOR Determination Date, in the event that Dow Jones Telerate Service Page 3750 (or any replacement page on that service for the purpose of displaying London Interbank Offered Rates of major banks) is not available, the Trustee will establish LIBOR as follows:

        (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

        (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

    The Trustee's establishment of LIBOR on each LIBOR Determination Date and the Trustee's calculation of the rate of interest applicable to the Class A-V Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (800) 735-7777.

PREFUNDING ACCOUNT

    On the Closing Date, the Sponsor will deposit cash in the aggregate amount of approximately $101,549,782 (the "Prefunding Account Deposit") in a segregated account (the "Prefunding Account"), which account will be part of the Trust and will be maintained with the Trustee in its corporate trust department. Approximately $31,639,183 of the Prefunding Account Deposit will be allocated for the purchase of Mortgage Loans bearing fixed rates of interest that will be included in the Fixed Rate Group, approximately $56,709,835 of the Prefunding Account Deposit will be allocated for the purchase of Mortgage Loans bearing adjustable rates of interest that will be included in Adjustable Rate Group I, and approximately $13,200,763 of the Prefunding Account Deposit will be allocated for the purchase of Mortgage Loans bearing adjustable rates of interest that will be included in Adjustable Rate Group II. All Mortgage Loans purchased by the Trust through application of amounts on deposit in the Prefunding Account are referred to in this Prospectus Supplement as the "Subsequent Mortgage Loans." The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero and
(ii) January 31, 2001, the amount on deposit in the Prefunding Account will be allocated for purchase of Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. WE REFER YOU TO "THE MORTGAGE LOANS--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS," HEREIN.

    On the Distribution Date in February 2001, the portion of the Prefunding Account Deposit allocated to the Fixed Rate Group that has not been applied to purchase Subsequent Mortgage Loans for inclusion in the Fixed Rate Group during the Funding Period will be applied to reduce the Fixed Rate Group Certificate Principal Balance, the portion of the Prefunding Account Deposit allocated to Adjustable Rate Group I that has not been applied to purchase Subsequent Mortgage Loans for inclusion in Adjustable Rate Group I during the Funding Period will be applied to reduce the Adjustable Rate Group I Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to Adjustable Rate Group II that has not been applied to purchase Subsequent Mortgage Loans for inclusion in Adjustable Rate Group II during the Funding Period will be applied to reduce the Adjustable Rate Group II Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding

Account in reduction of the Certificate Principal Balance of any Offered Certificates, no assurance can be given that such a distribution with respect to any of the Offered Certificates will not occur on the Distribution Date in February, 2001. In any event, it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit, and any portion of the Prefunding Account Deposit allocated to the related Mortgage Loan Group remaining at the end of the Funding Period will be distributed on the February 2001 Distribution Date in reduction of the Certificate Principal Balances of the Offered Certificates as part of the Principal Distribution Amount for the related Mortgage Loan Group for such Distribution Date, thereby reducing the weighted average lives of such Certificates.

    Amounts remaining on deposit in the Prefunding Account after the purchase of the Subsequent Mortgage Loans will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage Loans on any date on which Subsequent Mortgage Loans are conveyed by the Sponsor to the Trust (a "Subsequent Transfer Date") no later than the Business Day prior to the related Subsequent Transfer Date and, in any case, no later than the Business Day prior to the February 2001 Distribution Date. All interest and any other investment earnings on amounts on deposit in the Prefunding Account will be distributed to the Sponsor on the February 2001 Distribution Date. The Prefunding Account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

CAPITALIZED INTEREST ACCOUNT

    On the Closing Date, the Sponsor will deposit cash in a segregated account (the "Capitalized Interest Account"), which account will be part of the Trust and will be maintained with the Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Offered Certificates that may arise as a result of the prefunding feature of the Trust. Any amounts remaining in the Capitalized Interest Account and not needed for such purpose will be paid to the Sponsor and will not thereafter be available for distribution to the Holders of the Offered Certificates.

    Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day prior to the February 2001 Distribution Date as specified in the Pooling and Servicing Agreement. The Capitalized Interest Account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

SUPPLEMENTAL INTEREST RESERVE FUND

    The Pooling and Servicing Agreement provides for a reserve fund (the "Supplemental Interest Reserve Fund"), which is held by the Trustee on behalf of the Holders of the Class A-V1 and Class A-V2 Certificates. To the extent amounts on deposit are sufficient, Holders of the Class A-V1 and Class A-V2 Certificates will be entitled to receive payments from the fund equal to any related Supplemental Interest Amount. The amount required to be deposited in the fund on any Distribution Date (the "Supplemental Interest Reserve Fund Deposit") will equal any Supplemental Interest Amount for such Distribution Date, or, if no Supplemental Interest Amount is payable on such Distribution Date, an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000. Any investment earnings on amounts on deposits in the fund will be paid to (and for the benefit of) the Holders of the Class C Certificates and will not be available to pay any Supplemental Interest Amount. The Supplemental Interest Reserve Fund will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS

    Concurrently with each distribution to Certificateholders, the Trustee will mail a statement to each Certificateholder in the form required by the Pooling and Servicing Agreement and setting forth, among other things, the following information:

        (a) the amount of the distribution with respect to each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

        (b) the amount of such distribution allocable to principal on the related Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any prepayment or other recoveries of principal included therein;

        (c) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

        (d) the Accrued Certificate Interest and the Interest Carry Forward Amount for each Class of Certificates;

        (e) the principal amount of each Class of Certificates (based on a Certificate in the original principal amount of $1,000) that will be outstanding after giving effect to any payment of principal on such Distribution Date;

        (f) the aggregate of the principal balances of all Mortgage Loans and the aggregate of the principal balances of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Distribution Date and the related Group Factor;

        (g) based upon information furnished by the Sponsor, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Certificateholders in computing their market discount;

        (h) the total of all amounts paid by the Sponsor or the Servicer during such Collection Period in connection with purchases or repurchases from the Trust of Mortgage Loans and substitutions for Mortgage Loans of Qualified Replacement Mortgages with respect to each Mortgage Loan Group;

        (i) the Pass-Through Rates for each Class of Offered Certificates;

        (j) the weighted average Mortgage Interest Rate of the Mortgage Loans in each Mortgage Loan Group;

        (k) whether certain delinquency and loss triggers under the Pooling and Servicing Agreement have occurred;

        (l) the Overcollateralization Amount and Targeted Overcollateralization Amount for each Mortgage Loan Group;

       (m) the Certificate Principal Balance of each Class of Certificates then outstanding after giving effect to all payments of principal on such Distribution Date;

        (n) the amount of any draw to be made on the Certificate Insurance Policy on the related Distribution Date, and the amounts paid and reimbursable to the Certificate Insurer as of such Distribution Date in respect of the Certificate Insurance Premium and any Insured Payments;

        (o) with respect to each Mortgage Loan Group, the number of Mortgage Loans in each Mortgage Loan Group and the aggregate of their principal balances as a percentage of the Fixed Rate Group Balance, Adjustable Rate Group I Balance or Adjustable Rate Group II Balance, as appropriate, that are (i) 30 to 59 days delinquent, (ii) 60 to 89 days delinquent, (iii) 90 or more days delinquent, (iv) the subject of bankruptcy proceedings (to the actual knowledge of the Servicer), (v) in foreclosure and (vi) as to which the related Mortgaged Property is REO Property;

        (p) the amount of any Supplemental Interest Amounts paid and remaining unpaid as of such Distribution Date;

        (q) the dollar amount of (i) claims paid by the PMI Insurer under the PMI Policy as of the related Distribution Date and (ii) the claims denied by the PMI Insurer under the PMI Policy as of the related Distribution Date; and

        (r) with respect to any Distribution Date during or immediately following the Funding Period, all amounts remaining in the Prefunding Account and Capitalized Interest Account.

    Certain obligations of the Trustee to provide information to the Certificateholders are conditioned upon such information being received from the Servicer.

    As to any Distribution Date, the "Group Factor" will be the percentage obtained (carried to eight decimal places, rounded down) by dividing the Aggregate Principal Balance of the related Mortgage Loan Group on such Distribution Date (after giving effect to any distribution of principal or allocation of Realized Losses on the Certificates on such Distribution Date) by the sum of (i) the related Cut-off Date Group Balance and (ii) the portion of the Prefunding Account Deposit allocated to the related Mortgage Loan Group.

    Within 90 days after the end of each calendar year, the Trustee will mail to each person who at any time during such calendar year was a holder of record of a Certificate the information set forth in clauses (a) through (q) above, aggregated for such calendar year or, in the case of each person who was a holder of record of a Certificate for a portion of such calendar year, setting forth such information for each month thereof.

BOOK-ENTRY REGISTRATION OF OFFERED CERTIFICATES

    The Offered Certificates initially will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificateowners") will hold the certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $1,000 and in integral multiples of $1 in excess of $1,000. Except as described in the Prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

    Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in

Cedelbank) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

    The Board of Directors of New CI decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

    On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

TERMINATION; RETIREMENT OF THE CERTIFICATES

    The obligations created by the Pooling and Servicing Agreement will terminate upon the later to occur of (a) the payment to Certificateholders of all amounts held in the Certificate Account or by or on behalf of the Servicer and required to be paid to the Certificateholders pursuant to the Pooling and Servicing Agreement or (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired in respect of any Mortgage Loan. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

    On any Distribution Date, the Servicer may purchase all of the Mortgage Loans and all property acquired in respect of such Mortgage Loans at a price not less than the sum of (x) 100% of the

Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, (y) the fair market value of each Mortgaged Property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such repurchase is furnished to Certificateholders), plus one month's interest at the interest rate on each such Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired by the Trust) less any payments of principal and interest received during the related Collection Period in respect of such Mortgage Loans and (z) certain amounts payable to the Certificate Insurer under the Pooling and Servicing Agreement. The right of the Servicer to make the purchase described above on any Distribution Date is conditioned upon the principal balance of the Mortgage Loans as of such Distribution Date being less than 5% of the sum of the principal balance of the Mortgage Loans as of the Cut-off Date (the "Cut-off Date Pool Balance") and the Prefunding Account Deposit (the first such Distribution Date, the "Clean-up Call Date").

    The Pooling and Servicing Agreement will provide that notice of any termination, specifying the final Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to Certificateholders specifying (a) the Distribution Date for the final distribution, (b) the amount of any such final distribution and
(c) that the final distribution will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

    If the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer and the fair market value of any acquired property is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be allocated in reduction of the amounts otherwise distributable on the final Distribution Date in the following order of priority: first, to the Class R Certificateholders, second, to the Class C Certificateholders, and third, to the Offered Certificateholders PRO RATA based on the Certificate Principal Balances thereof on such Distribution Date; provided that any Coverage Deficit will be covered under the terms of the Certificate Insurance Policy. The distribution on the final Distribution Date in connection with the purchase by the Servicer of the assets of the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Offered Certificates.

    Any such termination of the Trust by the Servicer will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of a satisfactory opinion of counsel that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1) or (ii) cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC.

THE TRUSTEE

    Bankers Trust Company of California, N.A., will be the Trustee under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee is entitled to certain fees (the "Trustee Fee") and reimbursement of expenses. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Trustee fails to fulfill its obligations in any material respect under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--THE TRUSTEE" IN THE PROSPECTUS.

                               CREDIT ENHANCEMENT

    The credit enhancement provided for the benefit of the Offered Certificateholders consists of the application of the related Monthly Excess Cashflow Amounts, the overcollateralization and cross-collateralization features of the Trust, the Certificate Insurance Policy and, in certain instances, the PMI Policy.

TREATMENT OF REALIZED LOSSES

    If, with respect to any Mortgage Loan that becomes a Liquidated Mortgage Loan during a Collection Period, the Net Liquidation Proceeds relating thereto and allocated to principal are less than the Principal Balance of such Mortgage Loan, the amount of the insufficiency will constitute a "Realized Loss." Realized Losses will reduce the aggregate of the outstanding principal balances of the Mortgage Loans in the related Mortgage Loan Group and accordingly will reduce the related Overcollateralization Amount. The application of related Monthly Excess Cashflow Amounts to fund Extra Principal Distribution Amounts and thereby reduce the Certificate Principal Balances of the related Offered Certificates will increase the related Overcollateralization Amount. Realized Losses that occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Retained Certificates, both through the application of the Monthly Excess Cashflow Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount.

    Realized Losses remaining after such absorption by the Retained Certificates and the application of the related Monthly Excess Cashflow Amount and through the reduction of the related Overcollateralization Amount (including giving effect to the cross-collateralization feature of the Trust) to the extent of any Coverage Deficit will be covered by a draw on the Certificate Insurance Policy.

OVERCOLLATERALIZATION AND APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

    The weighted average net Mortgage Interest Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the related Offered Certificates. In addition, to the extent that there is overcollateralization, these Mortgage Loans will be generating still further excess interest relative to the Pass-Through Rates on the related Offered Certificates. The Monthly Excess Cashflow Amount generally consists of both the excess interest generated on the related Mortgage Loans together with the Overcollateralization Release Amount. Monthly Excess Cashflow Amounts will be allocated to the extent described herein to the accelerated payment of principal in the form of the Extra Principal Distribution Amount.

    The overcollateralization mechanics of the Trust result in a limited acceleration of the Offered Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. The accelerated amortization is achieved by the application of the Monthly Excess Cashflow Amounts described above and certain amounts released from one or both of the other Mortgage Loan Groups, as described below under the caption "--CROSSCOLLATERALIZATION PROVISIONS," to the payment of the Certificate Principal Balances of the related Offered Certificates. Any such application will cause the aggregate of the related Certificate Principal Balances to amortize more rapidly than the Mortgage Loans in the Mortgage Loan Group, increasing the amount of overcollateralization. These features are intended to create overcollateralization equal to the excess of the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group over the aggregate Certificate Principal Balance of the related Offered Certificates. Once the Targeted Overcollateralization Amount is reached, such accelerated amortization features will cease, unless necessary to maintain the Targeted Overcollateralization Amount.

    As of the Closing Date, there will be no initial Overcollateralization Amount with respect to any Certificate Group. Any Monthly Excess Cashflow Amounts of a Mortgage Loan Group will be paid as Extra Principal Distribution Amounts of the related Certificates, thereby increasing the

Overcollateralization Amount related to such Mortgage Loan Group up to the related Targeted Overcollateralization Amount. On any Distribution Date on which the Targeted Overcollateralization Amount of a Mortgage Loan Group steps down, the related Overcollateralization Release Amounts will not be passed through as a distribution of principal to the holders of the related Offered Certificates on such Distribution Date, but will be distributed to the Retained Certificateholders as described under the caption "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS," and the amortization of the Offered Certificates of the related Certificate Group will accordingly be decelerated. Any Monthly Excess Cashflow Amounts distributed to the Class C or Class R Certificateholders on any Distribution Date will not be available to pay amounts due to the Offered Certificateholders on subsequent Distribution Dates.

    The Pooling and Servicing Agreement provides that, based on the delinquency and loss experience of the Mortgage Loans and certain triggers required by the Certificate Insurer as set forth in the Pooling and Servicing Agreement, the Targeted Overcollateralization Amount with respect to such Mortgage Loan Group may increase or decrease over time. In addition, the Pooling and Servicing Agreement provides that the Targeted Overcollateralization Amount with respect to a Mortgage Loan Group may be modified, reduced or eliminated without the consent of any Certificateholders. An increase would result in a temporary period of accelerated amortization of the related Offered Certificates to increase the actual level of overcollateralization to the Targeted Overcollateralization Amount; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to the Targeted Overcollateralization Amount.

OVERCOLLATERALIZATION AND THE CERTIFICATE INSURANCE POLICY

    The Pooling and Servicing Agreement will require the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Deficiency Amount with respect to a Class of Offered Certificates will occur for the purpose of applying the proceeds of such Insured Payment to the related Class of Offered Certificateholders on such Distribution Date. The Trustee shall allocate any Insured Payment first to any Accrued Certificate Interest and any Interest Carry Forward Amount remaining unpaid after giving effect to all distributions on such Distribution Date and second to the payment of each Class' applicable Coverage Deficit. With respect to any Distribution Date and any Class of Offered Certificates, a "Coverage Deficit" will mean such Class' allocable percentage of the amount, if any, by which
(x) the aggregate of the Certificate Principal Balances of the Classes of Offered Certificates, after taking into account all distributions thereto in respect of principal to be made on such Distribution Date, other than amounts paid by the Certificate Insurer, exceeds (y) the Aggregate Principal Balance of the Mortgage Loans as of the end of the applicable Collection Period. Consequently, no Insured Payment will be payable solely as a result of the Certificate Principal Balance of the Offered Certificates of a Certificate Group being greater than the Aggregate Principal Balance of the Mortgage Loans of the related Mortgage Loan Group. Accordingly, the Certificate Insurance Policy guarantees ultimate collection of the full amount of the Certificate Principal Balance of each Class of Offered Certificates, rather than current payments of the amounts of any Realized Losses to the holders of each Class of Offered Certificates. YOU SHOULD REALIZE THAT, UNDER CERTAIN LOSS OR DELINQUENCY SCENARIOS APPLICABLE TO THE MORTGAGE LOANS, YOU MAY TEMPORARILY RECEIVE NO DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THEIR RESPECTIVE CLASS.

THE CERTIFICATE INSURANCE POLICY

    The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. A form of the Certificate Insurance Policy may be obtained, upon request, from the Trustee.

    Simultaneously with the issuance of the Offered Certificates, the Certificate Insurer will deliver the Certificate Insurance Policy to the Trustee for the benefit of the Holders of the Offered Certificates. Under the Certificate Insurance Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Holders of the Offered Certificates of Insured Payments with respect to the Offered Certificates for such Distribution Date, calculated in accordance with the original terms of the Offered Certificates when issued and without regard to any amendment or modification of the Offered Certificates except amendments or modifications to which the Certificate Insurer has given its prior written consent.

    As used in the Certificate Insurance Policy, the following terms have the following meanings:

    "Agreement" means the Pooling and Servicing Agreement dated as of December 1, 2000 among Aames Capital Corporation, as Sponsor, Countrywide Home Loans, Inc., as Servicer and Bankers Trust Company of California, N.A., as Trustee, without regard to any amendment or supplement unless the Certificate Insurer shall have consented to such amendment or supplement in writing.

    "Business Day" means any day other than a Saturday, Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

    "Deficiency Amount" means, with respect to the Offered Certificates and any Distribution Date, the excess, if any, of (A) the sum of (i) the Accrued Certificate Interest for each Class of Offered Certificates plus any Interest Carry Forward Amount for each Class of Offered Certificates and (ii) the Guaranteed Principal Amount over (B) Available Funds for all of the Mortgage Loan Groups (after payment of the Trustee Fee, Monthly Servicing Fee, the Certificate Insurer Premium and the PMI Insurer Premium, if any). The Certificate Insurance Policy will not cover payment of any Supplemental Interest Amount.

    "Guaranteed Principal Amount" means for any Distribution Date (a) the amount, if any, by which the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Aggregate Principal Balance of the Mortgage Loans at the end of the previous month (after giving effect to all distributions of principal on the Offered Certificates on such Distribution Date) and (b) on the Distribution Date in February 2031 (after giving effect to all other distributions of principal on the Offered Certificates), an amount equal to the aggregate Certificate Principal Balance.

    "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

    "Preference Amount" means any amount previously distributed to an Owner on the Offered Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. Section101 et seq.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

    "Receipt" and "Received" with respect to the Certificate Insurance Policy means actual delivery to the Certificate Insurer and to the fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

    "Term of the Policy" means the period from and including the date of issuance of the Certificate Insurance Policy to and including the date on which the Certificate Principal Balance for each Class of Certificates is zero, plus such additional period, to the extent specified in the Certificate Insurance

Policy, during which any payment on the applicable Class of Certificates could be avoided in whole or in part as a preference payment.

    Capitalized terms used in the Certificate Insurance Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

    If any Insured Payment is treated as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of funds of the Certificate Insurer on the later of
(a) the date when due to be paid pursuant to the Order referred to below or
(b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that a holder of the applicable Class of Certificates is required to return principal or interest distributed with respect to the applicable Class of Certificates during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such Holder of the applicable Class of Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such Holder of the applicable Class of Certificates, in such form as is reasonably required by the Certificate Insurer and provided to such Holder of the applicable Class of Certificates by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such Holder of the applicable Class of Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or Holder of the applicable Class of Certificates directly (unless a Holder of the applicable Class of Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the Pooling and Servicing Agreement.

    Payment of claims under the Certificate Insurance Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

    The Certificate Insurer shall be subrogated to the rights of the holders of the Offered Certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Offered Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of the Offered Certificates, the Certificate Insurer will be subrogated to the rights of the Holders of the Offered Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Offered Certificates for purposes of payment.

    Claims under the Certificate Insurance Policy constitute direct unsecured and unsubordinated obligations of the Certificate Insurer, and will rank equally with any other unsecured and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Certificate Insurance Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Sponsor. The Certificate Insurance Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Principal Amounts. The Certificate Insurance Policy is governed by the laws of the State of New York. The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Certificate Insurance Policy not to assert, and waives, for the benefit of each Holder of Offered Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Certificate Insurance Policy in accordance with the express provisions of the Certificate Insurance Policy.

    Pursuant to the terms of the Pooling and Servicing Agreement, unless a default by the Certificate Insurer in connection with the Certificate Insurance Policy exists, the Certificate Insurer will be entitled to exercise certain rights of the Holders of the Offered Certificates, without the consent of such Holders, and the Holders of the Offered Certificates may exercise such rights only with the prior written consent of the Certificate Insurer.

    The Sponsor and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Sponsor will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Certificate Insurance Policy. The Sponsor will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Certificate Insurance Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust. An event of default by the Servicer under the Insurance Agreement will constitute an event of default by the Servicer under the Pooling and Servicing Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Servicer. An "event of default" by the Servicer under the Insurance Agreement includes (i) the Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the Servicer's untruth or incorrectness in any material respect of any representation or warranty of the Servicer in the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (iii) the Servicer's failure to perform or to observe any covenant or agreement in the Pooling and Servicing Agreement and certain other documents, (iv) the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Servicer, and (v) the occurrence of an event of default under the Pooling and Servicing Agreement or certain other documents. FOR A DESCRIPTION OF THE CERTIFICATE INSURER, WE REFER YOU TO "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

CROSSCOLLATERALIZATION PROVISIONS

    Certain Available Funds with respect to each Certificate Group will be available to cover certain shortfalls and to create overcollateralization with respect to the Offered Certificates relating to the other Certificate Groups as described above under the caption "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS."

THE PMI POLICY

    The following description of the primary mortgage guaranty insurance policy (the "PMI Policy") is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Policy. For a more complete description of these provisions, terms and

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conditions, reference is made to the PMI Policy, a copy of which is available upon request from the Trustee.

    As of the Statistic Calculation Date, approximately 83.53%, 86.80% and 81.35% (by Aggregate Principal Balance) of the Statistic Calculation Loans in the Fixed Rate Group, Adjustable Rate Group I and Adjustable Rate Group II, respectively, which have original Loan-to-Value Ratios in excess of 80% (the "PMI Mortgage Loans") are insured by Mortgage Guaranty Insurance Corporation (the "PMI Insurer") pursuant to the PMI Policy. The amount of coverage provided by the PMI Policy varies on a loan-by-loan basis based upon the original Loan-to-Value Ratio of the PMI Mortgage Loan. The PMI Policy provides for the payment to the PMI Insurer of certain initial and renewal premiums with respect to each PMI Mortgage Loan, at rates calculated under the PMI Policy. Coverage of each PMI Mortgage Loan under the PMI Policy is conditioned upon timely payment to the PMI Insurer of such premiums.

    Unless otherwise agreed by the Certificate Insurer, the PMI Policy is required to remain in force with respect to each PMI Mortgage Loan until: (1) the Principal Balance of such PMI Mortgage Loan is paid in full, or (2) the Principal Balance of such PMI Mortgage Loan has amortized down to a level that results in a Loan-to-Value Ratio for such Mortgage Loan agreed to with the PMI Insurer, provided, however, that no coverage of any PMI Mortgage Loan under the PMI Policy is required where prohibited by applicable law.

    The PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default.

    No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

    Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability.

    The PMI Policy specifically excludes coverage of: (1) any claim arising from the failure of the mortgagor under a PMI Mortgage Loan to make any balloon payment under the PMI Mortgage Loan; (2) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (3) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage
Loan) as of the effective date of coverage; (4) any claim involving a PMI Mortgage Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage; (5) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; and (6) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law.

    The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

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                               THE MORTGAGE LOANS

GENERAL

    The assets of the Trust will consist primarily of a pool (the "Mortgage Pool") of mortgage loans, divided into three groups (each, a "Mortgage Loan Group"), secured by first and junior liens on one- to four-family residential properties, including units in condominiums and manufactured housing (each, a "Mortgaged Property"), along with the Certificate Insurance Policy and rights under the PMI Policy, as described herein. The mortgage loans will include:

    (a) the mortgage loans identified as of December 1, 2000 and described in this Prospectus Supplement, called the "Statistic Calculation Loans;"

    (b) additional fixed and adjustable rate mortgage loans to be delivered on the Closing Date, if any, referred to as the "Additional Mortgage Loans," and together with the Statistic Calculation Loans, called the "Initial Mortgage Loans;" and

    (c) additional fixed and adjustable rate mortgage loans to be purchased by the Trust from the Seller from time to time on or prior to January 31, 2001, referred to as the "Subsequent Mortgage Loans," and together with the Initial Mortgage Loans, called the "Mortgage Loans."

    The following brief description of the Statistic Calculation Loans is based on the terms of the Statistic Calculation Loans, including their respective principal balances as of the Statistic Calculation Date, and each Mortgage Loan Group as of the Statistic Calculation Date. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group and other Mortgage Loans may be substituted therefor with the consent of the Certificate Insurer. As a result, the statistical information presented below regarding the Statistic Calculation Loans and each Mortgage Loan Group set forth herein may vary in certain limited respects but will not vary in any material respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the Mortgage Pool may vary from the description below due to a number of factors, including prepayments and the purchase of Subsequent Mortgage Loans. WE REFER YOU TO "--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT.

    None of the Mortgage Loans is or will be insured or guaranteed by the Sponsor, the Servicer, the Trustee, any Originator or any of their respective affiliates, or by any governmental agency or other person.

    A schedule of the Initial Mortgage Loans included in each Mortgage Loan Group as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period in a form comparable to the description of the Statistic Calculation Loans contained in "ANNEX A:
DESCRIPTION OF THE MORTGAGE POOL" will be filed with the Securities and Exchange Commission within 15 days after the end of the Funding Period.

    The term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group or in the Mortgage Pool, as specified. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding. For a more detailed description of certain characteristics of the Statistic Calculation Loans in tabular form, WE REFER YOU TO "ANNEX A: DESCRIPTION OF THE MORTGAGE POOL" TO THIS PROSPECTUS SUPPLEMENT.

    Each Mortgage Loan in the Trust will be assigned to the Fixed Rate Group, Adjustable Rate Group I or Adjustable Rate Group II. Each Mortgage Loan assigned to the Fixed Rate Group bears interest at a fixed rate, and each Mortgage Loan assigned to Adjustable Rate Group I and Adjustable

Rate Group II bears interest at an adjustable rate. The Statistic Calculation Loans contained in the Fixed Rate Group are secured by first and second liens with respect to the related Mortgaged Properties. All of the Statistic Calculation Loans contained in Adjustable Rate Group I and Adjustable Rate Group II are secured by first liens on the related Mortgaged Properties. The Fixed Rate Group Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Fixed Rate Group. The Adjustable Rate Group I Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in Adjustable Rate Group I and the Adjustable Rate Group II Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in Adjustable Rate Group II.

    Each Mortgage Loan will have the interest due thereon computed on an actuarial basis. Certain Mortgage Loans will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. 71.45% of the Fixed Rate Group Mortgage Loans, 88.80% of the Adjustable Rate Group I Mortgage Loans and 87.19% of the Adjustable Rate Group II Mortgage Loans provide for certain prepayment charges. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years. Such charge, to the extent received, however, will not be available to the Trust but will instead be paid to the holders of the Class P Certificates. All of the Mortgage Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

    In connection with the assignment of the Mortgage Loans to the Trust, the Sponsor will represent and warrant that, among other things, as of the Cut-off Date, no Mortgage Loan had two or more monthly payments past due. However, you should be aware that approximately 38.64%, 49.12% and 50.39% (by Aggregate Principal Balance) of the Statistic Calculation Loans in the Fixed Rate Group, Adjustable Rate Group I and Adjustable Rate Group II, respectively, had a first monthly payment due before December 1, 2000, and it was not possible for any Mortgage Loan other than such Mortgage Loans to have had two or more monthly payments past due as of the Statistic Calculation Date. No Statistic Calculation Loan has a Loan-to-Value Ratio at origination of more than 100%.

FIXED RATE GROUP

    As of the Statistic Calculation Date, the Aggregate Principal Balance of the Statistic Calculation Loans in the Fixed Rate Group was $113,237,743.46. Approximately 90.67%, 5.60%, 1.62%, 1.45% and 0.65% of the related Mortgaged Properties (by Aggregate Principal Balance) were single family residences, two-to four-family residences, townhouses, units in condominiums and manufactured housing, respectively, and no more than 0.42% of the Statistic Calculation Loans in the Fixed Rate Group (by Aggregate Principal Balance) were secured by Mortgaged Properties located in any single ZIP code. Approximately 21.43%, 12.88%, 6.21%, 7.84%, 6.47% and 5.81% of the Statistic Calculation Loans
in the Fixed Rate Group (by Aggregate Principal Balance) are secured by Mortgaged Properties located in the states of California, Texas, Florida, New York, Michigan and Ohio, respectively.

    The original weighted average Combined Loan-to-Value Ratio of all Statistic Calculation Loans in the Fixed Rate Group was approximately 73.04%. The maximum and average current balances as of the Statistic Calculation Date were approximately $479,885.25 and $74,744.39, respectively. The average appraised value of the Mortgaged Properties securing Statistic Calculation Loans in the Fixed Rate Group was approximately $111,951.06 at the time of origination of such Mortgage Loans. The "Combined Loan-to-Value Ratio" is the sum of the outstanding principal balance (at origination of each Mortgage Loan) of each mortgage loan, if any, senior to such Mortgage Loan and the Original Principal Balance of such Mortgage Loan as a percentage of the appraised valuation (or, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgaged Property, the purchase price, if less) of the related Mortgaged Property determined by the Originator at the time of origination of such Mortgage Loan. WE REFER YOU TO "RISK FACTORS--THE UNIQUE FEATURES OF THE MORTGAGE LOANS CREATE SPECIAL RISKS--RISKS ASSOCIATED WITH UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

    The interest rates borne by the Statistic Calculation Loans (each, a "Mortgage Interest Rate") in the Fixed Rate Group as of the Statistic Calculation Date ranged from approximately 7.625% per annum to 16.830% per annum. As of the Statistic Calculation Date, the weighted average Mortgage Interest Rate of the Statistic Calculation Loans in the Fixed Rate Group was approximately 10.908% per annum.

    The weighted average remaining term to stated maturity of the Statistic Calculation Loans in the Fixed Rate Group was approximately 332 months. The weighted average original term to maturity of the Statistic Calculation Loans in the Fixed Rate Group was approximately 332 months. As of the Statistic Calculation Date, the weighted average seasoning of the Statistic Calculation Loans in the Fixed Rate Group was approximately 1 month.

    Based on the Aggregate Principal Balance of the Statistic Calculation Loans in the Fixed Rate Group as of the Statistic Calculation Date, substantially all of the Statistic Calculation Loans provide for the payment of principal and interest on a level basis to fully amortize such Mortgage Loan over its stated term. The Statistic Calculation Loans in the Fixed Rate Group have original terms to stated maturity of up to 30 years.

ADJUSTABLE RATE GROUP I

    As of the Statistic Calculation Date, all of the Mortgage Loans in Adjustable Rate Group I have conforming balances. As of the Statistic Calculation Date, the Aggregate Principal Balance of the Statistic Calculation Loans in Adjustable Rate Group I was $202,966,482.96. Approximately 87.62%, 5.88%, 5.32%, 0.91% and 0.28% of the related Mortgaged Properties (by Aggregate Principal Balance) were single family residences, two- to four-family residences, units in condominiums, townhouses and manufactured housing, respectively, and no more than 0.43% of the Statistic Calculation Loans in the Adjustable Rate Group I (by Aggregate Principal Balance) were secured by Mortgaged Properties located in any single ZIP code. Approximately 25.76% and 13.46% of the Statistic Calculation Loans in Adjustable Rate Group I (by Aggregate Principal Balance) are secured by Mortgaged Properties located in the states of California and Florida, respectively.

    The original weighted average Combined Loan-to-Value Ratio of all Statistic Calculation Loans in Adjustable Rate Group I was approximately 78.62%. The maximum and average current balances as of the Statistic Calculation Date were approximately $367,200.00 and $101,686.61, respectively. The average appraised value of the Mortgaged Properties securing Statistic Calculation Loans in Adjustable Rate Group I was approximately $133,744.23 at the time of origination of such Mortgage Loans.

    Certain Statistic Calculation Loans in Adjustable Rate Group I bear interest rates that, after a period of approximately two years or three years following the related date of origination, adjust based on the six-month London Interbank Offered Rate based on quotations of major banks as published in THE WALL STREET JOURNAL. These Statistic Calculation Loans have semi-annual interest rate and payment adjustment frequencies after the first interest rate adjustment date. Approximately 33.86% (by Aggregate Principal Balance) of the Statistic Calculation Loans included in Adjustable Rate Group I have initial Mortgage Interest Rates that will remain fixed for two years from the date of origination before initial adjustment, and approximately 66.08% (by Aggregate Principal Balance) of the Statistic Calculation Loans included in Adjustable Rate Group I have initial Mortgage Interest Rates that will remain fixed for three years from the date of origination before initial adjustment.

    Each Statistic Calculation Loan in Adjustable Rate Group I that has its interest rate adjusted on the basis of the six-month London Interbank Offered Rate has a semi-annual rate adjustment cap of 1.0% to 1.5% above the then current interest rate for such Statistic Calculation Loan. In addition, each Statistic Calculation Loan in Adjustable Rate Group I that has an initial rate adjustment date that is approximately two years or three years from its date of origination has or will have an initial rate adjustment cap of 1.0% to 3.0% above the related initial Mortgage Interest Rate. The Statistic

Calculation Loans in Adjustable Rate Group I have a weighted average initial periodic rate adjustment cap as of the Statistic Calculation Date equal to approximately 2.987%. The Statistic Calculation Loans in Adjustable Rate Group I had a weighted average gross margin as of the Statistic Calculation Date of approximately 6.237%. The initial gross margin for the Statistic Calculation Loans in Adjustable Rate Group I ranged from approximately 2.943% to 9.750%. The interest rates borne by the Statistic Calculation Loans in Adjustable Rate Group I as of the Statistic Calculation Date ranged from approximately 7.750% per annum to approximately 16.700% per annum and their weighted average Mortgage Interest Rate was approximately 10.665% per annum. As of the Statistic Calculation Date, the maximum rates at which interest may accrue on the Statistic Calculation Loans (the "Maximum Rates") in Adjustable Rate Group I ranged from 13.750% per annum to 22.700% per annum. The Statistic Calculation Loans in Adjustable Rate Group I had a weighted average Maximum Rate as of the Statistic Calculation Date of approximately 16.668% per annum. As of the Statistic Calculation Date, the minimum rates at which interest may accrue on the Statistic Calculation Loans (the "Minimum Rates") in Adjustable Rate Group I after their respective first interest adjustment dates ranged from approximately 7.750% per annum to approximately 16.700% per annum. As of the Statistic Calculation Date, the weighted average Minimum Rate of the Statistic Calculation Loans was approximately 10.665% per annum.

    The weighted average remaining term to stated maturity of the Statistic Calculation Loans in Adjustable Rate Group I was approximately 358 months. The weighted average original term to maturity of the Statistic Calculation Loans in Adjustable Rate Group I was approximately 359 months. As of the Statistic Calculation Date, the weighted average seasoning of the Statistic Calculation Loans in Adjustable Rate Group I was approximately 1 month.

ADJUSTABLE RATE GROUP II

    As of the Statistic Calculation Date, the Aggregate Principal Balance of the Statistic Calculation Loans in Adjustable Rate Group II was $47,245,991.87 Approximately 94.35%, 2.01%, 3.48% and 0.16% of the related Mortgaged Properties (by Aggregate Principal Balance) were single family residences, two-to four-family residences, units in condominiums and manufactured housing, respectively, and no more than 2.29% of the Statistic Calculation Loans in the Adjustable Rate Group II (by Aggregate Principal Balance) were secured by Mortgaged Properties located in any single ZIP code. Approximately 52.10% and 7.07% of the Statistic Calculation Loans in Adjustable Rate Group II (by Aggregate Principal Balance) are secured by Mortgaged Properties located in the states of California and Florida, respectively.

    The original weighted average Combined Loan-to-Value Ratio of all Statistic Calculation Loans in Adjustable Rate Group II was approximately 74.42%. The maximum and average current balances as of the Statistic Calculation Date were approximately $500,000.00 and $168,735.69, respectively. The average appraised value of the Mortgaged Properties securing Statistic Calculation Loans in Adjustable Rate Group II was approximately $237,490.36 at the time of origination of such Mortgage Loans.

    Certain Statistic Calculation Loans in Adjustable Rate Group II bear interest rates that, after a period of approximately two years or three years following the related date of origination, adjust based on the six-month London Interbank Offered Rate based on quotations of major banks as published in THE WALL STREET JOURNAL. These Statistic Calculation Loans have semi-annual interest rate and payment adjustment frequencies after the first interest rate adjustment date. Approximately 51.13% (by Aggregate Principal Balance) of the Statistic Calculation Loans included in Adjustable Rate Group II have initial Mortgage Interest Rates that will remain fixed for two years from the date of origination before initial adjustment, and approximately 48.87% (by Aggregate Principal Balance) of the Statistic Calculation Loans included in Adjustable Rate Group II have initial Mortgage Interest Rates that will remain fixed for three years from the date of origination before initial adjustment.

    Each Statistic Calculation Loan in Adjustable Rate Group II that has its interest rate adjusted on the basis of the six-month London Interbank Offered Rate has a semi-annual rate adjustment cap of 1.0% above the then current interest rate for such Statistic Calculation Loan. In addition, each Statistic Calculation Loan in Adjustable Rate Group II that has an initial rate adjustment date that is approximately two years or three years from its date of origination has or will have an initial rate adjustment cap of 1.0% to 3.0% above the related initial Mortgage Interest Rate. The Statistic Calculation Loans in the Adjustable Rate Group have a weighted average initial periodic rate adjustment cap as of the Statistic Calculation Date equal to approximately 2.933%. The Statistic Calculation Loans in Adjustable Rate Group II had a weighted average gross margin as of the Statistic Calculation Date of approximately 6.176%. The initial gross margin for the Statistic Calculation Loans in Adjustable Rate Group II ranged from approximately 3.905% to 9.250%. The interest rates borne by the Statistic Calculation Loans in Adjustable Rate Group II as of the Statistic Calculation Date ranged from approximately 7.875% per annum to approximately 16.750% per annum and their weighted average Mortgage Interest Rate was approximately 10.251% per annum. As of the Statistic Calculation Date, the Maximum Rates for Adjustable Rate Group II ranged from 13.875% per annum to 22.750% per annum. The Statistic Calculation Loans in Adjustable Rate Group II had a weighted average Maximum Rate as of the Statistic Calculation Date of approximately 16.253% per annum. As of the Statistic Calculation Date, the Minimum Rates for Adjustable Rate Group II after their respective first interest adjustment dates ranged from approximately 7.875% per annum to approximately 16.750% per annum. As of the Statistic Calculation Date, the weighted average Minimum Rate of the Statistic Calculation Loans was approximately 10.251% per annum.

    The weighted average remaining term to stated maturity of the Statistic Calculation Loans in Adjustable Rate Group II was approximately 357 months. The weighted average original term to maturity of the Statistic Calculation Loans in Adjustable Rate Group II was approximately 358 months. As of the Statistic Calculation Date, the weighted average seasoning of the Statistic Calculation Loans in Adjustable Rate Group II was approximately 1 month.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

    The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Pool is subject to the following requirements:

        (i) no Subsequent Mortgage Loans may be more than 30 days contractually delinquent as of the Cut-off Date,

        (ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 30 years,

       (iii) each Subsequent Mortgage Loan will have an interest rate of not less than 7.625% if it is a Fixed Rate Group Mortgage Loan, an initial interest rate of not less than 7.750% if it is an Adjustable Rate Group I Mortgage Loan and an initial interest rate of not less than 7.875% if it is an Adjustable Rate Group II Mortgage Loan,

        (iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "THE ORIGINATORS--UNDERWRITING GUIDELINES" in the Prospectus, and

        (v) following the delivery of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in the related Mortgage Loan Group (including the Additional Mortgage Loans) (a) will have a related weighted average Mortgage Interest Rate not materially different from the weighted average Mortgage Interest Rate of the Statistic Calculation Loans in the related Mortgage Loan Group, (b) will each have a principal balance not in excess of $475,000; and (c) will satisfy any additional requirements set forth in the Pooling and Servicing Agreement.

    In addition, the transfer of Subsequent Mortgage Loans to the Trust on the Closing Date is subject to the approval of the Servicer and the Certificate Insurer, which may also, in their discretion, approve Subsequent Mortgage Loans not meeting the foregoing requirements. WE REFER YOU TO "RISK FACTORS--THE RETURN ON YOUR INVESTMENT WILL CHANGE OVER TIME" IN THIS PROSPECTUS SUPPLEMENT.

ASSIGNMENT OF MORTGAGE LOANS

    At the time of issuance of the Certificates, the Sponsor will assign to the Trustee all of its right, title and interest in and to the Mortgage Loans, including all principal received on or after the Cut-off Date and all interest due and received from and including the Cut-off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee, concurrently with such assignment, will deliver the Certificates at the direction of the Sponsor in exchange for, among other things, the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, its Aggregate Principal Balance as of the Cut-off Date, its interest rate as of the Cut-off Date and its monthly payment as of the Cut-off Date.

    Following the Closing Date, the Trustee on behalf of the Trust will be obligated to purchase from the Sponsor from time to time on or before January 31, 2001, subject to the availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed and adjustable rate home equity mortgage loans. In connection with each purchase of Subsequent Mortgage Loans, the Trustee on behalf of the Trust will pay to the Sponsor from amounts comprising the Prefunding Account Deposit a cash purchase price of 100% of the principal balance thereof. In connection with any purchase of Subsequent Mortgage Loans pursuant to the Pooling and Servicing Agreement, the Sponsor will assign to the Trustee as of the related Subsequent Cut-off Date all of its right, title and interest in and to such Subsequent Mortgage Loans as provided above with respect to the Initial Mortgage Loans and will identify such Subsequent Mortgage Loans in a schedule that conforms to the Mortgage Loan Schedule.

    The Pooling and Servicing Agreement will require the Sponsor to deliver to the Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Trustee, the related mortgages or deeds of trust with evidence of recording thereon, assignments of the mortgages in recordable form, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records in the states where such recording is required to protect the Trustee's interest in the Mortgage Loans against the claims of any subsequent transferee or any successor to or creditor of the Sponsor. The Trustee will hold such documents in trust for the benefit of the Certificateholders and the Certificate Insurer.

    The Trustee will review the Mortgage Files delivered to it within 45 days following such delivery, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within the earlier of 60 days following notification thereof to the Sponsor by the Trustee or 90 days following the Trustee's discovery of the defect, the Sponsor will be obligated to immediately repurchase the related Mortgage Loan from the Trust or substitute a Qualified Replacement Mortgage, in the manner described below.

    Because certain of the assignments by the Sponsor to the Trustee of Mortgage Loans will not be recorded, it may be possible for the Sponsor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the rights of the Trustee. However, in most instances, the Sponsor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because, under the terms of the Pooling and Servicing Agreement, such documents will be retained in the possession of the Trustee, except when released to the Servicer in connection with its servicing activities. Moreover, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness generally would not, in the absence of special facts, be able to defeat the interests of the Trustee in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

    The Sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, the Sponsor will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws; that each mortgage is a valid lien of the applicable priority; that, as of the Closing Date, no Mortgage Loan had two or more monthly payments past due; that each Mortgaged Property consists of a one-to four-family residential property or unit in a condominium or planned unit development; that the Sponsor had good title to each Mortgage Loan prior to the sale and assignment by the Sponsor; that the Originator was authorized to originate each Mortgage Loan; and that no proceeds from any Mortgage Loan were used to finance single-premium credit, life and disability insurance policies. WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--ASSIGNMENT OF MORTGAGE LOANS" IN THE PROSPECTUS.

    If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured and materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan or (2) a breach of any representation or warranty made by the Sponsor in the Pooling and Servicing Agreement relating to such Mortgage Loan occurs and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan, the Sponsor will be required to repurchase the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust at a price equal to its Principal Balance together with one month's interest at the Mortgage Interest Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Purchase Price"). The Sponsor will also have the option, but not the obligation, during the two years (or such longer period as permitted by the applicable REMIC Regulations) immediately following the Closing Date, to substitute for such Defective Mortgage Loan a Mortgage Loan conforming to the requirements of the Pooling and Servicing Agreement (a "Qualified Replacement Mortgage"). Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Collection Account as set forth in the Pooling and Servicing Agreement, or deposit of the Purchase Price in the Collection Account and receipt by the Trustee of written notification of any such substitution or repurchase, as the case may be, the Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest in the Sponsor legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto).

    The obligation of the Sponsor to cure, repurchase or substitute any Mortgage Loan as described above will constitute the sole remedy available to Certificateholders or the Trustee for a Defective Mortgage Loan.

    The Pooling and Servicing Agreement additionally provides that the Servicer will have the option, but not the obligation, to purchase from the Trust at the Purchase Price any Mortgage Loan as to which a scheduled payment thereon becomes 90 or more days contractually delinquent; provided, however, that the aggregate of the Principal Balances of the Mortgage Loans so purchased by the Servicer may not exceed 3% of the aggregate Cut-off Date Pool Balance and the Prefunding Account Deposit and such Mortgage Loans may be purchased only in the order of the most delinquent to the least delinquent. WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--REALIZATION UPON DEFAULTED MORTGAGE LOANS" IN THE PROSPECTUS.

PAYMENTS ON MORTGAGE LOANS AND DEPOSITS TO THE COLLECTION ACCOUNT

    The Servicer shall establish and maintain an account or, with respect to certain Mortgage Loans serviced by a Sub-Servicer, shall cause the related Sub-Servicer to establish and maintain an account (collectively, the "Collection Account") into which all collections on or with respect to the Mortgage Loans in each Mortgage Loan Group will be deposited and the Trustee shall establish and maintain an account (the "Certificate Account" and, together with the Collection Account, the Prefunding Account and Capitalized Interest Account, the "Accounts") from which all distributions with respect to the Certificates will be made. All amounts held in the Accounts shall be invested in Permitted Investments that mature not later than the date that is one Business Day prior to the Deposit Date for the related Distribution Date next succeeding the date of investment. A "Business Day" will be any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed. "Permitted Investments" will be specified in the Pooling and Servicing Agreement and will be limited to investments that are approved by the Certificate Insurer and meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Offered Certificates. WE REFER YOU TO "THE POOLING AND SERVICING AGREEMENT--PERMITTED INVESTMENTS" IN THE PROSPECTUS. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained a satisfactory opinion of counsel that such sale or disposition will not cause any REMIC created pursuant to the Pooling and Servicing to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject any such REMIC to tax or cause any such REMIC to fail to qualify as a REMIC. Investment income on monies on deposit in the Certificate Account and the Collection Account will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

    The Servicer will deposit, or cause the related Sub-Servicer to deposit, into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of Mortgagors and all proceeds of Mortgage Loans. On the date in each month specified in the Pooling and Servicing Agreement (the "Deposit Date"), Available Funds in respect of each Class of Offered Certificates will be transferred from the Collection Account to the Certificate Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (E.G., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the Cut-off Date, fees, late payment charges, Prepayment Charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account.

    The Servicer may make withdrawals from the Collection Account to make the deposits to the Certificate Account, to pay the Monthly Servicing Fee for each Mortgage Loan Group to itself, to reimburse itself for payment of any PMI Insurer Premium made by it, to reimburse itself for certain Advances that it has made and for which it may be entitled to reimbursement under the Pooling and Servicing Agreement, for any other expenses incurred by it for which it may be entitled to reimbursement under the Pooling and Servicing Agreement and to withdraw any amount not required to have been deposited therein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The weighted average life of and, if purchased at other than par, the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group (and to a lesser extent, the other Mortgage Loan Groups), including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Servicer. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, tax, geographic, demographic, social, competitive, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ between the Mortgage Loan Groups at any time because of specific factors relating to the Mortgage Loans in the particular group, including, among other things, the age of the Mortgage Loans, the manner in which the Mortgage Interest Rates on the Mortgage Loans are calculated, the geographic locations of the Mortgaged Properties and the extent of the Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and unemployment. The Mortgage Loans may be prepaid by the borrowers at any time. However, a majority of the Mortgage Loans are subject to a prepayment charge.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal on the Mortgage Loans the greater the effect will be on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

    The rate of prepayments on the Mortgage Loans may be sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and limit the borrower's ability to refinance. The prepayment behavior of the Hybrid Loans may differ from that of the other Mortgage Loans. As a Hybrid Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Interest Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Interest Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

    Because all amounts available for distribution on each Class of Certificates after distributions in respect of Accrued Certificate Interest are applied as reductions of the related Certificate Principal Balance, the weighted average lives of the Certificates will be influenced by the amount of excess interest so applied. Because the overcollateralization feature is expected to cause interest collections on the related Mortgage Loans to outpace required distributions in respect of Accrued Certificate Interest for each class of Certificates and such excess interest will be applied to reduce the Certificate Principal

Balances of the related Classes, the amount paid as principal on the Certificates on a Distribution Date will usually be greater than the aggregate amount of principal payments (including prepayments) received on the Mortgage Loans in the related Mortgage Loan Group distributable on such Distribution Date. As a consequence, it is expected that this excess interest available for distribution in reduction of the Certificate Principal Balances of related Classes will increase in proportion to the outstanding Certificate Principal Balances of the related Classes over time in the absence of offsetting Realized Losses on the Mortgage Loans in the related Mortgage Loan Group. In addition, because under certain circumstances all or a portion of the Monthly Excess Cashflow Amount for a Mortgage Loan Group may be available for distribution in respect of the Extra Principal Distribution Amount for the other Mortgage Loan Groups, the resulting cross-collateralization may increase the rate at which the Targeted Overcollateralization Amount with respect to a Mortgage Loan Group is achieved, further accelerating the amortization of the related Offered Certificates.

    The Certificate Insurer will have the right, but not the obligation, to fund related Realized Losses with respect to any Collection Period, which may have the effect of increasing the rate of amortization of either such Class.

THE PASS-THROUGH RATES

    The Pass-Through Rate for the Class A-5F and Class A-6F Certificates is subject to the Fixed Rate Group Available Funds Cap. The Fixed Rate Group Available Funds Cap on any Distribution Date is determined by reference to the weighted average Mortgage Interest Rate of the Mortgage Loans net of certain expenses (the "Net Loan Rate") in the Fixed Rate Group in effect at the beginning of the related Collection Period. All of the Mortgage Interest Rates on the Mortgage Loans in the Fixed Rate Group are fixed for the lives of such Mortgage Loans. If Mortgage Loans bearing higher Mortgage Interest Rates were to prepay at rates faster than Mortgage Loans with lower Mortgage Interest Rates, the Fixed Rate Group Available Funds Cap would be lower than otherwise would be the case. Thus, the effective Pass-Through Rate on the Class A-5F and Class A-6F Certificates will be dependent on the prepayment experience in the Fixed Rate Group. There is no mechanism to compensate the holders of the Class A-5F and Class A-6F Certificates if the related Pass-Through Rate is limited by the Fixed Rate Group Available Funds Cap.

    The yield to investors on the Class A-V1 and Class A-V2 Certificates will be sensitive to, among other things, the level of LIBOR and the levels of index used for computing the Mortgage Loan Rate on the adjustable rate mortgage loans (the "Index"). 33.86% and 66.08% (by Aggregate Principal Balance) of the Statistic Calculation Loans in Adjustable Rate Group I and 51.13% and 48.87% of the Statistic Calculation Loans in Adjustable Rate Group II are Hybrid Loans which will bear interest at fixed rates for 24 months and 36 months, respectively, after origination of such Mortgage Loans. Although each of the adjustable rate Mortgage Loans bears interest at an adjustable rate, such rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the Index increases substantially between the dates on which the adjustable rate Mortgage Loan adjust (each, a "Change Date"), the adjusted Mortgage Interest Rate on the related Mortgage Loan may not equal the Index plus the related gross margin due to the constraint of such caps. In such event, the related Mortgage Interest Rate will be less than would have been the case in the absence of such caps. In addition, the Mortgage Interest Rate applicable to any Change Date will be based on the Index related to the Change Date. Thus, if the value of the Index with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Interest Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Cap. Furthermore, Mortgage Loans that have not reached their first Change Date are more likely to be subject to the applicable Periodic Rate Cap on their first Change Date. WE REFER YOU TO "THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT. Although the Holders of the Class A-V1 and Class A-V2 Certificates will be entitled to receive the related Supplemental Interest Amount to the extent funds are available therefor as described herein and in the priority set forth herein, there is no assurance that sufficient funds will be available therefor. The ratings on the Class A-V1 and Class A-V2 Certificates do not address the likelihood of, and the Policy does not cover, the payment of any Supplemental Interest Amount.

    Although the Mortgage Interest Rates on the adjustable rate Mortgage Loans are subject to adjustment, the Mortgage Interest Rates adjust less frequently than LIBOR and adjust by reference to the Index. Changes in LIBOR may not correlate with changes in the Index and either may not correlate with prevailing interest rates. It is possible that an increased level of LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-V1 and Class A-V2 Certificates.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

    The effective yield to the Certificateholders of the Fixed Rate Group Certificates will be lower than the yield otherwise produced by the Pass-Through Rate for such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

MANDATORY PREPAYMENT

    In the event that at the end of the Funding Period there is any remaining Prefunding Account Deposit, the related Holders of the Offered Certificates will receive an additional distribution allocable to principal in an amount equal to the remaining Prefunding Account Deposit for the applicable Certificate Group. Although there can be no assurance, the Sponsor anticipates that there should be no material principal prepayment to the Offered Certificateholders due to a lack of Subsequent Mortgage Loans. WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PREFUNDING ACCOUNT," HEREIN.

CLASS A-6F CERTIFICATES

    Investors in the Class A-6F Certificates should be aware that because the Class A-6F Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in January 2004 and thereafter will receive a disproportionately small or large portion of principal payments (unless the Certificate Principal Balances of the Class A-1F, Class A-2F, Class A-3F,
Class A-4F and Class A-5F Certificates have been reduced to zero), the weighted average life of the Class A-6F Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6F Certificates of changes in market interest rates or market yields for similar securities may be greater or less than for other classes of Offered Certificates entitled to such distributions.

PROJECTED PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

    If an Offered Certificate is purchased at other than par, its yield to maturity will be affected by the rate of the payment of principal on the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

    The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on a home equity loan is often smaller than the monthly payment on a purchase money first mortgage loan. Consequently, a decrease in the interest rate payable results in a smaller reduction in the amount of the monthly payment on the smaller balance loan. Conversely, if prevailing interest rates rise appreciably above the interest rate on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

    As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the expected level of prepayments on the Mortgage Loans. The Sponsor does not have representative prepayment experience that may be referred to for purposes of estimating the future prepayment experience of the Mortgage Loans that are adjustable rate Mortgage Loans.

    In addition to the foregoing factors affecting the weighted average life of each Class of Certificates, the overcollateralization provisions of the Trust may result in an additional reduction of the Offered Certificates relative to the amortization of the related Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of the Monthly Excess Cashflow Amount to the payment of the Certificate Principal Balance of the related Classes of Offered Certificates and by the cross-collateralization feature by which all or a portion of the Monthly Excess Cashflow Amount for a Mortgage Loan Group may be available for distribution in respect of the Extra Principal Distribution Amount for the other Mortgage Loan Groups. This creates overcollateralization, which results from the excess of the aggregate Principal Balances of the Mortgage Loans of the related Mortgage Loan Group over the aggregate Certificate Principal Balance of the related Offered Certificates. Once the Targeted Overcollateralization Amount for a Mortgage Loan Group is reached, the application of the Monthly Excess Cashflow Amount to pay down principal on the related Offered Certificates will cease, unless necessary to maintain the Targeted Overcollateralization Amount, and may be applied toward the Targeted Overcollateralization Amounts of either or both of the other Certificate Groups. In addition, if the related Targeted Overcollateralization Amount steps down, you may experience a deceleration of principal payments. Moreover, because of the operation of the cross-collateralization provisions, all or a portion of the Monthly Excess Cashflow Amounts of a Certificate Group may be applied to fund shortfalls in another Certificate Group thereby slowing the rate of amortization of the Offered Certificates of the related Certificate Group.

    There will not be any Insured Payment made under the Certificate Insurance Policy in respect of principal until the aggregate of the Certificate Principal Balances of all Offered Certificates exceeds the Aggregate Principal Balances of all the Mortgage Loans. As a result, there may be a situation where a Certificate Group is undercollateralized with respect to the Mortgage Loans in the related Mortgage Loan Group while holders of the related Certificates are not entitled to receive an Insured Payment in the amount of such undercollateralization.

FINAL DISTRIBUTION DATES

    The "Final Scheduled Distribution Date" for each Class of Offered Certificates is set forth in the "SUMMARY" in this Prospectus Supplement. The Final Scheduled Distribution Dates for the Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F and Class A-6F Certificates have been set to equal the Distribution Date on which the applicable Certificate Principal Balance would be reduced to zero based upon the structuring assumptions set forth below, no prepayments and an assumption that no Monthly

Excess Cashflow Amounts are used to make accelerated payments of principal on the Offered Certificates. The Final Scheduled Distribution Date for the Class A-V1 and Class A-V2 Certificates is the Distribution Date in the month of the last due date of the latest maturing Mortgage Loan in the related Mortgage Loan Group. The weighted average lives of the Offered Certificates are likely to be shorter, and the actual final Distribution Date for each Class of Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date for such Class because (i) prepayments are likely to occur that will be applied to the payment of the Certificate Principal Balances of the Offered Certificates, (ii) distributions of Monthly Excess Cashflow Amounts may occur on each Distribution Date, which will accelerate the amortization of the Offered Certificates and (iii) the Servicer may cause a termination of the Trust when the aggregate principal balance of the Mortgage Loans in the Trust has declined to less than 5% of the sum of the Cut-off Date Pool Balance and the Prefunding Account Deposit.

STRUCTURING ASSUMPTIONS

    The following tables have been prepared on the basis of the following assumptions, except as set forth in the respective tables: (i) the Offered Certificates are purchased on December 19, 2000; (ii) all adjustable rate Mortgage Loans have semi-annual rate adjustment frequencies; (iii) with respect to the initial Collection Period, the Mortgage Loans include 30 days of interest and no deposits in respect of interest were contributed to the Trust;
(iv) scheduled payments are timely received on the first day of each month commencing in January 2001; (v) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in January 2001;
(vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (vii) prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month, commencing in December 2000 and include 30 days' interest thereon; (viii) the Mortgage Loans prepay according to the indicated Prepayment Scenario as described below;
(ix) the six-month London Interbank Offered Rate remains constant at 6.64% and the one-month London Interbank Offered Rate remains constant at 6.80%; (x) the related Targeted Overcollateralization Amount is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions as specified therein; (xi) the Initial Mortgage Loans are included in the Trust as of the Cut-off Date; (xii) except as otherwise indicated on the following table, the Servicer does not exercise its right of optional termination; (xiii) the Trustee on behalf of the Trust purchases, within one month following the Closing Date, Subsequent Mortgage Loans with Aggregate Principal Balances equal to the Prefunding Account Deposit; and
(xiv) each Mortgage Loan Group consists of the Initial Mortgage Loans having the following characteristics (with the Subsequent Mortgage Loans to be included in each Mortgage Loan Group assumed to have substantially the same respective characteristics):

                                FIXED RATE GROUP

                                                                   ORIGINAL   REMAINING     ORIGINAL
                                                        MORTGAGE   TERM TO     TERM TO    AMORTIZATION
                            LINE         PRINCIPAL      INTEREST   MATURITY   MATURITY        TERM
                            TYPE          BALANCE         RATE     (MONTHS)   (MONTHS)      (MONTHS)     TOTAL FEE*
                         -----------   --------------   --------   --------   ---------   ------------   ----------
Level Pay..............      Closed    $10,610,346.69   11.03632%    326         326           326         0.52522%
Level Pay..............      Closed     43,655,372.95   10.85848     337         336           337         0.61482
Level Pay..............      Closed     58,868,483.70   10.92099     330         330           330         0.61363
Balloon................      Closed        103,540.12   11.42587     142          80           355         0.50000
Level Pay..............  Pre-Funded     31,639,183.45   11.03632     326         326           326         0.52522

------------------------

*Includes the Monthly Servicing Fee and the PMI Insurer Premium.

                            ADJUSTABLE RATE GROUP I

                                                                 ORIGINAL   REMAINING     ORIGINAL      MONTHS TO
                                                      MORTGAGE   TERM TO     TERM TO    AMORTIZATION       NEXT
                                       PRINCIPAL      INTEREST   MATURITY   MATURITY        TERM         MORTGAGE      GROSS
                        LINE TYPE       BALANCE         RATE     (MONTHS)   (MONTHS)      (MONTHS)     RATE CHANGE     MARGIN
                       -----------   --------------   --------   --------   ---------   ------------   ------------   --------
Level Pay............  Closed        $11,717,784.00   10.85031%    361         361           361            37        6.39927%
Level Pay............  Closed          4,453,313.00   10.03496     361         361           361            25        6.03705
Level Pay............  Closed         64,915,929.00   10.18077     359         358           359            23        6.07312
Level Pay............  Closed         68,599,452.16   10.80414     359         357           359            34        6.32070
Level Pay............  Closed         53,280,004.80   11.08720     357         357           357            36        6.30834
Level Pay............  Pre-Funded     37,327,727.36   10.85031     361         361           361            38        6.39927
Level Pay............  Pre-Funded     19,382,108.00   10.03496     361         361           361            26        6.03705

                          INITIAL       PERIODIC
                       PERIODIC RATE      RATE         MAXIMUM         MINIMUM
                        ADJUSTMENT     ADJUSTMENT     MORTGAGE        MORTGAGE       TOTAL
                            CAP           CAP       INTEREST RATE   INTEREST RATE     FEE*
                       -------------   ----------   -------------   -------------   --------
Level Pay............     3.00000%      1.00000%       16.85030%       10.85030%    0.68926%
Level Pay............     3.00000       1.00000        16.03496        10.03496     0.87456
Level Pay............     2.98367       1.00319        16.19024        10.18077     0.96387
Level Pay............     2.97884       1.00000        16.80414        10.80414     0.85099
Level Pay............     2.99700       1.00000        17.08720        11.08720     0.82853
Level Pay............     3.00000       1.00000        16.85030        10.85030     0.68926
Level Pay............     3.00000       1.00000        16.03496        10.03496     0.87456

------------------------------
*Includes the Monthly Servicing Fee and the PMI Insurer Premium.

                            ADJUSTABLE RATE GROUP II

                                                                 ORIGINAL   REMAINING     ORIGINAL      MONTHS TO
                                                      MORTGAGE   TERM TO     TERM TO    AMORTIZATION       NEXT
                                       PRINCIPAL      INTEREST   MATURITY   MATURITY        TERM         MORTGAGE      GROSS
                        LINE TYPE       BALANCE         RATE     (MONTHS)   (MONTHS)      (MONTHS)     RATE CHANGE     MARGIN
                       -----------   --------------   --------   --------   ---------   ------------   ------------   --------
Level Pay............  Closed        $ 2,300,100.00   10.33946%    357         357           357            37        6.11066%
Level Pay............  Closed          1,402,355.00   11.30144     351         351           351            25        6.42729
Level Pay............  Closed         23,060,552.84    9.86298     358         357           358            23        6.02958
Level Pay............  Closed         11,953,469.97   10.41749     356         354           356            34        6.43092
Level Pay............  Closed          8,529,514.06   10.86955     359         359           359            36        6.18899
Level Pay............  Pre-Funded      6,365,705.93   10.33946     357         357           357            38        6.11066
Level Pay............  Pre-Funded      6,835,056.97   11.30144     351         351           351            26        6.42729

                          INITIAL       PERIODIC
                       PERIODIC RATE      RATE         MAXIMUM         MINIMUM
                        ADJUSTMENT     ADJUSTMENT     MORTGAGE        MORTGAGE       TOTAL
                            CAP           CAP       INTEREST RATE   INTEREST RATE     FEE*
                       -------------   ----------   -------------   -------------   --------
Level Pay............     3.00000%      1.00000%       16.33946%       10.33946%    0.50000%
Level Pay............     3.00000       1.00000        17.30144        11.30144     0.50000
Level Pay............     2.88329       1.00000        15.86630         9.86298     0.70790
Level Pay............     2.97985       1.00000        16.41749        10.41749     0.81152
Level Pay............     2.97092       1.00000        16.86955        10.86955     0.58148
Level Pay............     3.00000       1.00000        16.33946        10.33946     0.50000
Level Pay............     3.00000       1.00000        17.30144        11.30144     0.50000

------------------------------
*Includes the Monthly Servicing Fee and the PMI Insurer Premium.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are made, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default).

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. In the case of the Fixed Rate Group, a 100% prepayment assumption (the "Prepayment Assumption") assumes a 4.0% constant prepayment rate ("CPR") per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.4545% in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a CPR of 20% per annum each month is assumed. In the case of Adjustable Rate Group I and Adjustable Rate Group II, a 100% Prepayment Assumption assumes a 4.0% constant prepayment rate ("CPR") per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.4762% in each month thereafter until the twenty-second month; beginning in the twenty-second month and in each month thereafter during the life of the mortgage loans, a CPR of 35% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the applicable Prepayment Assumption, i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes a prepayment rate equal to 100% of the applicable Prepayment Assumption, and so forth. The applicable Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Sponsor is not aware of any statistics that provide a reliable basis for predicting with any certainty the amount or the timing of receipt of prepayments on the related mortgage loans.

    The "Prepayment Scenarios" are defined as a percentage of the applicable Prepayment Assumption:

                                    SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO   SCENARIO
                                       I          II        III         IV         V          VI        VII        VIII
                                    --------   --------   --------   --------   --------   --------   --------   --------
Fixed Rate Group; % of
  Prepayment Assumption...........       0         35        60         90        110        140        175        200
Adjustable Rate Group I;
  % Prepayment Assumption.........       0         25        50         75        100        125        150        175
Adjustable Rate Group II,
  % Prepayment Assumption.........       0         25        50         75        100        125        150        175

    PERCENT OF CLASS A-1F INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                             PREPAYMENT SCENARIO
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                              I          II        III         IV         V          VI        VII        VIII
-----------------                           --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent...........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001.............................      87         72         62         49         40         27         11          0
December 2002.............................      85         46         19          0          0          0          0          0
December 2003.............................      82         21          0          0          0          0          0          0
December 2004.............................      79          0          0          0          0          0          0          0
December 2005.............................      76          0          0          0          0          0          0          0
December 2006.............................      72          0          0          0          0          0          0          0
December 2007.............................      68          0          0          0          0          0          0          0
December 2008.............................      64          0          0          0          0          0          0          0
December 2009.............................      60          0          0          0          0          0          0          0
December 2010.............................      56          0          0          0          0          0          0          0
December 2011.............................      50          0          0          0          0          0          0          0
December 2012.............................      45          0          0          0          0          0          0          0
December 2013.............................      38          0          0          0          0          0          0          0
December 2014.............................      31          0          0          0          0          0          0          0
December 2015.............................      22          0          0          0          0          0          0          0
December 2016.............................      13          0          0          0          0          0          0          0
December 2017.............................       2          0          0          0          0          0          0          0
December 2018.............................       0          0          0          0          0          0          0          0
December 2019.............................       0          0          0          0          0          0          0          0
December 2020.............................       0          0          0          0          0          0          0          0
December 2021.............................       0          0          0          0          0          0          0          0
December 2022.............................       0          0          0          0          0          0          0          0
December 2023.............................       0          0          0          0          0          0          0          0
December 2024.............................       0          0          0          0          0          0          0          0
December 2025.............................       0          0          0          0          0          0          0          0
December 2026.............................       0          0          0          0          0          0          0          0
December 2027.............................       0          0          0          0          0          0          0          0
December 2028.............................       0          0          0          0          0          0          0          0
December 2029.............................       0          0          0          0          0          0          0          0
December 2030.............................       0          0          0          0          0          0          0          0
December 2031.............................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years).................................    9.85       1.96       1.34       1.03       0.92       0.80       0.71       0.66
Weighted Average Life to Call* (years)....    9.85       1.96       1.34       1.03       0.92       0.80       0.71       0.66

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-2F INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                             PREPAYMENT SCENARIO
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                              I          II        III         IV         V          VI        VII        VIII
-----------------                           --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent...........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001.............................     100        100        100        100        100        100        100        100
December 2002.............................     100        100        100         79         43          0          0          0
December 2003.............................     100        100         67          0          0          0          0          0
December 2004.............................     100         98         11          0          0          0          0          0
December 2005.............................     100         61          0          0          0          0          0          0
December 2006.............................     100         28          0          0          0          0          0          0
December 2007.............................     100          0          0          0          0          0          0          0
December 2008.............................     100          0          0          0          0          0          0          0
December 2009.............................     100          0          0          0          0          0          0          0
December 2010.............................     100          0          0          0          0          0          0          0
December 2011.............................     100          0          0          0          0          0          0          0
December 2012.............................     100          0          0          0          0          0          0          0
December 2013.............................     100          0          0          0          0          0          0          0
December 2014.............................     100          0          0          0          0          0          0          0
December 2015.............................     100          0          0          0          0          0          0          0
December 2016.............................     100          0          0          0          0          0          0          0
December 2017.............................     100          0          0          0          0          0          0          0
December 2018.............................      81          0          0          0          0          0          0          0
December 2019.............................      56          0          0          0          0          0          0          0
December 2020.............................      27          0          0          0          0          0          0          0
December 2021.............................       0          0          0          0          0          0          0          0
December 2022.............................       0          0          0          0          0          0          0          0
December 2023.............................       0          0          0          0          0          0          0          0
December 2024.............................       0          0          0          0          0          0          0          0
December 2025.............................       0          0          0          0          0          0          0          0
December 2026.............................       0          0          0          0          0          0          0          0
December 2027.............................       0          0          0          0          0          0          0          0
December 2028.............................       0          0          0          0          0          0          0          0
December 2029.............................       0          0          0          0          0          0          0          0
December 2030.............................       0          0          0          0          0          0          0          0
December 2031.............................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years).................................   19.21       5.41       3.37       2.37       2.01       1.65       1.39       1.26
Weighted Average Life to Call* (years)....   19.21       5.41       3.37       2.37       2.01       1.65       1.39       1.26

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-3F INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                             PREPAYMENT SCENARIO
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                              I          II        III         IV         V          VI        VII        VIII
-----------------                           --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent...........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001.............................     100        100        100        100        100        100        100        100
December 2002.............................     100        100        100        100        100         92         33          0
December 2003.............................     100        100        100         90         41          0          0          0
December 2004.............................     100        100        100         19          0          0          0          0
December 2005.............................     100        100         60          0          0          0          0          0
December 2006.............................     100        100         18          0          0          0          0          0
December 2007.............................     100         97          0          0          0          0          0          0
December 2008.............................     100         72          0          0          0          0          0          0
December 2009.............................     100         48          0          0          0          0          0          0
December 2010.............................     100         26          0          0          0          0          0          0
December 2011.............................     100          5          0          0          0          0          0          0
December 2012.............................     100          0          0          0          0          0          0          0
December 2013.............................     100          0          0          0          0          0          0          0
December 2014.............................     100          0          0          0          0          0          0          0
December 2015.............................     100          0          0          0          0          0          0          0
December 2016.............................     100          0          0          0          0          0          0          0
December 2017.............................     100          0          0          0          0          0          0          0
December 2018.............................     100          0          0          0          0          0          0          0
December 2019.............................     100          0          0          0          0          0          0          0
December 2020.............................     100          0          0          0          0          0          0          0
December 2021.............................      95          0          0          0          0          0          0          0
December 2022.............................      57          0          0          0          0          0          0          0
December 2023.............................      17          0          0          0          0          0          0          0
December 2024.............................       0          0          0          0          0          0          0          0
December 2025.............................       0          0          0          0          0          0          0          0
December 2026.............................       0          0          0          0          0          0          0          0
December 2027.............................       0          0          0          0          0          0          0          0
December 2028.............................       0          0          0          0          0          0          0          0
December 2029.............................       0          0          0          0          0          0          0          0
December 2030.............................       0          0          0          0          0          0          0          0
December 2031.............................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years).................................   22.22       9.04       5.32       3.61       2.99       2.39       1.96       1.74
Weighted Average Life to Call* (years)....   22.22       9.04       5.32       3.61       2.99       2.39       1.96       1.74

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-4F INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                             PREPAYMENT SCENARIO
                                            -------------------------------------------------------------------------------------
DISTRIBUTION DATE                              I          II        III         IV         V          VI        VII        VIII
-----------------                           --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent...........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001.............................     100        100        100        100        100        100        100        100
December 2002.............................     100        100        100        100        100        100        100         95
December 2003.............................     100        100        100        100        100         86         43         17
December 2004.............................     100        100        100        100         80         37          0          0
December 2005.............................     100        100        100         76         43          3          0          0
December 2006.............................     100        100        100         48         17          0          0          0
December 2007.............................     100        100         89         26          0          0          0          0
December 2008.............................     100        100         73         14          0          0          0          0
December 2009.............................     100        100         57          1          0          0          0          0
December 2010.............................     100        100         42          0          0          0          0          0
December 2011.............................     100        100         29          0          0          0          0          0
December 2012.............................     100         89         16          0          0          0          0          0
December 2013.............................     100         75          5          0          0          0          0          0
December 2014.............................     100         62          0          0          0          0          0          0
December 2015.............................     100         50          0          0          0          0          0          0
December 2016.............................     100         38          0          0          0          0          0          0
December 2017.............................     100         26          0          0          0          0          0          0
December 2018.............................     100         15          0          0          0          0          0          0
December 2019.............................     100          5          0          0          0          0          0          0
December 2020.............................     100          0          0          0          0          0          0          0
December 2021.............................     100          0          0          0          0          0          0          0
December 2022.............................     100          0          0          0          0          0          0          0
December 2023.............................     100          0          0          0          0          0          0          0
December 2024.............................      80          0          0          0          0          0          0          0
December 2025.............................      45          0          0          0          0          0          0          0
December 2026.............................       5          0          0          0          0          0          0          0
December 2027.............................       0          0          0          0          0          0          0          0
December 2028.............................       0          0          0          0          0          0          0          0
December 2029.............................       0          0          0          0          0          0          0          0
December 2030.............................       0          0          0          0          0          0          0          0
December 2031.............................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years).................................   24.88      15.16       9.67       6.24       4.97       3.83       3.01       2.60
Weighted Average Life to Call* (years)....   24.88      15.16       9.67       6.24       4.97       3.83       3.01       2.60

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-5F INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
                                         -------------------------------------------------------------------------------------
DISTRIBUTION DATE                           I          II        III         IV         V          VI        VII        VIII
-----------------                        --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001..........................     100        100        100        100        100        100        100        100
December 2002..........................     100        100        100        100        100        100        100        100
December 2003..........................     100        100        100        100        100        100        100        100
December 2004..........................     100        100        100        100        100        100         97         65
December 2005..........................     100        100        100        100        100        100         56         31
December 2006..........................     100        100        100        100        100         73         34         16
December 2007..........................     100        100        100        100         96         52         21          9
December 2008..........................     100        100        100        100         81         44         18          8
December 2009..........................     100        100        100        100         66         32         12          4
December 2010..........................     100        100        100         84         52         23          7          1
December 2011..........................     100        100        100         68         40         15          3          0
December 2012..........................     100        100        100         55         30         10          1          0
December 2013..........................     100        100        100         44         22          6          0          0
December 2014..........................     100        100         92         34         16          3          0          0
December 2015..........................     100        100         78         27         11          1          0          0
December 2016..........................     100        100         67         20          7          0          0          0
December 2017..........................     100        100         56         15          5          0          0          0
December 2018..........................     100        100         46         11          3          0          0          0
December 2019..........................     100        100         38          8          1          0          0          0
December 2020..........................     100         92         30          5          0          0          0          0
December 2021..........................     100         78         23          3          0          0          0          0
December 2022..........................     100         65         18          1          0          0          0          0
December 2023..........................     100         52         12          0          0          0          0          0
December 2024..........................     100         39          8          0          0          0          0          0
December 2025..........................     100         26          4          0          0          0          0          0
December 2026..........................     100         14          1          0          0          0          0          0
December 2027..........................      40          3          0          0          0          0          0          0
December 2028..........................       0          0          0          0          0          0          0          0
December 2029..........................       0          0          0          0          0          0          0          0
December 2030..........................       0          0          0          0          0          0          0          0
December 2031..........................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years)..............................   26.93      23.26      18.29      13.29      10.86       8.14       6.03       4.94
Weighted Average Life to Call*
  (years)..............................   26.93      22.94      16.33      11.24       8.82       6.61       5.14       4.34

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-6F INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
                                         -------------------------------------------------------------------------------------
DISTRIBUTION DATE                           I          II        III         IV         V          VI        VII        VIII
-----------------                        --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001..........................     100        100        100        100        100        100        100        100
December 2002..........................     100        100        100        100        100        100        100        100
December 2003..........................     100        100        100        100        100        100        100        100
December 2004..........................     100         96         94         91         89         86         82         79
December 2005..........................      99         93         88         83         79         74         68         63
December 2006..........................      98         86         78         70         65         56         48         41
December 2007..........................      97         79         68         57         50         40         30         22
December 2008..........................      93         60         44         30         22         14          6          4
December 2009..........................      89         45         29         15         10          4          1          0
December 2010..........................      84         35         18          8          4          1          0          0
December 2011..........................      79         26         12          4          2          0          0          0
December 2012..........................      73         20          7          2          1          0          0          0
December 2013..........................      68         14          5          1          0          0          0          0
December 2014..........................      61         11          3          0          0          0          0          0
December 2015..........................      55          8          2          0          0          0          0          0
December 2016..........................      49          5          1          0          0          0          0          0
December 2017..........................      42          4          1          0          0          0          0          0
December 2018..........................      35          3          0          0          0          0          0          0
December 2019..........................      29          2          0          0          0          0          0          0
December 2020..........................      23          1          0          0          0          0          0          0
December 2021..........................      17          1          0          0          0          0          0          0
December 2022..........................      12          0          0          0          0          0          0          0
December 2023..........................       7          0          0          0          0          0          0          0
December 2024..........................       4          0          0          0          0          0          0          0
December 2025..........................       2          0          0          0          0          0          0          0
December 2026..........................       0          0          0          0          0          0          0          0
December 2027..........................       0          0          0          0          0          0          0          0
December 2028..........................       0          0          0          0          0          0          0          0
December 2029..........................       0          0          0          0          0          0          0          0
December 2030..........................       0          0          0          0          0          0          0          0
December 2031..........................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years)..............................   15.70       9.42       8.03       7.13       6.74       6.28       5.86       5.61
Weighted Average Life to Call*
  (years)..............................   15.70       9.42       8.03       7.10       6.64       5.96       5.14       4.53

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-V1 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
                                         -------------------------------------------------------------------------------------
DISTRIBUTION DATE                           I          II        III         IV         V          VI        VII        VIII
-----------------                        --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001..........................      97         94         91         88         84         81         78         75
December 2002..........................      95         84         74         65         56         47         39         32
December 2003..........................      94         76         60         47         36         26         19         13
December 2004..........................      94         69         49         34         23         15          9          5
December 2005..........................      93         62         40         25         15          8          4          2
December 2006..........................      93         56         33         18         10          5          2          0
December 2007..........................      92         50         27         13          6          2          1          0
December 2008..........................      91         45         22         10          4          1          0          0
December 2009..........................      90         41         18          7          2          0          0          0
December 2010..........................      89         37         15          5          1          0          0          0
December 2011..........................      88         33         12          4          1          0          0          0
December 2012..........................      87         30         10          3          0          0          0          0
December 2013..........................      86         27          8          2          0          0          0          0
December 2014..........................      84         24          6          1          0          0          0          0
December 2015..........................      82         22          5          1          0          0          0          0
December 2016..........................      80         19          4          0          0          0          0          0
December 2017..........................      78         17          3          0          0          0          0          0
December 2018..........................      75         15          2          0          0          0          0          0
December 2019..........................      72         13          2          0          0          0          0          0
December 2020..........................      69         12          1          0          0          0          0          0
December 2021..........................      65         10          1          0          0          0          0          0
December 2022..........................      60          8          1          0          0          0          0          0
December 2023..........................      55          7          0          0          0          0          0          0
December 2024..........................      50          6          0          0          0          0          0          0
December 2025..........................      43          5          0          0          0          0          0          0
December 2026..........................      36          3          0          0          0          0          0          0
December 2027..........................      29          2          0          0          0          0          0          0
December 2028..........................      20          1          0          0          0          0          0          0
December 2029..........................      10          0          0          0          0          0          0          0
December 2030..........................       0          0          0          0          0          0          0          0
December 2031..........................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years)..............................   21.56       9.26       5.39       3.78       2.93       2.41       2.06       1.80
Weighted Average Life to Call*
  (years)..............................   21.54       9.15       5.31       3.72       2.91       2.39       2.04       1.79

------------------------

*Assuming early termination by repurchase of the related Mortgage Loans.

    PERCENT OF CLASS A-V2 INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                          PREPAYMENT SCENARIO
                                         -------------------------------------------------------------------------------------
DISTRIBUTION DATE                           I          II        III         IV         V          VI        VII        VIII
-----------------                        --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent........................     100%       100%       100%       100%       100%       100%       100%       100%
December 2001..........................      97         94         91         88         85         81         78         75
December 2002..........................      95         84         74         65         56         47         39         32
December 2003..........................      94         76         60         47         36         26         19         13
December 2004..........................      94         69         49         34         23         15          9          5
December 2005..........................      93         62         40         25         15          8          4          2
December 2006..........................      93         56         33         18         10          5          2          0
December 2007..........................      92         50         27         13          6          2          1          0
December 2008..........................      91         45         22         10          4          1          0          0
December 2009..........................      90         41         18          7          2          0          0          0
December 2010..........................      89         37         15          5          1          0          0          0
December 2011..........................      88         33         12          4          1          0          0          0
December 2012..........................      87         30         10          3          0          0          0          0
December 2013..........................      85         27          8          2          0          0          0          0
December 2014..........................      84         24          6          1          0          0          0          0
December 2015..........................      82         21          5          1          0          0          0          0
December 2016..........................      80         19          4          0          0          0          0          0
December 2017..........................      77         17          3          0          0          0          0          0
December 2018..........................      75         15          2          0          0          0          0          0
December 2019..........................      71         13          2          0          0          0          0          0
December 2020..........................      68         11          1          0          0          0          0          0
December 2021..........................      64         10          1          0          0          0          0          0
December 2022..........................      59          8          1          0          0          0          0          0
December 2023..........................      54          7          0          0          0          0          0          0
December 2024..........................      48          6          0          0          0          0          0          0
December 2025..........................      42          4          0          0          0          0          0          0
December 2026..........................      35          3          0          0          0          0          0          0
December 2027..........................      27          2          0          0          0          0          0          0
December 2028..........................      18          1          0          0          0          0          0          0
December 2029..........................       8          0          0          0          0          0          0          0
December 2030..........................       0          0          0          0          0          0          0          0
December 2031..........................       0          0          0          0          0          0          0          0
Weighted Average Life to Maturity
  (years)..............................   21.34       9.22       5.39       3.78       2.93       2.42       2.06       1.80
Weighted Average Life to Call*
  (years)..............................   21.34       9.13       5.30       3.72       2.91       2.39       2.04       1.79

------------------------

*Assuming early termination by repurchase of the related Mortgate Loans.

                ORIGINATION AND SERVICING OF THE MORTGAGE LOANS

THE ORIGINATORS

    Approximately 54.92%, 39.98% and 3.00% of the Statistic Calculation Loans (by Aggregate Principal Balance) were originated through the broker network of an affiliate of the Sponsor, through retail originators of the Sponsor and its affiliates and through internet loan origination and borrower retention programs of the Sponsor and its affiliates, respectively (the "Affiliated Originators"). The remaining 2.10% of the Statistic Calculation Loans were acquired by the Sponsor in arm's-length transactions from entities not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"). Certain of the Subsequent Mortgage Loans may be originated by Unaffiliated Originators, however the proportion of Mortgage Loans in the final Mortgage Pool (after inclusion of any Subsequent Mortgage Loans) that have been originated by Unaffiliated Originators will not be materially different from the proportion of Initial Mortgage Loans originated by Affiliated Originators. WE REFER YOU TO "THE ORIGINATORS" IN THE PROSPECTUS.

UNDERWRITING OF MORTGAGE LOANS

    Mortgage Loans originated by Affiliated Originators have been underwritten in accordance with standard guidelines (the "Sponsor's Guidelines") developed by the Sponsor and the related Affiliated Originator, as described in the Prospectus. Mortgage Loans originated by Unaffiliated Originators are re-underwritten in accordance with the Sponsor's Guidelines. WE REFER YOU TO "THE ORIGINATORS--UNDERWRITING GUIDELINES" IN THE PROSPECTUS.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

    Certain information concerning the delinquency and foreclosure experience with respect to home equity mortgage loans serviced by affiliates of the Sponsor, including home equity loans pooled and securitized or sold in the secondary market, is set forth under the caption "AAMES CAPITAL CORPORATION-- MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE" in the Prospectus. Such information includes delinquency and foreclosure experience with respect to home equity mortgage loans originated by Affiliated Originators or purchased by the Sponsor and, in each case, serviced by or on behalf of the Sponsor as of the end of the period indicated.

    The following table sets forth delinquency and foreclosure experience of home equity loans included in the Sponsor's servicing portfolio as of or for the periods indicated:

                                                          THREE MONTH
                                                         PERIOD ENDED        YEAR ENDED      YEAR ENDED
                                                      SEPTEMBER 30, 2000    JUNE 30, 2000   JUNE 30, 1999
                                                      -------------------   -------------   -------------
                                                                    (DOLLARS IN THOUSANDS)
Percentage of dollar amount of delinquent loans to
  loans serviced (period end)(1)(2)(3)(4)
  One month.........................................             2.2%               1.9%            2.4%
  Two months........................................             0.8                0.8             1.0
  Three or more months:
    Not foreclosed(5)...............................             8.9                9.0            10.3
    Foreclosed(6)...................................             1.8                1.9             2.0
                                                          ----------         ----------      ----------
      Total.........................................            13.7%              13.6%           15.7%
                                                          ==========         ==========      ==========
Percentage of dollar amount of loans foreclosed
  during the period to average servicing
  portfolio(4)(8)...................................             0.8%               3.6%            2.9%
Number of loans foreclosed during the period........             345              1,854           1,680
Number of loans liquidated during the period........             690              2,749           1,518
Principal amount at time of foreclosure of loans
  foreclosed during the period......................      $   25,789         $  135,629      $  122,445
Net losses on liquidations during the period(7).....      $   25,738         $   96,119      $   51,730
Percentage of annualized losses to average servicing
  portfolio(4)(8)...................................             3.0%               2.6%            1.2%
Servicing portfolio at period end...................      $3,399,000         $3,560,000      $3,841,000

------------------------

(1) Delinquent loans are loans for which more than one payment is past due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans serviced by the Sponsor and any subservicers, as of the end of the periods indicated.

(3) At September 30, 2000, the dollar volume of loans delinquent more than 90 days in 11 of the Sponsor's securitization trusts exceeded the permitted limits in the related pooling and servicing agreements. At September 30, 2000, four of the aforementioned trusts plus two additional securitization trusts have also exceeded certain loss limits. We refer you to the related discussion in this section following this table.

(4) The servicing portfolio used in the percentage calculations includes $518.6 million, $280.1 million and $84.0 million of loans subserviced for others by the Sponsor on an interim basis at September 30, 2000, June 30, 2000 and June 30, 1999, respectively.

(5) Represents loans that are in foreclosure but as to which foreclosure proceedings have not concluded.

(6) Represents properties acquired following a foreclosure sale and still serviced by the Sponsor at period end.

(7) Represents losses, net of gains, on properties sold through foreclosure or other default management activities during the periods indicated.

(8) The percentages were calculated to reflect the dollar volume of loans foreclosed or annualized losses, as the case may be, to the average dollar amount of mortgage loans serviced by the Sponsor and any subservicers during the related periods indicated.

    There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans will be comparable to the experience reflected above or in the Prospectus. As a lender that specializes in loans made to credit impaired borrowers, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans can be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. WE REFER YOU TO "RISK FACTORS--NATURE OF THE SECURITY FOR MORTGAGE LOANS" AND "THE ORIGINATORS--UNDERWRITING GUIDELINES" IN THE PROSPECTUS.

    In connection with securitization transactions, the Sponsor has entered into pooling and servicing agreements that contain specified limits on delinquencies and losses that may be incurred in each trust. At September 30, 2000, the dollar volume of loans delinquent more than 90 days in eleven of the Sponsor's securitization trusts have exceeded the permitted limits specified in the related pooling and servicing agreements. The higher delinquency rates negatively affect the Sponsor's cash flows by obligating the Sponsor to advance past due interest and permit the related monoline insurance company to terminate the Sponsor's servicing rights to the affected trusts.

    At September 30, 2000, four of the above-mentioned trusts plus two additional securitization trusts have also exceeded one or both of the permitted loss limits, which permits the related monoline insurance company to terminate the Sponsor's servicing rights with respect to the affected trusts. The limits that have been exceeded provide that losses may not exceed a certain threshold on a rolling 12 month basis and/or that losses may not exceed a certain cumulative threshold since the inception of the trust. Current loss levels have increased due to a loss mitigation strategy of minimizing the real estate owned ("REO") holding period, thereby reducing carrying costs. It is the Sponsor's goal to reduce the REO holding period, consistent with realizing market value for the related properties, to maximize the economics of liquidation transactions. Current loss levels have also increased due to the seasoning of the lower credit grade loans purchased in bulk and included in the Sponsor's earlier trusts. The Sponsor has reduced significantly its bulk purchase program and the purchase in bulk of lower credit grade loans. While the accelerated efforts to sell properties is expected to have a short-term impact on loss levels, the seasoning of the lower credit grade bulk portfolio may contribute to an increase in losses over time.

    Although the related monoline insurance company for each securitization has the right to terminate servicing with respect to the trusts referred to above, to date no servicing rights have been terminated. There can be no assurance, however, that the Sponsor's servicing rights with respect to the mortgage loans in such trusts, or any other trusts that exceed the specified delinquency or loss limits in future periods, will not be terminated.

    The performance of the mortgage loans in any securitization trust other than the Trust to which the Offered Certificates relate will not affect the performance of the Mortgage Loans contained in the Trust. The performance of the mortgage loans in such other securitization trusts is not necessarily predictive of the performance of the Mortgage Loans contained in the Trust, and no assurance can be made as to the levels of delinquencies and losses that may be experienced by the Trust with respect to the Mortgage Loans contained therein.

THE SERVICER

    The information set forth in the following paragraphs has been provided by the Servicer. None of the Sponsor, the Trustee or the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

    Countrywide Home Loans, Inc., called Countrywide, will act as Servicer under the Pooling and Servicing Agreement. During the servicing transfer period expected to be completed by February 28, 2001, the Sponsor will directly service the Mortgage Loans as interim subservicer on behalf of

Countrywide. Upon completion of the servicing transfer, Countrywide will directly service the Mortgage Loans. Both the Sponsor, as interim subservicer, and Countrywide, as Servicer, will service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

    Countrywide is a New York corporation and a subsidiary of Countrywide Credit Industries, Inc. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed-rate or adjustable-rate mortgage loans secured by single-family residences.

    As of September 30, 2000, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $273.9 billion, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2000, Countrywide provided servicing for approximately
$13.6 billion in subprime mortgage loans.

    The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000. Countrywide conducts operations from its headquarters in Calabasas and from offices throughout the nation.

LOAN SERVICING

    Countrywide has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

    (a) collecting, aggregating and remitting mortgage loan payments,

    (b) accounting for principal and interest,

    (c) holding escrow (impound) funds for payment of taxes and insurance,

    (d) making inspections as required of mortgaged properties,

    (e) preparation of tax related information in connection with mortgage loans,

    (f) supervision of delinquent mortgage loans,

    (g) loss mitigation efforts,

    (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and

    (i) generally administering mortgage loans, for which it receives servicing fees.

    Billing statements with respect to mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements.

    Countrywide currently reports borrower payment performance to three nationally recognized credit repositories.

COLLECTION PROCEDURES

    When a mortgagor fails to make a payment on a subprime mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. Pursuant to Countrywide's subprime servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

    Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

    If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide. After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

    Servicing and charge-off policies and collection practices with respect to subprime mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

SERVICING OF MORTGAGE LOANS

    The Servicer will service the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement and the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans. Consistent with the foregoing, the Servicer may, in its discretion (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Pooling and Servicing Agreement, if a Mortgagor is in default or about to be in default because of such Mortgagor's financial condition, or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on mortgage loans subject to the Relief Act.

    In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause contained in the related Mortgage Note or mortgage, to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Additionally, the Servicer may, to the extent permitted in the Pooling and Servicing Agreement, enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon or, if such person satisfies the Servicer's then current underwriting standards for mortgage loans similar to the Mortgage Loans and the Servicer finds it appropriate, the Mortgagor is released from liability thereon. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS--ENFORCEABILITY OF DUE-ON-SALE CLAUSES" IN THE PROSPECTUS.

    The Servicer, acting as agent for the Trust, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full, thereby removing such Mortgage Loan from the Trust.

    The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans will vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under the terms of each Mortgage Loan, the Mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Pooling and Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the Mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

    Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers with mortgage loans serviced by the Servicer may be the subject of solicitations from competitors of the Servicer to refinance their loans (including the Mortgage Loans). In order to maintain an ongoing relationship with such borrowers, the Servicer will usually solicit the refinancing of such loans pursuant to criteria that are applied to all loans then being serviced by the Servicer and not pursuant to criteria that would specifically target the Mortgage Loans. Such solicitations by the Servicer may include certain incentives (such as reduced origination or closing costs or pre-approved applications). Any such loans actually refinanced by the Servicer will generate fee income to the refinancing lender. Any refinancing of the Mortgage Loans, whether such refinancing is effected by the Servicer or a competitor, will affect the rate of prepayment of the Mortgage Loans.

INITIAL TERM OF SERVICER AND EXTENSIONS OF TERM

    Pursuant to the Pooling and Servicing Agreement, the Servicer covenants and agrees to act as the servicer for an initial term from the Closing Date to March 31, 2001, which term will be extendable by the Certificate Insurer by notice to the Trustee for successive terms of three calendar months each, until the termination of the Trust. The Certificate Insurer has agreed to extend each three month term of the Servicer in the absence of an event of default by the Servicer under the Pooling and Servicing Agreement.

    The Servicer will, upon its receipt of a notice of extension, become bound for the duration of the term covered by such extension notice to continue as the servicer subject to and in accordance with the other provisions of the Pooling and Servicing Agreement. If, as of the fifteenth day prior to the last day of any term of the Servicer, the Trustee shall not have received any extension notice from the Certificate Insurer, the Trustee will, within five days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. Upon any such termination of the Servicer, all authority and power of the Servicer under the Pooling and Servicing Agreement will pass to a successor servicer appointed in the manner set forth in the Pooling and Servicing Agreement, the selection of which may be made by the Certificate Insurer unless a Certificate Insurer Default has occurred and is continuing. This provision under the Pooling and Servicing Agreement may be modified or repealed upon the consent of the Certificate Insurer, without the consent of Certificateholders.

SUB-SERVICING

    The Servicer may enter into sub-servicing agreements with other mortgage servicing institutions, which may include the Sponsor or affiliates of the Sponsor, meeting the requirements set forth in the Pooling and Servicing Agreement (each, a "Sub-Servicer"), to initially service and administer certain Mortgage Loans on behalf of the Servicer. Any such sub-servicing arrangements will provide that the Sub-Servicer will service the Mortgage Loans specified therein in accordance with the provisions and requirements of the Pooling and Servicing Agreement, but will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of any Sub-Servicer will be paid by the Servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default and as to which no satisfactory arrangements can be made for the collection of delinquent payments; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer need not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

    In the event that the Trust acquires any Mortgaged Property in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be disposed of by or on behalf of the Trust within three years after the close of the taxable year of its acquisition by the Trust, unless (i) the Servicer, on behalf of the Trust, has applied for and received an extension of such three-year period pursuant to the applicable Code provisions, in which case the Servicer shall sell such Mortgaged Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee shall have received a satisfactory opinion of counsel to the effect that the holding by the Trust of such Mortgaged Property for more than such three-year period will not result in a tax on prohibited transactions imposed by the Code, otherwise subject any REMIC created pursuant to the Pooling and Servicing Agreement to tax or cause any such REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. The Servicer will further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" as defined in the Code, that the sale of such Mortgaged Property does not result in the receipt by any REMIC of any income from non-permitted assets as described in the Code and that no REMIC derives any "net income from foreclosure property" as defined in the Code.

HAZARD INSURANCE

    Each Mortgage Loan that is secured by a first- or second-lien mortgage or deed of trust, as applicable, on the related Mortgaged Property requires the Mortgagor to maintain a hazard insurance policy for the corresponding Mortgaged Property in an amount that is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and any senior mortgage loan on the property, (ii) the full insurable value of the related Mortgage Property and
(iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Hazard insurance policies generally insure against loss by fire and by hazards included within the term "extended coverage" for the term of the corresponding Mortgage Loan. Upon acquisition by the Sponsor of each Mortgage Loan, the Sponsor will have confirmed the existence of such hazard insurance and required that it be named as a joint loss-payee on the policy. In the event that the Mortgagor did not obtain such hazard insurance prior to the close of escrow, the Originator obtains a hazard insurance policy on behalf of the borrower and deducts the cost of such policy from the net funds paid to the borrower. However, if the Mortgagor obtains the necessary insurance within 30 days from the close of escrow, the Originator will refund a prorated portion of the cost of such Originator-obtained insurance to the Mortgagor.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by hazards such as fire, lightning, explosion and smoke. Other hazards may be covered if specified in the policy. Although the policies are underwritten by different insurers and therefore do not contain identical terms and conditions, generally such policies do not cover physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The existence of a hazard insurance policy is verified upon origination of any Mortgage Loan meeting the criteria set forth above and the Servicer will maintain a record and monitor scheduled expirations of the related coverage, except with respect to policies that have no stated scheduled expiration. In the event the Servicer is made aware of any such expiration or cancellation, the Servicer will generally force-place hazard insurance covering loss by fire and by hazards included within the term "extended coverage."

    The Servicer will be required under the Pooling and Servicing Agreement to maintain on property acquired in foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount that is at least equal to the full insurable value of such property. The Pooling and Servicing Agreement will provide that the Servicer may satisfy this obligation by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans issued by an insurer acceptable to the Rating Agencies and the Certificate Insurer. If such blanket policy contains a deductible clause, the Pooling and Servicing Agreement requires the Servicer to deposit in the Collection Account in respect of the related Distribution Date amounts that would have been deposited therein but for such clause. Generally, the Servicer will maintain no other policies of insurance on the Mortgage Loans or the Mortgaged Properties.

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

    A servicing fee (the "Monthly Servicing Fee") will be the primary compensation to be paid to the Servicer in respect of its servicing activities and will be paid to the Servicer on each Deposit Date out of collections of interest for the related Mortgage Loan Group received on or in respect of the related Mortgage Loans for the related Collection Period. The Monthly Servicing Fee will equal one-twelfth (1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The "Servicing Fee Rate" for each Mortgage Loan Group will be 0.50% per annum for each Collection Period. Assumption fees, late payment charges, charges for checks returned for insufficient funds, and extension and other administrative charges (excluding Prepayment Charges), to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.

    The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities as Servicer under the Pooling and Servicing Agreement, including, among other things, the payment of fees for any Sub-Servicers. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with Liquidated Mortgage Loans and the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related insurance proceeds or Net Liquidation Proceeds. WE REFER YOU TO "--MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST AND INTEREST SHORTFALLS" IN THIS PROSPECTUS SUPPLEMENT.

MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST; AND INTEREST SHORTFALLS

    Not later than the close of business on the Deposit Date prior to each Distribution Date, the Servicer will determine the interest component (net of the Monthly Servicing Fee) of any payment due during the related Collection Period and not yet received. If the Servicer reasonably believes that the delinquent interest payment (net of the Monthly Servicing Fee) will be recoverable from subsequent collections on the related Mortgage Loan, the Pooling and Servicing Agreement requires the Servicer to advance such amount (a "Monthly Advance") on the Deposit Date prior to each Distribution Date either out of its own funds or to a limited extent from collections on other Mortgage Loans received since the end of the related Collection Period. To the extent the Servicer utilizes such collections to advance any portion of such delinquent interest payments, the Pooling and Servicing Agreement requires the Servicer to reimburse the Trust prior to the next succeeding Deposit Date or on such earlier date it receives late collections or Net Liquidation Proceeds from the related Mortgage Loan. The Servicer will be entitled to reimbursement of a Monthly Advance made from its own funds from collections, including late collections, insurance proceeds and Net Liquidation Proceeds, on the related Mortgage Loan in respect of which such Monthly Advance was made. The Servicer's right to reimbursement described in the immediately preceding sentence is prior to any other distributions or from Monthly Excess Cashflow Amounts as provided in the Pooling and Servicing Agreement.

    To the extent that the Servicer has made an advance of delinquent interest payments that the Servicer reasonably believes will not be recoverable from subsequent collections on the related Mortgage Loan, the Servicer will be entitled to reimbursement for such advance from collections on any Mortgage Loans in the related Mortgage Loan Group prior to any other distributions of such amounts.

    In the course of performing its servicing obligations during any Collection Period with respect to each Mortgage Loan Group, the Servicer will advance all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations as it deems appropriate and advisable under the circumstances ("Servicing Advances" and, together with Monthly Advances, "Advances"), including, but not limited to, the cost of
(i) maintaining REO Properties; (ii) any enforcement of judicial proceedings, including foreclosures; (iii) the management and liquidation of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan; and
(iv) payments in respect of real estate taxes and assessments and insurance premiums. The Servicer will not be required to make any Servicing Advance to the extent it reasonably believes that such Servicing Advance would not be recoverable from collections or Net Liquidation Proceeds on the related Mortgage Loan.

    The Servicer may reimburse itself for a Servicing Advance to the extent permitted by the related Mortgage Loan or, if not theretofore recovered from the mortgagor on whose behalf the Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan. To the extent that the Servicer has made a Servicing Advance that the Servicer reasonably believes will not be recoverable from subsequent collections on the related Mortgage Loan, the Servicer will be entitled to reimbursement for such advance from collections on any Mortgage Loans in the related Mortgage Loan Group prior to any other distributions of such amounts.

    With respect to each Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during the Collection Period related to a Distribution Date, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Monthly Servicing Fee (calculated with a Servicing Fee Rate of 0.50% per annum) for the related Mortgage Loan Group and Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Interest Rate, net of the Servicing Fee Rate, less (b) the amount of interest actually received on such Mortgage Loan during such Collection Period (each such amount, a "Compensating Interest Payment") for distribution on the related
Class of Offered Certificates on such Distribution Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Monthly Servicing Fee (calculated with a Servicing Fee Rate of 0.50% per annum) for the related Mortgage Loan Group in respect of any Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest due and payable on the related Class of Offered Certificates on such Distribution Date and such reduction will not be recoverable thereafter.

    In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"). WE REFER YOU TO "RISK FACTORS --LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES" IN THE PROSPECTUS. RELIEF ACT SHORTFALLS WILL NOT BE COVERED BY THE CERTIFICATE INSURANCE POLICY.

CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

    The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Pooling and Servicing Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the servicing obligations and duties of the Servicer under the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

    In addition, the Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability.

    The Pooling and Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Pooling and Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Pooling and Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder and the Certificate Insurer shall have approved such successor servicer and each of the Rating Agencies shall have confirmed its rating on the Offered Certificates in connection therewith.

                            THE CERTIFICATE INSURER

    The following information has been supplied by Financial Security Assurance Inc. (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

GENERAL

    The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico and the U.S. Virgin Islands.

    The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

    The Certificate Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"). Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation.

Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or the Certificate Insurer is obligated to pay any debts of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

    The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York 10022, and its telephone number at that location is
(212) 826-0100.

REINSURANCE

    Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. This reinsurance is used by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    The Certificate Insurer's insurance financial strength is rated "Aaa" by Moody's and "AAA" by Fitch. The Certificate Insurer's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd. The Certificate Insurer's insurance financial strength is rated "AAA" by Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. WE REFER YOU TO "RATING OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CAPITALIZATION

    The following table sets forth the capitalization of the Certificate Insurer and its subsidiaries as of September 30, 2000, on the basis of accounting principles generally accepted in the United States of America:

                                                            SEPTEMBER 30, 2000
                                                            ------------------
                                                              (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums)...............................................      $  571,460
                                                                ----------
Surplus Notes.............................................         120,000
                                                                ----------
Minority Interest.........................................          35,692
                                                                ----------
Shareholder's Equity:
  Common Stock............................................          15,000
  Additional Paid-In Capital..............................         786,040
  Accumulated Other Comprehensive Income (net of deferred
    income taxes).........................................          17,569
  Accumulated Earnings....................................         564,449
                                                                ----------
Total Shareholder's Equity................................       1,383,058
                                                                ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.......................      $2,110,210
                                                                ==========

    For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference in this Prospectus Supplement. The Certificate Insurer's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings's website, http:// www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In addition to the documents described under "Incorporation of Certain Documents by Reference" in the Prospectus, the financial statements of the Certificate Insurer included in or as exhibits to the following documents that have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement: (a) the Annual Report on Form 10-K for the year ended December 31, 1999, (b) the Quarterly Report on Form 10-Q for the quarter ended March 30, 2000, (c) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and (d) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

    All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, Subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The Sponsor has informed the Certificate Insurer that the Sponsor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to General Counsel, Aames Capital Corporation, 350 South Grand Avenue, Los Angeles, California 90071; telephone number (323) 210-5000.

    The Sponsor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the Annual Report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement of which this Prospectus Supplement forms a part shall be deemed to be a new registration statement relating to the Offered Certificates, and the offering of the Offered Certificates at that time shall be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

    The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions, or single risks, and the volume of transactions, or aggregate risks, that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                                THE PMI INSURER

    Mortgage Guaranty Insurance Corporation, the PMI Insurer, with its principal offices in Milwaukee, Wisconsin, is a monoline private mortgage insurance company. The PMI Insurer provides mortgage guaranty insurance coverage on residential mortgage loans. The PMI Insurer is a wholly-owned subsidiary of MGIC Investment Corporation. The PMI Insurer is licensed in 50 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac.

    Currently, the PMI Insurer has a rating on its claims-paying ability of "AA+" from S&P, "AA+" from Fitch and "Aa2" from Moody's. The rating agency issuing the claims-paying ability rating can withdraw or change its rating at any time. The PMI Insurer's business is subject to a number of risks that could materially and adversely affect its claims-paying ability. Certain of such risks are described under the caption "Risk Factors" in Item 2 of MGIC Investment Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Securities and Exchange Commission.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    One or more elections will be made to treat the assets of the Trust (other than the Prefunding Account, Capitalized Interest Account and Supplemental Interest Reserve Fund) as a REMIC or REMICs for federal income tax purposes. The Offered Certificates, the Class P Certificates and the Class C Certificates will represent regular interests in a REMIC, and the Class R Certificates will represent the residual interest in each REMIC. WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS. In addition, as described below, the Class A-V Certificates will represent an undivided beneficial ownership interest in an interest rate cap agreement.

    The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Offered Certificates will be issued without original issue discount for federal income tax purposes. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Offered Certificates.

    The Prepayment Assumptions that are to be used in determining whether the Fixed Rate Group Certificates, the Class A-V1 Certificates and Class A-V2 Certificates are issued with original issue discount and the rate of accrual of original issue discount are 110% of the related Prepayment Assumption applicable to the Fixed Rate Group and 100% of the related Prepayment Assumption applicable to the Adjustable Rate Group I and Adjustable Rate Group II, respectively. No representation is made as to the actual rate at which the Mortgage Loans will prepay. WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF CERTIFICATES" IN THE PROSPECTUS.

CLASS A-V1 AND CLASS A-V2 CERTIFICATES

    The Class A-V1 and Class A-V2 Certificates, except to the extent of any related Supplemental Interest Amount, will be treated as regular interests in a REMIC under section 860G of the Code (respectively, the "Class A-V1 Regular Interests" and "Class A-V2 Regular Interests"). Accordingly, the portion of the Class A-V1 and Class A-V2 Certificates representing the Class A-V1 Regular Interests and Class A-V2 Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the Prospectus. Interest on such portion of the Class A-V1 and Class A-V2 Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that such portion of the Class A-V1 and Class A-V2 Certificates is treated as real estate assets. WE REFER YOU TO "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

    The right to receive any Supplemental Interest Amount will not be (i) a regular interest in a REMIC under section 860G of the Code, (ii) an asset described in section 7701(a)(19)(C) of the Code, or (iii) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code. Further, the Supplemental Interest Amount will not be considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

    Each holder of Class A-V1 and Class A-V2 Certificates is deemed to own an undivided beneficial ownership interest in two assets: (i) the Class A-V1 Regular Interests and Class A-V2 Regular Interests, and (ii) an interest rate cap contract (a "Cap Agreement") under which the related Supplemental Interest Amount is paid. The Cap Agreement with respect to each of the Class A-V1 and Class A-V2 Certificates is not included in any REMIC. The treatment of amounts received by a Class A-V1 or Class A-V2 Certificateholder under such Certificateholder's right to receive the related Supplemental Interest Amount will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Class A-V1 and Class A-V2 Certificateholder must allocate its purchase price for the Class A-V1 and Class A-V2 Certificates between its undivided interest in the Class A-V1 Regular Interests and Class A-V2 Regular Interests and Class A-V2 Regular Interests and its undivided interest in the related Cap Agreement in accordance with the relative fair market values of each property right. No representation is or will be made as to such relative fair market values. Generally, payments made to the Class A-V1 and Class A-V2 Certificates under the related Cap Agreement will be included in income based on, and the purchase price allocated to the related Cap Agreement may be amortized in accordance with, the regulations relating to notional principal contracts.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, such as individual retirement accounts, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "parties in interest" (as defined in ERISA) or "disqualified persons" (within the meaning of the Code) in certain specified relationships to the Plan.

    Therefore, a Plan fiduciary considering an investment in the Offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates.

    The U.S. Department of Labor ("DOL") has granted to Morgan Stanley & Co. Incorporated an individual administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, which was amended by PTE 97-34 and was further recently amended by PTE 2000-58) (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code, transactions related to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters, such as the Offered Certificates, and the servicing and operation of asset pools such as the Trust, provided that certain conditions are satisfied.

    Among the conditions that must be satisfied for the Exemption to apply to certificates such as the Offered Certificates backed by fully secured Mortgage Loans are the following:

        (1) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

        (2) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Moody's, Fitch or S&P. In addition, (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates;

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

        (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the loans to the Trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith.

    The following conditions with respect to prefunding must also be satisfied:

        (a) The principal amount of Subsequent Mortgage Loans does not exceed 25% of the principal balance of the Offered Certificates as of the Closing Date;

        (b) All such Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the Initial Mortgage Loans (which terms and conditions have been approved by one of the Rating Agencies) except that such terms and conditions may be modified with the prior approval of a Rating Agency or of a majority of the holders of the Offered Certificates;

        (c) The addition of Subsequent Mortgage Loans during the Funding Period does not result in a ratings downgrade;

        (d) The weighted average annual percentage rate of all Mortgage Loans in the Trust at the end of the Funding Period is not more than 100 basis points lower than such weighted average as of the Closing Date;

        (e) The characteristics of the Subsequent Mortgage Loans are monitored by the Certificate Insurer that is independent of the Sponsor, or an independent accountant delivers a letter (with copies to the relevant rating agencies, underwriters and trustee) stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics with respect thereto specified in this Prospectus Supplement;

        (f) The Funding Period ends no later than 90 days after the Closing Date; and

        (g) Amounts on deposit in the Prefunding Account and/or Capitalized Interest Account are invested only in investments permitted by the Rating Agencies that are (i) direct obligations of or fully guaranteed by the United States or any agency or instrumentality thereof or (ii) rated (or issued by an issuer rated) in one of the three highest generic rating categories by the Rating Agencies.

    The Exemption provides relief from certain self-dealing conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables on which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of Plans with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Servicer, any insurer of the Trust, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

    It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. A fiduciary of a Plan contemplating purchasing any such Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect thereto. As of the date hereof, there is no single Mortgage Loan included in the Trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other prohibited transaction exemption issued by the DOL and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. WE REFER YOU TO "ERISA CONSIDERATIONS" IN THE PROSPECTUS.

                                USE OF PROCEEDS

    The Sponsor intends to use the net proceeds to be received from the sale of the Offered Certificates to pay off certain indebtedness incurred in connection with the acquisition of the Initial Mortgage Loans, to fund the Prefunding Account and Capitalized Interest Account, to repay warehouse facilities (including certain amounts owing to affiliates of the Underwriters) and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Offered Certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates. No representation is made in this Prospectus Supplement as to whether the Offered Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. You are urged to consult with your counsel concerning the status of the Offered Certificates as legal investments for you prior to investing in the Offered Certificates.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement and the related Pricing Agreement, (collectively, the "Underwriting Agreement") among the Sponsor and the underwriters named below (the "Underwriters"), the Sponsor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Sponsor the principal amount of Offered Certificates set forth below opposite their respective names.

UNDERWRITER                                                    CLASS A-V1    CLASS A-V2
-----------                                                   ------------   -----------
Morgan Stanley & Co. Incorporated...........................  $181,773,410   $42,312,690

Countrywide Securities Corporation..........................  $ 25,967,630   $ 6,044,670

Greenwich Capital Markets, Inc..............................  $ 25,967,630   $ 6,044,670

Lehman Brothers Inc.........................................  $ 25,967,630   $ 6,044,670
                                                              ------------   -----------

    Total...................................................  $259,676,300   $60,446,700
                                                              ============   ===========

    Distribution of the Fixed Rate Group Certificates will be made by Morgan Stanley & Co. Incorporated from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Sponsor from the Fixed Rate Group Certificates are expected to be approximately $144,514,808 plus accrued interest, before deducting a portion of the total expenses payable by the Sponsor. In connection with the purchase and sale of the Fixed Rate Group Certificates, Morgan Stanley & Co. Incorporated and any dealers through whom such sales are made may be deemed to have received compensation from the Sponsor in the form of underwriting discounts and commissions. Morgan Stanley & Co. Incorporated and any dealers that participate with Morgan Stanley & Co. Incorporated in the distribution of the Fixed Rate Group Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Fixed Rate Group Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Offered Certificates.

    The Sponsor has been advised that the Underwriters propose initially to offer the Adjustable Rate Group I Certificates and the Adjustable Rate Group II Certificates (together, the "Adjustable Rate Certificates") to some dealers at the price less a selling concession not to exceed 0.18%, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed 0.09%.

    After the initial public offering, the public offering prices, concessions and discounts may be changed.

    The Sponsor has been advised by the Underwriters that they presently intend to make a market in the Offered Certificates. However, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of Offered Certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide Certificateholders with a sufficient level of liquidity of investment.

    Until the distribution of the Adjustable Rate Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Adjustable Rate Certificates. As an exception to these rules, the Underwriters are permitted to engage in particular transactions that stabilize the prices of the Adjustable Rate Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Adjustable Rate Certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

    Neither the Sponsor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related Adjustable Rate Certificates. In addition, neither the seller nor any of the Underwriters makes any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

    The Underwriting Agreement provides that the Sponsor will indemnify the Underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

    Each of the Underwriters has represented that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Offered Certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can lawfully be issued or passed on.

    The Sponsor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the Mortgage Loans (prior to their sale to the Trust). One or more of the Underwriters (or their respective affiliates) has acted as a "warehouse lender" to the Sponsor or its affiliates, and may receive a portion of such proceeds as repayment of such warehouse debt.

    The Servicer is an affiliate of Countrywide Securities Corporation.

                                    EXPERTS

    The consolidated balance sheets of Financial Security Assurance, Inc. and its subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Certificates will be passed upon for the Sponsor by Stroock & Stroock & Lavan LLP, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the Underwriters.

                       RATING OF THE OFFERED CERTIFICATES

    It is a condition to the issuance of each Class of Offered Certificates that each such Class shall be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Fitch, Inc. ("Fitch") and "AAA" by Standard and Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's and Fitch, the "Rating Agencies").

    Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Fitch, One State Street Plaza, New York, New York 10004, and S&P, 55 Water Street, New York, New York 10007. Each rating will be the view only of the assigning Rating Agency.

    The ratings on the Offered Certificates are based in substantial part on the claims-paying ability of the Certificate Insurer. Any change in the ratings of the Certificate Insurer by the Rating Agencies may result in a change in the ratings of the Offered Certificates.

    The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the related mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

    There is no assurance that any rating assigned to the Offered Certificates will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Offered Certificates.

    The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

    There can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Moody's, Fitch or S&P.

                            INDEX OF PRINCIPAL TERMS

Accounts....................................................        S-42
Accrued Certificate Interest................................        S-17
Additional Mortgage Loans...................................        S-35
Adjustable Rate Group I.....................................         S-4
Adjustable Rate Group I Available Funds Cap.................        S-21
Adjustable Rate Group I Certificates........................         S-4
Adjustable Rate Group I Principal Distribution Amount.......        S-17
Adjustable Rate Group II....................................         S-4
Adjustable Rate Group II Certificates.......................         S-4
Adjustable Rate Group II Available Funds Cap................        S-22
Adjustable Rate Group II Principal Distribution Amount......        S-17
Advances....................................................        S-66
Affiliated Originators......................................        S-58
Aggregate Principal Balance.................................        S-35
Agreement...................................................        S-31
Available Funds.............................................        S-17
Available Funds Shortfall...................................        S-18
Basic Principal Amount......................................        S-18
Book-Entry Certificates.....................................   S-4, S-26
Business Day................................................  S-31, S-42
Cap Agreement...............................................        S-71
Capitalized Interest Account................................        S-24
Cede........................................................        S-26
Certificate Account.........................................        S-42
Certificate Group...........................................         S-4
Certificate Insurer.........................................   S-3, S-67
Certificate Insurer Premium.................................        S-18
Certificate Principal Balance...............................        S-18
Certificate Register........................................        S-16
Certificateholder...........................................        S-15
Certificateowners...........................................        S-26
Change Date.................................................        S-44
CI..........................................................        S-26
Class A-6F Lockout Distribution Amount......................        S-18
Class A-6F Lockout Percentage...............................        S-19
Class A-6F Lockout Pro Rata Distribution Amount.............        S-19
Class A-V1 Formula Pass-Through Rate........................        S-21
Class A-V1 Regular Interests................................        S-70
Class A-V2 Formula Pass-Through Rate........................        S-21
Class A-V2 Regular Interests................................        S-70
Clean-up Call Date..........................................        S-27
Clearstream, Luxembourg.....................................        S-26
Closing Date................................................         S-3
Code........................................................        S-15
Collection Account..........................................        S-42
Collection Period...........................................        S-19
Combined Loan-to-Value Ratio................................        S-36
Compensating Interest Payment...............................        S-66

Countrywide.................................................        S-60
Coverage Deficit............................................        S-30
CPR.........................................................        S-49
Cut-off Date................................................         S-3
Cut-off Date Pool Balance...................................        S-27
DBC.........................................................        S-26
Defective Mortgage Loan.....................................        S-41
Deficiency Amount...........................................        S-31
Definitive Certificate......................................        S-26
Deposit Date................................................        S-42
Designations................................................         S-4
Distribution Date...........................................        S-15
Distribution Dates..........................................         S-3
DOL.........................................................        S-71
DTC.........................................................        S-26
ERISA.......................................................        S-71
Euroclear...................................................        S-26
event of default............................................        S-33
Exemption...................................................        S-71
Extra Principal Distribution Amount.........................        S-19
Final Scheduled Distribution Date...........................   S-3, S-46
Fitch.......................................................        S-76
Fixed Rate Group Certificates...............................         S-4
Fixed Rate Group............................................         S-4
Fixed Rate Group Available Funds Cap........................        S-21
Fixed Rate Group Principal Distribution Amount..............        S-19
Funding Period..............................................        S-23
Global Securities...........................................         B-1
Group Factor................................................        S-26
Guaranteed Principal Amount.................................        S-31
Holder......................................................        S-15
Holdings....................................................        S-67
Hybrid Loans................................................        S-12
Index.......................................................        S-44
Initial Mortgage Loans......................................        S-35
Insurance Agreement.........................................        S-33
Insured Payment.............................................        S-31
Interest Carry Forward Amount...............................        S-19
Interest Shortfall..........................................        S-19
Issuer......................................................         S-3
LIBOR.......................................................        S-22
LIBOR Determination Date....................................        S-22
Liquidation Proceeds........................................        S-19
Maximum Rates...............................................        S-38
MGT/EOC.....................................................        S-27
Minimum Rates...............................................        S-38
Monthly Advance.............................................        S-65
Monthly Excess Cashflow Amount..............................        S-19
Monthly Servicing Fee.......................................        S-65
Moody's.....................................................        S-76
Mortgage Files..............................................        S-40

Mortgage Interest Rate......................................        S-37
Mortgage Loan Group.........................................   S-4, S-35
Mortgage Loan Schedule......................................        S-40
Mortgage Loans..............................................        S-35
Mortgage Pool...............................................        S-35
Mortgaged Property..........................................        S-35
Net Liquidation Proceeds....................................        S-19
Net Loan Rate...............................................        S-43
New CI......................................................        S-27
Offered Certificates........................................         S-4
Order.......................................................        S-31
Originators.................................................        S-58
Overcollateralization Amount................................        S-20
Overcollateralization Release Amount........................        S-20
Pass-Through Rate...........................................        S-21
Paying Agent................................................        S-15
Permitted Investments.......................................        S-42
Plan........................................................        S-71
PMI Insurer.................................................        S-34
PMI Insurer Premium.........................................        S-20
PMI Mortgage Loans..........................................        S-34
PMI Policy..................................................        S-33
Pooling and Servicing Agreement.............................        S-15
Preference Amount...........................................        S-31
Prefunding Account..........................................        S-23
Prefunding Account Deposit..................................        S-23
Prepayment..................................................        S-49
Prepayment Assumption.......................................        S-49
Prepayment Charges..........................................        S-18
Prepayment Interest Shortfall...............................        S-66
Prepayment Scenarios........................................        S-49
Principal Distribution Amount...............................        S-20
PTE.........................................................        S-71
Purchase Price..............................................        S-41
Qualified Replacement Mortgage..............................        S-41
Rating Agencies.............................................        S-76
Realized Loss...............................................        S-29
Receipt.....................................................        S-31
Received....................................................        S-31
Record Date.................................................        S-15
Record Dates................................................         S-3
Reference Banks.............................................        S-22
Relief Act..................................................  S-20, S-66
Relief Act Shortfalls.......................................  S-20, S-66
REMIC.......................................................        S-15
REO.........................................................        S-60
Reserve Interest Rate.......................................        S-23
Restricted Group............................................        S-73
Retained Certificates.......................................         S-4
S&P.........................................................        S-76
Servicer....................................................   S-3, S-15

Servicing Advances..........................................        S-66
Servicing Fee Rate..........................................        S-65
Sponsor.....................................................   S-3, S-15
Sponsor's Guidelines........................................        S-58
Startup Day.................................................        S-15
Statistic Calculation Date..................................         S-3
Statistic Calculation Loans.................................        S-35
Subsequent Mortgage Loans...................................    S-23, 35
Subsequent Transfer Date....................................        S-24
Sub-Servicer................................................        S-63
Supplemental Interest Amount................................        S-20
Supplemental Interest Reserve Fund..........................        S-24
Supplemental Interest Reserve Fund Deposit..................        S-24
Target Deficiency...........................................        S-20
Targeted Overcollateralization Amount.......................        S-20
Term of the Policy..........................................        S-31
Trust.......................................................        S-15
Trust Insurance Proceeds....................................        S-21
Trustee.....................................................   S-3, S-15
Trustee Fee.................................................        S-28
Unaffiliated Originators....................................        S-58
Underwriters................................................        S-74
Underwriting Agreement......................................        S-74
Weighted average life.......................................        S-49

                                    ANNEX A
                        DESCRIPTION OF THE MORTGAGE POOL

    The following is a description of certain terms of the Statistic Calculation Loans in tabular form based on the Statistic Calculation Loans and each Mortgage Loan Group as of the Statistic Calculation Date.

                                FIXED RATE GROUP
                 STATISTICAL CALCULATION DATE PRINCIPAL BALANCE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF STATISTICAL CALCULATION                    STATISTIC           AGGREGATE           AGGREGATE
DATE PRINCIPAL BALANCE                          CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------                -----------------   -----------------   -----------------
$     0.01 to $ 25,000.00.....................           95          $  1,915,889.41           1.69%
$ 25,000.01 to $ 50,000.00....................          522            19,932,568.22          17.60
$ 50,000.01 to $ 75,000.00....................          367            22,517,931.56          19.89
$ 75,000.01 to $100,000.00....................          209            18,133,110.96          16.01
$100,000.01 to $150,000.00....................          200            23,808,070.95          21.02
$150,000.01 to $200,000.00....................           64            11,126,904.58           9.83
$200,000.01 to $250,000.00....................           31             6,925,463.04           6.12
$250,000.01 to $300,000.00....................           11             2,917,543.42           2.58
$300,000.01 to $350,000.00....................            9             3,000,568.66           2.65
$350,000.01 to $400,000.00....................            2               739,813.37           0.65
$400,000.01 to $450,000.00....................            3             1,270,908.98           1.12
$450,000.01 to $500,000.00....................            2               948,970.31           0.84
                                                      -----          ---------------         ------
      Total...................................        1,515          $113,237,743.46         100.00%
                                                      =====          ===============         ======

                                FIXED RATE GROUP
                          MORTGAGE INTEREST RATES (1)

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF MORTGAGE                                   STATISTIC           AGGREGATE           AGGREGATE
INTEREST RATES                                  CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------                               -----------------   -----------------   -----------------
 7.501% to  8.000%............................            2          $    227,895.32           0.20%
 8.001% to  8.500%............................           22             2,623,674.76           2.32
 8.501% to  9.000%............................           61             6,830,379.36           6.03
 9.001% to  9.500%............................           96            11,105,203.41           9.81
 9.501% to 10.000%............................          204            18,635,844.20          16.46
10.001% to 10.500%............................          169            12,392,159.97          10.94
10.501% to 11.000%............................          238            17,193,680.01          15.18
11.001% to 11.500%............................          133             9,520,808.92           8.41
11.501% to 12.000%............................          170            11,203,731.08           9.89
12.001% to 12.500%............................          117             7,113,733.96           6.28
12.501% to 13.000%............................          109             7,051,092.45           6.23
13.001% to 13.500%............................           66             3,043,914.17           2.69
13.501% to 14.000%............................           55             2,766,153.55           2.44
14.001% to 14.500%............................           36             1,940,383.23           1.71
14.501% to 15.000%............................           22             1,042,074.64           0.92
15.001% to 15.500%............................           10               382,314.43           0.34
16.001% to 16.500%............................            4               124,400.00           0.11
16.501% to 17.000%............................            1                40,300.00           0.04
                                                      -----          ---------------         ------
      Total...................................        1,515          $113,237,743.46         100.00%
                                                      =====          ===============         ======

------------------------

(1) The lender has acquired mortgage insurance on certain mortgage loans included in the preceding table. The mortgage interest rates for such mortgage loans are shown at the mortgage rates inclusive of any premium for the related mortgage insurance coverage. As of the statistic calculation date, the weighted average mortgage rate of the statistic calculation loans net of the related premiums for such mortgage insurance is expected to be approximately 10.802% per annum.

                                FIXED RATE GROUP
                           ORIGINAL TERM TO MATURITY

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF ORIGINAL TERMS                             STATISTIC           AGGREGATE           AGGREGATE
TO MATURITY (MONTHS)                            CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------                         -----------------   -----------------   -----------------
109 to 120....................................           18          $    668,594.21           0.59%
169 to 180....................................          293            13,994,031.95          12.36
229 to 240....................................           59             3,668,193.41           3.24
289 to 300....................................            1               121,907.89           0.11
349 to 360....................................        1,144            94,785,016.00          83.70
                                                      -----          ---------------         ------
      Total...................................        1,515          $113,237,743.46         100.00%
                                                      =====          ===============         ======

                                FIXED RATE GROUP
                           REMAINING TERM TO MATURITY

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF REMAINING TERMS                            STATISTIC           AGGREGATE           AGGREGATE
TO MATURITY (MONTHS)                            CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------                        -----------------   -----------------   -----------------
 13 to  24....................................            1          $     65,040.12           0.06%
 73 to  84....................................            1                11,469.47           0.01
109 to 120....................................           17               603,554.09           0.53
169 to 180....................................          292            13,982,562.48          12.35
229 to 240....................................           59             3,668,193.41           3.24
289 to 300....................................            1               121,907.89           0.11
337 to 348....................................            2               125,934.04           0.11
349 to 360....................................        1,142            94,659,081.96          83.59
                                                      -----          ---------------         ------
      Total...................................        1,515          $113,237,743.46         100.00%
                                                      =====          ===============         ======

                                FIXED RATE GROUP
                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF COMBINED                                   STATISTIC           AGGREGATE           AGGREGATE
LOAN-TO-VALUE RATIOS                            CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------                            -----------------   -----------------   -----------------
 5.01% to  10.00%.............................            2          $     68,692.80           0.06%
10.01% to  15.00%.............................            3                99,957.39           0.09
15.01% to  20.00%.............................           12               412,865.81           0.36
20.01% to  25.00%.............................           21               759,579.56           0.67
25.01% to  30.00%.............................           17               614,105.28           0.54
30.01% to  35.00%.............................           20               751,185.99           0.66
35.01% to  40.00%.............................           25             1,225,686.15           1.08
40.01% to  45.00%.............................           30             1,444,886.57           1.28
45.01% to  50.00%.............................           43             2,241,295.86           1.98
50.01% to  55.00%.............................           49             2,781,706.86           2.46
55.01% to  60.00%.............................           85             5,373,114.93           4.74
60.01% to  65.00%.............................          124             8,200,136.88           7.24
65.01% to  70.00%.............................          196            14,553,339.70          12.85
70.01% to  75.00%.............................          246            18,292,565.01          16.15
75.01% to  80.00%.............................          434            38,675,528.80          34.15
80.01% to  85.00%.............................          101             8,979,889.20           7.93
85.01% to  90.00%.............................           79             6,617,103.44           5.84
90.01% to  95.00%.............................           19             1,308,060.90           1.16
95.01% to 100.00%.............................            9               838,042.33           0.74
                                                      -----          ---------------         ------
      Total...................................        1,515          $113,237,743.46         100.00%
                                                      =====          ===============         ======

------------------------

(1) At the date of origination.

                                FIXED RATE GROUP
                                OCCUPANCY STATUS

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
OCCUPANCY STATUS                                CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------                                -----------------   -----------------   -----------------
Owner Occupied/Primary Residence..............        1,374          $105,058,320.64           92.78%
Non-Owner Occupied/Investment Property........          135             7,752,914.98            6.85
Second Home...................................            6               426,507.84            0.38
                                                      -----          ---------------         -------
      Total...................................        1,515          $113,237,743.46          100.00%
                                                      =====          ===============         =======

                                FIXED RATE GROUP
                           TYPE OF MORTGAGED PROPERTY

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
PROPERTY TYPE                                   CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                   -----------------   -----------------   -----------------
Single Family Residence.......................        1,372          $102,677,574.91           90.67%
Two to Four Family............................           81             6,348,469.03            5.61
Townhouse.....................................           23             1,835,031.91            1.62
Condominium...................................           29             1,644,703.46            1.45
Manufactured Housing..........................           10               731,964.15            0.65
                                                      -----          ---------------         -------
      Total...................................        1,515          $113,237,743.46          100.00%
                                                      =====          ===============         =======

                                FIXED RATE GROUP
                       ORIGINATORS OF THE MORTGAGE LOANS

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
ORIGINATOR                                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------                                      -----------------   -----------------   -----------------
Affiliated:
  Broker Network..............................          289          $ 21,719,194.08           19.18%
  National Loan Center........................          113             9,576,292.03            8.46
  Retail......................................        1,105            81,477,914.13           71.95
Unaffiliated..................................            8               464,343.22            0.41
                                                      -----          ---------------         -------
      Total...................................        1,515          $113,237,743.46          100.00%
                                                      =====          ===============         =======

                                FIXED RATE GROUP
               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                             PERCENTAGE OF
                                                                           STATISTIC           STATISTIC
                                                       NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                       STATISTIC           AGGREGATE           AGGREGATE
STATUS                                             CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------                                             -----------------   -----------------   -----------------
Arizona..........................................           27          $  1,547,449.43             1.37%
Arkansas.........................................            3               120,758.83             0.11
California.......................................          205            24,267,589.53            21.43
Colorado.........................................           10               889,796.06             0.79
Connecticut......................................            6               451,550.33             0.40
Delaware.........................................            1                70,500.00             0.06
District of Columbia.............................            4               477,864.69             0.42
Florida..........................................          108             7,034,108.58             6.21
Georgia..........................................           23             1,667,927.36             1.47
Hawaii...........................................           18             1,925,961.90             1.70
Idaho............................................           10               806,872.74             0.71
Illinois.........................................           60             4,651,670.28             4.11
Indiana..........................................           21             1,198,195.74             1.06
Iowa.............................................           50             2,836,596.33             2.50
Kansas...........................................            5               165,314.69             0.15
Kentucky.........................................            6               462,242.58             0.41
Louisiana........................................           23             1,068,951.38             0.94
Maryland.........................................            8               614,018.13             0.54
Massachusetts....................................            9               838,109.48             0.74
Michigan.........................................          125             7,321,160.51             6.47
Minnesota........................................           21             2,204,077.62             1.95
Mississippi......................................            7               324,176.69             0.29
Missouri.........................................           59             3,122,840.22             2.76
Montana..........................................            5               501,532.58             0.44
Nebraska.........................................            5               417,220.66             0.37
Nevada...........................................           24             2,210,921.42             1.95
New Hampshire....................................            1                42,400.00             0.04
New Jersey.......................................           20             2,285,469.02             2.02
New Mexico.......................................            4               513,281.05             0.45
New York.........................................          102             8,873,145.30             7.84
North Carolina...................................           33             2,140,435.66             1.89
Ohio.............................................           96             6,578,700.91             5.81
Oklahoma.........................................           28             1,124,146.99             0.99
Oregon...........................................           15             1,344,171.95             1.19
Pennsylvania.....................................           48             2,519,045.80             2.22
Rhode Island.....................................            4               298,696.17             0.26
South Carolina...................................            8               379,606.52             0.34
Tennessee........................................           33             1,722,118.03             1.52
Texas............................................          234            14,580,851.56            12.88
Utah.............................................            9               969,074.15             0.86
Virginia.........................................            9               420,535.10             0.37
Washington.......................................           20             1,748,618.81             1.54
West Virginia....................................            4               242,176.98             0.21
Wisconsin........................................            4               257,861.70             0.23
                                                         -----          ---------------          -------
      Total......................................        1,515          $113,237,743.46           100.00%
                                                         =====          ===============          =======

                                FIXED RATE GROUP
                                PRIORITY OF LIEN

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE        AGGREGATE POOL
PRIORITY                                        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------                                        -----------------   -----------------   -----------------
First Lien....................................        1,490          $112,500,841.81           99.35%
Second Lien...................................           25               736,901.65            0.65
                                                      -----          ---------------         -------
      Total...................................        1,515          $113,237,743.46          100.00%
                                                      =====          ===============         =======

                                FIXED RATE GROUP
                            PREPAYMENT PENALTY TERM

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
ORIGINAL PREPAYMENT                                 STATISTIC           AGGREGATE        AGGREGATE POOL
PENALTY TERM (MONTHS)                           CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------                           -----------------   -----------------   -----------------
0.............................................          503          $ 32,324,710.49           28.55%
6.............................................            1                24,993.42            0.02
12............................................          103             9,007,748.30            7.95
24............................................            2               279,130.99            0.25
30............................................            1                39,200.00            0.03
36............................................          149             9,658,217.40            8.53
42............................................           19             2,138,596.72            1.89
60............................................          737            59,765,146.14           52.78
                                                      -----          ---------------         -------
      Total...................................        1,515          $113,237,743.46          100.00%
                                                      =====          ===============         =======

                                FIXED RATE GROUP
                               DOCUMENTATION TYPE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE        AGGREGATE POOL
DOCUMENTATION TYPE                              CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------                              -----------------   -----------------   -----------------
Full Documentation............................        1,282          $ 93,944,897.28           82.96%
Stated Documentation..........................          118             9,808,576.98            8.66
Light Documentation...........................          115             9,484,269.20            8.38
                                                      -----          ---------------         -------
      Total...................................        1,515          $113,237,743.46          100.00%
                                                      =====          ===============         =======

                                FIXED RATE GROUP
                                  CREDIT GRADE

                                                                                           PERCENTAGE OF
                                                                        STATISTIC            STATISTIC
                                                   NUMBER OF        CALCULATION DATE     CALCULATION DATE
                                                   STATISTIC       AGGREGATE PRINCIPAL    AGGREGATE POOL
CREDIT GRADE                                   CALCULATION LOANS         BALANCE         PRINCIPAL BALANCE
------------                                   -----------------   -------------------   -----------------
A............................................          207           $ 18,118,835.77           16.00%
A-...........................................          393             34,751,252.48           30.69
A+...........................................           36              2,897,378.85            2.56
B............................................          253             17,481,149.93           15.44
B-...........................................           61              4,445,563.45            3.93
B+...........................................          162             11,408,005.15           10.07
C............................................          205             11,703,543.72           10.34
C-...........................................           62              4,024,287.38            3.55
C+...........................................           87              5,804,970.05            5.13
D............................................           49              2,602,756.68            2.30
                                                     -----           ---------------          ------
      Total..................................        1,515           $113,237,743.46          100.00%
                                                     =====           ===============          ======

                                FIXED RATE GROUP
                                   FICO SCORE

                                                                                           PERCENTAGE OF
                                                                        STATISTIC            STATISTIC
                                                   NUMBER OF        CALCULATION DATE     CALCULATION DATE
                                                   STATISTIC       AGGREGATE PRINCIPAL    AGGREGATE POOL
FICO SCORE                                     CALCULATION LOANS         BALANCE         PRINCIPAL BALANCE
----------                                     -----------------   -------------------   -----------------
Not Available................................           13           $    839,448.58            0.74%
  1 to 400...................................            2                 86,287.01            0.08
451 to 500...................................           38              2,923,919.72            2.58
501 to 550...................................          367             23,572,176.13           20.82
551 to 600...................................          537             40,832,819.52           36.06
601 to 610...................................           91              7,329,988.94            6.47
611 to 620...................................          100              8,052,021.01            7.11
621 to 630...................................           79              6,531,025.54            5.77
631 to 640...................................           82              6,320,203.83            5.58
641 to 650...................................           46              3,270,749.74            2.89
651 to 660...................................           46              3,898,813.33            3.44
661 to 670...................................           28              2,396,893.43            2.12
671 to 680...................................           14              1,450,584.66            1.28
681 to 690...................................           11                976,716.25            0.86
691 to 700...................................           10              1,085,216.41            0.96
701 to 720...................................           24              2,034,583.90            1.80
721 to 740...................................           14                824,174.27            0.73
741 to 760...................................           11                599,607.93            0.53
761 to 780...................................            1                105,815.68            0.09
781 to 800...................................            1                106,697.58            0.09
                                                     -----           ---------------          ------
      Total..................................        1,515           $113,237,743.46          100.00%
                                                     =====           ===============          ======

                            ADJUSTABLE RATE GROUP I
                 STATISTICAL CALCULATION DATE PRINCIPAL BALANCE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
       RANGE OF STATISTICAL CALCULATION             STATISTIC           AGGREGATE           AGGREGATE
            DATE PRINCIPAL BALANCE              CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
       --------------------------------         -----------------   -----------------   -----------------
$     0.01 to $ 25,000.00.....................           25          $    537,220.61           0.26%
$ 25,000.01 to $ 50,000.00....................          339            13,366,219.31           6.59
$ 50,000.01 to $ 75,000.00....................          448            28,083,979.53          13.84
$ 75,000.01 to $100,000.00....................          329            28,754,050.33          14.17
$100,000.01 to $150,000.00....................          473            57,461,047.24          28.31
$150,000.01 to $200,000.00....................          237            40,797,459.16          20.10
$200,000.01 to $250,000.00....................          120            26,763,749.47          13.19
$250,000.01 to $300,000.00....................           17             4,523,168.97           2.23
$300,000.01 to $350,000.00....................            6             1,954,788.34           0.96
$350,000.01 to $400,000.00....................            2               724,800.00           0.36
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                          MORTGAGE INTEREST RATES (1)

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF MORTGAGE                                   STATISTIC           AGGREGATE           AGGREGATE
INTEREST RATES                                  CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------                               -----------------   -----------------   -----------------
 7.501% to  8.000%............................            7          $  1,195,554.33           0.59%
 8.001% to  8.500%............................           23             3,236,910.58           1.59
 8.501% to  9.000%............................          121            16,026,640.56           7.90
 9.001% to  9.500%............................          156            20,736,403.00          10.22
 9.501% to 10.000%............................          266            32,807,653.69          16.16
10.001% to 10.500%............................          259            29,162,688.45          14.37
10.501% to 11.000%............................          309            31,947,818.90          15.74
11.001% to 11.500%............................          221            19,319,118.22           9.52
11.501% to 12.000%............................          229            18,974,944.70           9.35
12.001% to 12.500%............................          145            11,405,794.07           5.62
12.501% to 13.000%............................          109             7,688,452.40           3.79
13.001% to 13.500%............................           45             3,182,149.10           1.57
13.501% to 14.000%............................           58             4,358,935.09           2.15
14.001% to 14.500%............................           23             1,571,607.80           0.77
14.501% to 15.000%............................           14               847,441.48           0.42
15.001% to 15.500%............................            3               109,696.31           0.05
15.501% to 16.000%............................            5               284,485.97           0.14
16.001% to 16.500%............................            2                62,242.95           0.03
16.501% to 17.000%............................            1                47,945.36           0.02
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

------------------------

(1) The lender has acquired mortgage insurance on certain mortgage loans included in the preceding table. The mortgage interest rates for such mortgage loans are shown at the mortgage rates inclusive of any premium for the related mortgage insurance coverage. As of the statistic calculation date, the weighted average mortgage rate of the statistic calculation loans net of the related premiums for such mortgage insurance is expected to be approximately 10.292% per annum.

                            ADJUSTABLE RATE GROUP I
                           ORIGINAL TERM TO MATURITY

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
RANGE OF                                            NUMBER OF       CALCULATION DATE    CALCULATION DATE
ORIGINAL TERMS TO                                   STATISTIC           AGGREGATE           AGGREGATE
MATURITY (MONTHS)                               CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------                               -----------------   -----------------   -----------------
169 to 180....................................           15          $  1,144,513.04           0.56%
229 to 240....................................            4               347,094.41           0.17
349 to 360....................................        1,977           201,474,875.51          99.27
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                           REMAINING TERM TO MATURITY

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
RANGE OF                                            NUMBER OF       CALCULATION DATE    CALCULATION DATE
REMAINING TERMS TO                                  STATISTIC           AGGREGATE           AGGREGATE
MATURITY (MONTHS)                               CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------                              -----------------   -----------------   -----------------
169 to 180....................................           15          $  1,144,513.04           0.56%
229 to 240....................................            4               347,094.41           0.17
337 to 348....................................            1               156,919.01           0.08
349 to 360....................................        1,976           201,317,956.50          99.19
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,996,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF COMBINED                                   STATISTIC           AGGREGATE           AGGREGATE
LOAN-TO-VALUE RATIOS                            CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------                            -----------------   -----------------   -----------------
 5.01% to 10.00%..............................            1          $     24,581.01           0.01%
20.01% to 25.00%..............................            5               444,772.89           0.22
25.01% to 30.00%..............................            8               374,119.01           0.18
30.01% to 35.00%..............................            4               318,647.50           0.16
35.01% to 40.00%..............................            6               377,310.64           0.19
40.01% to 45.00%..............................           10               583,665.59           0.29
45.01% to 50.00%..............................           22             1,375,812.64           0.68
50.01% to 55.00%..............................           28             1,890,032.45           0.93
55.01% to 60.00%..............................           53             4,869,719.07           2.40
60.01% to 65.00%..............................          124            10,858,011.68           5.35
65.01% to 70.00%..............................          214            20,899,328.72          10.30
70.01% to 75.00%..............................          388            35,162,375.34          17.32
75.01% to 80.00%..............................          548            60,526,076.84          29.82
80.01% to 85.00%..............................          143            15,976,324.35           7.87
85.01% to 90.00%..............................          311            34,723,281.81          17.11
90.01% to 95.00%..............................          125            13,688,587.79           6.74
95.01% to 100.00%.............................            6               873,835.63           0.43
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

------------------------
(1) At the date of origination.

                            ADJUSTABLE RATE GROUP I
                                OCCUPANCY STATUS

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
OCCUPANCY STATUS                                CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------                                -----------------   -----------------   -----------------
Owner Occupied/Primary Residence..............        1,873          $194,371,448.41          95.77%
Non-Owner Occupied/Investment Property........          117             8,172,664.92           4.03
Second Home...................................            6               422,369.63           0.21
                                                      -----          ---------------         ------
    Total.....................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                           TYPE OF MORTGAGED PROPERTY

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
PROPERTY TYPE                                   CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                   -----------------   -----------------   -----------------
Single Family Residence.......................        1,749          $177,839,983.36          87.62%
Two to Four Family............................          107            11,938,181.32           5.88
Condominium...................................          116            10,789,779.89           5.32
Townhouse.....................................           17             1,838,133.14           0.91
Manufactured Housing..........................            7               560,405.25           0.28
                                                      -----          ---------------         ------
    Total.....................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                       ORIGINATORS OF THE MORTGAGE LOANS

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
ORIGINATOR                                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------                                      -----------------   -----------------   -----------------
Affiliated:
  Broker Network..............................        1,367          $144,746,656.45          71.32%
  National Loan Center........................           15               972,090.59           0.48
  Retail......................................          577            52,819,842.52          26.02
Unaffiliated..................................           37             4,427,893.40           2.18
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                        PERCENTAGE OF
                                                     NUMBER OF        STATISTIC           STATISTIC
                                                     STATISTIC    CALCULATION DATE    CALCULATION DATE
                                                    CALCULATION       AGGREGATE           AGGREGATE
STATE                                                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----                                               -----------   -----------------   -----------------
Arizona...........................................        41       $  3,716,482.40           1.83%
Arkansas..........................................         4            373,733.63           0.18
California........................................       342         52,287,549.34          25.76
Colorado..........................................        34          4,703,962.67           2.32
Connecticut.......................................        30          2,755,964.28           1.36
Delaware..........................................         1             31,920.00           0.02
District of Columbia..............................         1             73,934.26           0.04
Florida...........................................       303         27,314,644.92          13.46
Georgia...........................................        30          2,972,394.44           1.46
Hawaii............................................        40          7,865,289.77           3.88
Idaho.............................................         7            534,488.96           0.26
Illinois..........................................        65          6,201,860.76           3.06
Indiana...........................................        46          2,994,661.56           1.48
Iowa..............................................        43          2,944,859.94           1.45
Kansas............................................         6            567,723.16           0.28
Kentucky..........................................        23          1,397,128.59           0.69
Louisiana.........................................        26          1,934,651.35           0.95
Maine.............................................         3            275,906.61           0.14
Maryland..........................................        15          1,520,626.56           0.75
Massachusetts.....................................        26          3,282,926.82           1.62
Michigan..........................................        78          5,942,057.67           2.93
Minnesota.........................................        76          7,362,797.55           3.63
Mississippi.......................................        26          2,029,490.28           1.00
Missouri..........................................        83          5,484,907.54           2.70
Montana...........................................        17          1,500,211.21           0.74
Nebraska..........................................        19          1,192,900.78           0.59
Nevada............................................        21          2,486,033.73           1.22
New Hampshire.....................................         3            319,714.57           0.16
New Jersey........................................         3            494,750.00           0.24
New Mexico........................................         3            339,303.04           0.17
New York..........................................        56          5,881,876.37           2.90
North Carolina....................................        60          4,550,653.22           2.24
Ohio..............................................       110          8,117,842.24           4.00
Oklahoma..........................................        15            774,907.04           0.38
Oregon............................................        26          2,951,073.65           1.45
Pennsylvania......................................        40          3,073,814.69           1.51
Rhode Island......................................         2            118,500.00           0.06
South Carolina....................................        16          1,410,788.36           0.70
Tennessee.........................................        26          2,191,424.01           1.08
Texas.............................................        84          7,334,316.17           3.61
Utah..............................................        18          2,064,480.97           1.02
Virginia..........................................        27          2,090,551.62           1.03
Washington........................................        74          9,539,684.96           4.70
West Virginia.....................................         4            212,885.27           0.10
Wisconsin.........................................        23          1,750,808.00           0.86
                                                       -----       ---------------         ------
    Total.........................................     1,996       $202,966,482.96         100.00%
                                                       =====       ===============         ======

                            ADJUSTABLE RATE GROUP I
                             RANGE OF GROSS MARGINS

                                                                                        PERCENTAGE OF
                                                     NUMBER OF        STATISTIC           STATISTIC
                                                     STATISTIC    CALCULATION DATE    CALCULATION DATE
RANGE OF                                            CALCULATION       AGGREGATE           AGGREGATE
GROSS MARGINS                                          LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                       -----------   -----------------   -----------------
0.000% to 3.000%..................................         1       $    157,000.00           0.08%
3.001% to 3.500%..................................        12          1,139,886.23           0.56
3.501% to 4.000%..................................        11          1,031,441.01           0.51
4.001% to 4.500%..................................        14          1,450,287.95           0.71
4.501% to 5.000%..................................        54          4,588,502.31           2.26
5.001% to 5.500%..................................       212         22,040,256.11          10.86
5.501% to 6.000%..................................       411         42,543,513.17          20.96
6.001% to 6.500%..................................       747         84,685,822.39          41.72
6.501% to 7.000%..................................       275         24,852,074.94          12.24
7.001% to 7.500%..................................       144         10,956,646.52           5.40
7.501% to 8.000%..................................        70          5,835,711.38           2.88
8.001% to 8.500%..................................        22          2,069,824.41           1.02
8.501% to 9.000%..................................        19          1,388,650.10           0.68
9.001% to 9.500%..................................         3            146,266.44           0.07
9.501% to 10.000%.................................         1             80,600.00           0.04
                                                       -----       ---------------         ------
    Total.........................................     1,996       $202,966,482.96         100.00%
                                                       =====       ===============         ======

                            ADJUSTABLE RATE GROUP I
                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES

                                                                                        PERCENTAGE OF
                                                     NUMBER OF        STATISTIC           STATISTIC
RANGE OF MAXIMUM                                     STATISTIC    CALCULATION DATE    CALCULATION DATE
MORTGAGE                                            CALCULATION       AGGREGATE           AGGREGATE
INTEREST RATES                                         LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------                                    -----------   -----------------   -----------------
13.501% to 14.000%................................         7       $  1,195,554.33           0.59%
14.001% to 14.500%................................        22          3,176,239.93           1.56
14.501% to 15.000%................................       121         16,026,640.56           7.90
15.001% to 15.500%................................       157         20,797,073.65          10.25
15.501% to 16.000%................................       264         32,661,726.69          16.09
16.001% to 16.500%................................       259         29,009,114.56          14.29
16.501% to 17.000%................................       310         32,013,818.90          15.77
17.001% to 17.500%................................       221         19,451,441.81           9.58
17.501% to 18.000%................................       229         18,967,355.83           9.35
18.001% to 18.500%................................       145         11,405,794.07           5.62
18.501% to 19.000%................................       110          7,797,218.57           3.84
19.001% to 19.500%................................        45          3,182,149.10           1.57
19.501% to 20.000%................................        58          4,358,935.09           2.15
20.001% to 20.500%................................        23          1,571,607.80           0.77
20.501% to 21.000%................................        13            792,242.87           0.39
21.001% to 21.500%................................         3            109,696.31           0.05
21.501% to 22.000%................................         6            339,684.58           0.17
22.001% to 22.500%................................         2             62,242.95           0.03
22.501% to 23.000%................................         1             47,945.36           0.02
                                                       -----       ---------------         ------
    Total.........................................     1,996       $202,966,482.96         100.00%
                                                       =====       ===============         ======

                            ADJUSTABLE RATE GROUP I
                    RANGE OF MINIMUM MORTGAGE INTEREST RATES

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF MINIMUM                                    STATISTIC           AGGREGATE           AGGREGATE
MORTGAGE INTEREST RATES                         CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------                         -----------------   -----------------   -----------------
 7.501% to  8.000%............................            7          $  1,195,554.33           0.59%
 8.001% to  8.500%............................           23             3,236,910.58           1.59
 8.501% to  9.000%............................          121            16,026,640.56           7.90
 9.001% to  9.500%............................          156            20,736,403.00          10.22
 9.501% to 10.000%............................          266            32,807,653.69          16.16
10.001% to 10.500%............................          259            29,162,688.45          14.37
10.501% to 11.000%............................          309            31,947,818.90          15.74
11.001% to 11.500%............................          221            19,319,118.22           9.52
11.501% to 12.000%............................          229            18,974,944.70           9.35
12.001% to 12.500%............................          145            11,405,794.07           5.62
12.501% to 13.000%............................          109             7,688,452.40           3.79
13.001% to 13.500%............................           45             3,182,149.10           1.57
13.501% to 14.000%............................           58             4,358,935.09           2.15
14.001% to 14.500%............................           23             1,571,607.80           0.77
14.501% to 15.000%............................           14               847,441.48           0.42
15.001% to 15.500%............................            3               109,696.31           0.05
15.501% to 16.000%............................            5               284,485.97           0.14
16.001% to 16.500%............................            2                62,242.95           0.03
16.501% to 17.000%............................            1                47,945.36           0.02
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                                  PRODUCT TYPE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
PRODUCT:                                        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------                                        -----------------   -----------------   -----------------
6 Mo LIBOR ARM................................            1          $    103,944.65           0.05%
2 Yr Fixed/6 Mo LIBOR ARM.....................          539            68,733,148.86          33.86
3 Yr Fixed/6 Mo LIBOR ARM.....................        1,456           134,129,389.45          66.08
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                            PREPAYMENT PENALTY TERM

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
ORIGINAL PREPAYMENT                                 STATISTIC           AGGREGATE           AGGREGATE
PENALTY TERM (MONTHS):                          CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------                          -----------------   -----------------   -----------------
0.............................................          219          $ 22,740,143.69          11.20%
12............................................           15             2,167,913.11           1.07
24............................................          335            46,701,068.54          23.01
36............................................        1,130           103,627,910.18          51.06
42............................................           54             5,351,787.73           2.64
60............................................          243            22,377,659.71          11.03
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                               DOCUMENTATION TYPE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
DOCUMENTATION TYPE:                             CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------                             -----------------   -----------------   -----------------
Full Documentation............................        1,545          $153,521,853.02          75.64%
Stated Documentation..........................          357            39,118,123.59          19.27
Light Documentation...........................           94            10,326,506.35           5.09
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                                  CREDIT GRADE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
CREDIT GRADE:                                   CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                   -----------------   -----------------   -----------------
A.............................................          450          $ 52,488,096.46          25.86%
A-............................................          413            45,963,911.98          22.65
A+............................................           29             3,229,773.87           1.59
B.............................................          442            44,408,327.23          21.88
B-............................................           46             4,079,361.14           2.01
B+............................................           71             7,391,747.88           3.64
C.............................................          339            28,935,279.19          14.26
C-............................................           89             6,842,633.23           3.37
C+............................................           54             4,526,095.69           2.23
D.............................................           63             5,101,256.29           2.51
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                           MONTH OF NEXT CHANGE DATE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
MONTH OF NEXT CHANGE DATE                       CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------                       -----------------   -----------------   -----------------
April 2001....................................            1          $    103,944.65           0.05%
December 2001.................................            1                49,977.51           0.02
January 2002..................................            1                37,378.35           0.02
March 2002....................................            1               134,767.53           0.07
May 2002......................................            1                84,756.65           0.04
June 2002.....................................            5               898,166.27           0.44
July 2002.....................................           16             1,677,328.25           0.83
August 2002...................................           14             1,797,219.83           0.89
September 2002................................           58             7,378,882.70           3.64
October 2002..................................          145            18,406,577.25           9.07
November 2002.................................          259            33,971,700.53          16.74
December 2002.................................           39             4,453,313.00           2.19
April 2003....................................            3               375,229.48           0.18
May 2003......................................            7               712,365.93           0.35
June 2003.....................................           11             1,055,855.59           0.52
July 2003.....................................           24             2,466,322.62           1.22
August 2003...................................           34             3,437,607.23           1.69
September 2003................................          221            22,314,553.05          10.99
October 2003..................................          421            38,612,747.74          19.02
November 2003.................................          609            53,280,004.80          26.25
December 2003.................................          124            11,629,784.00           5.73
January 2004..................................            1                88,000.00           0.04
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP I
                                   FICO SCORE

                                                                                          PERCENTAGE OF
                                                                        STATISTIC           STATISTIC
                                                    NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                    STATISTIC           AGGREGATE           AGGREGATE
FICO SCORE:                                     CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------                                     -----------------   -----------------   -----------------
Not Available.................................            8          $    514,474.34           0.25%
  1 to 400....................................            3               171,288.29           0.08
401 to 450....................................            2               128,000.00           0.06
451 to 500....................................           49             4,060,770.45           2.00
501 to 550....................................          509            45,973,095.89          22.65
551 to 600....................................          750            79,477,799.99          39.16
601 to 610....................................          140            14,854,861.47           7.32
611 to 620....................................          120            13,175,624.82           6.49
621 to 630....................................           96            10,417,442.83           5.13
631 to 640....................................           71             7,412,650.05           3.65
641 to 650....................................           82             8,668,222.32           4.27
651 to 660....................................           51             5,855,266.17           2.88
661 to 670....................................           34             3,666,757.87           1.81
671 to 680....................................           20             2,220,993.87           1.09
681 to 690....................................           18             1,485,650.07           0.73
691 to 700....................................           17             1,762,041.76           0.87
701 to 720....................................           10             1,196,147.11           0.59
721 to 740....................................            9             1,204,231.47           0.59
741 to 760....................................            4               452,704.09           0.22
761 to 780....................................            2               241,340.10           0.12
781 to 800....................................            1                27,120.00           0.01
                                                      -----          ---------------         ------
      Total...................................        1,996          $202,966,482.96         100.00%
                                                      =====          ===============         ======

                            ADJUSTABLE RATE GROUP II
                 STATISTICAL CALCULATION DATE PRINCIPAL BALANCE

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF STATISTICAL CALCULATION DATE                STATISTIC           AGGREGATE           AGGREGATE
PRINCIPAL BALANCE                                CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------------------            -----------------   -----------------   -----------------
$     0.01 to $ 25,000.00......................          11           $   270,119.45            0.57%
$ 25,000.01 to $ 50,000.00.....................          72             2,673,562.65            5.66
$ 50,000.01 to $ 75,000.00.....................          37             2,251,416.54            4.77
$ 75,000.01 to $100,000.00.....................          22             1,923,376.57            4.07
$100,000.01 to $150,000.00.....................          16             1,910,155.67            4.04
$150,000.01 to $200,000.00.....................           4               653,211.24            1.38
$200,000.01 to $250,000.00.....................           2               456,301.70            0.97
$250,000.01 to $300,000.00.....................          55            14,915,201.90           31.57
$300,000.01 to $350,000.00.....................          35            11,404,072.96           24.14
$350,000.01 to $400,000.00.....................          15             5,580,334.12           11.81
$400,000.01 to $450,000.00.....................           2               872,342.77            1.85
$450,000.01 to $500,000.00.....................           9             4,335,896.30            9.18
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                          MORTGAGE INTEREST RATES (1)

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF MORTGAGE                                    STATISTIC           AGGREGATE           AGGREGATE
INTEREST RATES                                   CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------                                -----------------   -----------------   -----------------
 7.501% to  8.000%.............................           5           $   754,079.39            1.60%
 8.001% to  8.500%.............................          13             2,250,691.15            4.76
 8.501% to  9.000%.............................          35             7,978,234.48           16.89
 9.001% to  9.500%.............................          32             6,921,492.66           14.65
 9.501% to 10.000%.............................          42             9,001,450.49           19.05
10.001% to 10.500%.............................          24             4,737,224.07           10.03
10.501% to 11.000%.............................          25             3,832,324.07            8.11
11.001% to 11.500%.............................          22             3,578,750.09            7.57
11.501% to 12.000%.............................          17             2,326,291.60            4.92
12.001% to 12.500%.............................          16             1,484,639.80            3.14
12.501% to 13.000%.............................          10             1,668,898.32            3.53
13.001% to 13.500%.............................           8             1,081,758.75            2.29
13.501% to 14.000%.............................           5               182,193.67            0.39
14.001% to 14.500%.............................           3               152,098.83            0.32
14.501% to 15.000%.............................           8               680,655.66            1.44
15.001% to 15.500%.............................           2                71,054.52            0.15
15.501% to 16.000%.............................           8               361,032.29            0.76
16.001% to 16.500%.............................           4               151,922.03            0.32
16.501% to 17.000%.............................           1                31,200.00            0.07
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

------------------------

(1) The lender has acquired mortgage insurance on certain mortgage loans included in the preceding table. The mortgage interest rates for such mortgage loans are shown at the mortgage rates inclusive of any premium for the related mortgage insurance coverage. As of the statistic calculation date, the weighted average mortgage rate of the statistic calculation loans net of the related premiums for such mortgage insurance is expected to be approximately 10.056% per annum.

                            ADJUSTABLE RATE GROUP II
                           ORIGINAL TERM TO MATURITY

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
RANGE OF                                             NUMBER OF       CALCULATION DATE    CALCULATION DATE
ORIGINAL TERMS TO                                    STATISTIC           AGGREGATE           AGGREGATE
MATURITY (MONTHS)                                CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------                                -----------------   -----------------   -----------------
169 to 180.....................................           7           $   616,438.57            1.30%
349 to 360.....................................         273            46,629,553.30           98.70
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                           REMAINING TERM TO MATURITY

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
RANGE OF                                             NUMBER OF       CALCULATION DATE    CALCULATION DATE
REMAINING TERMS TO                                   STATISTIC           AGGREGATE           AGGREGATE
MATURITY (MONTHS)                                CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------                               -----------------   -----------------   -----------------
169 to 180.....................................           7           $   616,438.57            1.30%
349 to 360.....................................         273            46,629,553.30           98.70
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                       COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF COMBINED                                    STATISTIC           AGGREGATE           AGGREGATE
LOAN-TO-VALUE RATIOS                             CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------                             -----------------   -----------------   -----------------
10.01% to 15.00%...............................           1           $    49,976.67            0.11%
20.01% to 25.00%...............................           1                37,879.51            0.08
25.01% to 30.00%...............................           1               116,847.20            0.25
30.01% to 35.00%...............................           2                59,703.26            0.13
35.01% to 40.00%...............................           4               641,623.82            1.36
40.01% to 45.00%...............................           9               722,626.96            1.53
45.01% to 50.00%...............................           9               625,678.23            1.32
50.01% to 55.00%...............................          11             1,160,882.27            2.46
55.01% to 60.00%...............................          12             1,292,435.85            2.74
60.01% to 65.00%...............................          37             4,347,773.49            9.20
65.01% to 70.00%...............................          35             5,507,193.27           11.66
70.01% to 75.00%...............................          47             8,330,353.86           17.63
75.01% to 80.00%...............................          70            16,189,026.48           34.27
80.01% to 85.00%...............................          19             2,862,214.83            6.06
85.01% to 90.00%...............................          19             4,690,032.89            9.93
90.01% to 95.00%...............................           2               518,289.27            1.10
95.01% to 100.00%..............................           1                93,454.01            0.20
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

------------------------

(1) At the date of origination.

                            ADJUSTABLE RATE GROUP II
                                OCCUPANCY STATUS

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
OCCUPANCY STATUS                                 CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------                                 -----------------   -----------------   -----------------
Owner Occupied/Primary Residence...............         276           $45,876,724.33            97.10%
Non-Owner Occupied/Investment Property.........           3               905,182.00             1.92
Second Home....................................           1               464,085.54             0.98
                                                        ---           --------------          -------
      Total....................................         280           $47,245,991.87           100.00%
                                                        ===           ==============          =======

                            ADJUSTABLE RATE GROUP II
                           TYPE OF MORTGAGED PROPERTY

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
PROPERTY TYPE                                    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                    -----------------   -----------------   -----------------
Single Family Residence........................         263           $44,574,862.52            94.35%
Condominium....................................          10             1,644,216.54             3.48
Two Family.....................................           6               950,412.81             2.01
Manufactured Housing...........................           1                76,500.00             0.16
                                                        ---           --------------          -------
      Total....................................         280           $47,245,991.87           100.00%
                                                        ===           ==============          =======

                            ADJUSTABLE RATE GROUP II
                       ORIGINATORS OF THE MORTGAGE LOANS

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
ORIGINATOR                                       CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------                                       -----------------   -----------------   -----------------
Affiliated:
  Broker Network...............................         222           $33,170,030.05            70.21%
  National Loan Center.........................           1               350,200.00             0.74
  Retail.......................................          36            10,995,003.59            23.27
Unaffiliated...................................          21             2,730,758.23             5.78
                                                        ---           --------------          -------
      Total....................................         280           $47,245,991.87           100.00%
                                                        ===           ==============          =======

                            ADJUSTABLE RATE GROUP II
               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                             PERCENTAGE OF
                                                                           STATISTIC           STATISTIC
                                                       NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                       STATISTIC           AGGREGATE           AGGREGATE
STATE                                              CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----                                              -----------------   -----------------   -----------------
Arizona..........................................           5           $   488,536.02              1.03%
Arkansas.........................................           2                90,007.31              0.19
California.......................................         101            24,613,813.37             52.10
Colorado.........................................           3             1,122,761.86              2.38
Florida..........................................          20             3,339,686.19              7.07
Georgia..........................................           6             1,454,701.59              3.08
Hawaii...........................................           3               448,914.35              0.95
Idaho............................................           1                45,500.00              0.10
Illinois.........................................          11               958,436.02              2.03
Indiana..........................................          13               533,837.78              1.13
Iowa.............................................           1               330,151.08              0.70
Kansas...........................................           1                29,991.25              0.06
Kentucky.........................................           5               196,718.88              0.42
Louisiana........................................          13               631,374.99              1.34
Maryland.........................................           3               357,327.03              0.76
Michigan.........................................          34             2,867,140.98              6.07
Minnesota........................................           2               332,401.49              0.70
Missouri.........................................           8             1,297,580.88              2.75
Nevada...........................................           1               268,215.00              0.57
New Hampshire....................................           1                84,000.00              0.18
New Jersey.......................................           3             1,185,750.00              2.51
New York.........................................           5             1,258,778.92              2.66
North Carolina...................................           1               328,000.00              0.69
Ohio.............................................           9               641,156.33              1.36
Oklahoma.........................................           4               144,177.29              0.31
Oregon...........................................           2               153,540.00              0.32
Pennsylvania.....................................           1                59,898.00              0.13
Rhode Island.....................................           1               315,000.00              0.67
South Carolina...................................           2                74,690.55              0.16
Tennessee........................................           1               259,400.96              0.55
Texas............................................           3               344,073.17              0.73
Utah.............................................           1               306,692.20              0.65
Virginia.........................................           2               440,200.00              0.93
Washington.......................................          11             2,243,538.38              4.75
                                                          ---           --------------           -------
      Total......................................         280           $47,245,991.87            100.00%
                                                          ===           ==============           =======

                            ADJUSTABLE RATE GROUP II
                             RANGE OF GROSS MARGINS

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
RANGE OF GROSS MARGINS                           CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------                           -----------------   -----------------   -----------------
3.501% to 4.000%...............................           2           $   651,804.16             1.38%
4.001% to 4.500%...............................           4               875,990.25             1.85
4.501% to 5.000%...............................          12               780,164.82             1.65
5.001% to 5.500%...............................          54             9,264,985.36            19.61
5.501% to 6.000%...............................          59             9,706,680.47            20.54
6.001% to 6.500%...............................          80            15,632,403.61            33.09
6.501% to 7.000%...............................          24             4,948,904.11            10.47
7.001% to 7.500%...............................          14             1,773,629.20             3.75
7.501% to 8.000%...............................           8             1,964,643.24             4.16
8.001% to 8.500%...............................           9               748,354.26             1.58
8.501% to 9.000%...............................           6               559,648.32             1.18
9.001% to 9.500%...............................           8               338,784.07             0.72
                                                        ---           --------------          -------
      Total....................................         280           $47,245,991.87           100.00%
                                                        ===           ==============          =======

                            ADJUSTABLE RATE GROUP II
                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF MAXIMUM                                     STATISTIC           AGGREGATE           AGGREGATE
MORTGAGE INTEREST RATES                          CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------                          -----------------   -----------------   -----------------
13.501% to 14.000%.............................           5           $   754,079.39             1.60%
14.001% to 14.500%.............................          13             2,250,691.15             4.76
14.501% to 15.000%.............................          35             7,978,234.48            16.89
15.001% to 15.500%.............................          32             6,921,492.66            14.65
15.501% to 16.000%.............................          42             9,001,450.49            19.05
16.001% to 16.500%.............................          24             4,737,224.07            10.03
16.501% to 17.000%.............................          25             3,832,324.07             8.11
17.001% to 17.500%.............................          22             3,578,750.09             7.57
17.501% to 18.000%.............................          17             2,326,291.60             4.92
18.001% to 18.500%.............................          16             1,484,639.80             3.14
18.501% to 19.000%.............................           9             1,592,416.83             3.37
19.001% to 19.500%.............................           8             1,081,758.75             2.29
19.501% to 20.000%.............................           6               258,675.16             0.55
20.001% to 20.500%.............................           3               152,098.83             0.32
20.501% to 21.000%.............................           8               680,655.66             1.44
21.001% to 21.500%.............................           2                71,054.52             0.15
21.501% to 22.000%.............................           8               361,032.29             0.76
22.001% to 22.500%.............................           4               151,922.03             0.32
22.501% to 23.000%.............................           1                31,200.00             0.07
                                                        ---           --------------          -------
      Total....................................         280           $47,245,991.87           100.00%
                                                        ===           ==============          =======

                            ADJUSTABLE RATE GROUP II
                    RANGE OF MINIMUM MORTGAGE INTEREST RATES

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
RANGE OF MINIMUM                                     STATISTIC           AGGREGATE           AGGREGATE
MORTGAGE INTEREST RATES                          CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------------                          -----------------   -----------------   -----------------
 7.501% to  8.000%.............................           5           $   754,079.39            1.60%
 8.001% to  8.500%.............................          13             2,250,691.15            4.76
 8.501% to  9.000%.............................          35             7,978,234.48           16.89
 9.001% to  9.500%.............................          32             6,921,492.66           14.65
 9.501% to 10.000%.............................          42             9,001,450.49           19.05
10.001% to 10.500%.............................          24             4,737,224.07           10.03
10.501% to 11.000%.............................          25             3,832,324.07            8.11
11.001% to 11.500%.............................          22             3,578,750.09            7.57
11.501% to 12.000%.............................          17             2,326,291.60            4.92
12.001% to 12.500%.............................          16             1,484,639.80            3.14
12.501% to 13.000%.............................          10             1,668,898.32            3.53
13.001% to 13.500%.............................           8             1,081,758.75            2.29
13.501% to 14.000%.............................           5               182,193.67            0.39
14.001% to 14.500%.............................           3               152,098.83            0.32
14.501% to 15.000%.............................           8               680,655.66            1.44
15.001% to 15.500%.............................           2                71,054.52            0.15
15.501% to 16.000%.............................           8               361,032.29            0.76
16.001% to 16.500%.............................           4               151,922.03            0.32
16.501% to 17.000%.............................           1                31,200.00            0.07
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                                  PRODUCT TYPE

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
PRODUCT:                                         CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------                                         -----------------   -----------------   -----------------
2 Yr Fixed/6 Mo LIBOR ARM......................         143           $24,156,215.64           51.13%
3 Yr Fixed/6 Mo LIBOR ARM......................         137            23,089,776.23           48.87
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                            PREPAYMENT PENALTY TERM

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
ORIGINAL PREPAYMENT                                  STATISTIC           AGGREGATE           AGGREGATE
PENALTY TERM (MONTHS):                           CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
----------------------                           -----------------   -----------------   -----------------
0..............................................          40           $ 6,053,236.73           12.81%
12.............................................           1               364,815.67            0.77
24.............................................          75            15,738,526.93           33.31
36.............................................         126            20,127,937.15           42.60
42.............................................           1               255,920.00            0.54
60.............................................          37             4,705,555.39            9.96
                                                        ---           --------------          ------
                                                        280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                               DOCUMENTATION TYPE

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
DOCUMENTATION TYPE:                              CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------                              -----------------   -----------------   -----------------
Full Documentation.............................         211           $31,192,332.67           66.02%
Stated Documentation...........................          47            11,025,694.95           23.34
Light Documentation............................          22             5,027,964.25           10.64
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                           MONTH OF NEXT CHANGE DATE

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
MONTH OF NEXT CHANGE DATE                        CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------                        -----------------   -----------------   -----------------
February 2002..................................           1           $   321,590.05            0.68%
May 2002.......................................           1               342,969.80            0.73
July 2002......................................           2               588,102.14            1.24
August 2002....................................           2               282,336.34            0.60
September 2002.................................          13             1,811,057.50            3.83
October 2002...................................          59             8,202,333.50           17.36
November 2002..................................          54            11,205,471.31           23.72
December 2002..................................          11             1,402,355.00            2.97
February 2003..................................           1               306,692.20            0.65
June 2003......................................           1               330,151.08            0.70
August 2003....................................           2               414,539.83            0.88
September 2003.................................          23             4,607,892.03            9.75
October 2003...................................          48             6,600,887.03           13.97
November 2003..................................          50             8,529,514.06           18.05
December 2003..................................          12             2,300,100.00            4.87
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                                  CREDIT GRADE

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
CREDIT GRADE:                                    CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------                                    -----------------   -----------------   -----------------
A..............................................          59           $12,506,026.85           26.47%
A-.............................................          53            11,055,396.76           23.40
A+.............................................           7             1,635,388.44            3.46
B..............................................          78            10,963,790.06           23.21
B-.............................................           3               995,374.32            2.11
B+.............................................           2               561,867.19            1.19
C..............................................          45             6,438,760.12           13.63
C-.............................................           7               806,756.07            1.71
D..............................................          26             2,282,632.06            4.83
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                            ADJUSTABLE RATE GROUP II
                                   FICO SCORE

                                                                                           PERCENTAGE OF
                                                                         STATISTIC           STATISTIC
                                                     NUMBER OF       CALCULATION DATE    CALCULATION DATE
                                                     STATISTIC           AGGREGATE           AGGREGATE
FICO SCORE:                                      CALCULATION LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------                                      -----------------   -----------------   -----------------
Not Available..................................           1           $   393,621.37            0.83%
451 to 500.....................................           6             1,144,852.97            2.42
501 to 550.....................................          90            11,319,399.82           23.96
551 to 600.....................................         102            17,204,435.35           36.41
601 to 610.....................................          15             2,618,079.87            5.54
611 to 620.....................................          10             2,123,923.43            4.50
621 to 630.....................................          11             2,046,619.70            4.33
631 to 640.....................................          13             2,887,939.95            6.11
641 to 650.....................................           6             1,518,241.85            3.21
651 to 660.....................................           6             1,619,500.46            3.43
661 to 670.....................................           7             1,835,252.86            3.88
671 to 680.....................................           2               305,199.54            0.65
681 to 690.....................................           3               901,924.16            1.91
691 to 700.....................................           2               320,500.00            0.68
701 to 720.....................................           2               308,850.00            0.65
721 to 740.....................................           1                33,737.47            0.07
741 to 760.....................................           1                82,443.23            0.17
761 to 780.....................................           2               581,469.84            1.23
                                                        ---           --------------          ------
      Total....................................         280           $47,245,991.87          100.00%
                                                        ===           ==============          ======

                                    ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except under limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2000-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

    Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

    TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG
PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM, LUXEMBOURG PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

    Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

    As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

    U.S. PERSON. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Class A Certificate that is for United States federal income tax purposes

    - a citizen or resident of the United States,

    - a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

    - an estate the income of which is subject to United States federal income taxation regardless of its source, or

    - a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Class A Certificate that is not a U.S. person.

    This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
DATED SEPTEMBER 8, 2000

                                 $1,331,730,000
                      ASSET-BACKED CERTIFICATES AND BONDS
                           (EACH ISSUABLE IN SERIES)
                           AAMES CAPITAL CORPORATION
                         AAMES CAPITAL ACCEPTANCE CORP.

               (INCLUDING CERTAIN LIMITED PURPOSE ENTITIES FORMED
             BY AAMES CAPITAL ACCEPTANCE CORP. FROM TIME TO TIME IN
         CONNECTION WITH THE ISSUANCE OF SERIES OF ASSET-BACKED BONDS)

    This Prospectus relates to Asset-Backed Certificates (the "Certificates") and Asset-Backed Bonds (the "Bonds" and, together with the Certificates, the "Securities"), each issuable in series (each, a "Series"), that may be sold from time to time by Aames Capital Corporation ("ACC" or the "Sponsor"), Aames Capital Acceptance Corp. ("ACAC") or a special purpose entity formed in connection with a Series of Certificates or Bonds (together with ACC and ACAC, the "Transferors") on terms determined at the time of sale and described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the Securities of each Series will be either Certificates that will evidence a beneficial undivided interest in assets deposited in a trust fund (each, a "Trust") by a Transferor pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into among the related Transferor, ACC or such other entity identified in the related Pooling and Servicing Agreement, as servicer (the "Servicer"), and the trustee specified in the related Prospectus Supplement (the "Trustee"), or Bonds that will be secured by a trust estate (each, a "Trust Estate") comprised of assets pledged to the related Trustee by either ACAC or a separate entity formed by ACAC solely for the purpose of issuing the Bonds of the related Series (either such entity, as applicable, the "Bond Issuer") pursuant to an Indenture (each, an "Indenture") to be entered into at the date the related Series of Bonds is issued.

                                                        (CONTINUED ON NEXT PAGE)

      PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING HEREIN UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 18 BEFORE PURCHASING ANY
                                  SECURITIES.

    BONDS OF A SERIES WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE RELATED BOND ISSUER. CERTIFICATES OF A SERIES WILL EVIDENCE INTERESTS ONLY IN THE RELATED TRUST. EXCEPT AS OTHERWISE SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT, THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON OR ENTITY, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

(CONTINUED FROM PREVIOUS PAGE)

    The primary assets of each Trust or Trust Estate, as applicable, will consist of one or more pools (each, a "Mortgage Pool") of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on one-to four-family residential properties. The Mortgage Loans will be acquired by the related Transferor, either directly or indirectly, from one or more affiliated or unaffiliated entities (the "Originators"). A Trust or Trust Estate, as applicable, may include, in addition to the Mortgage Loans, if specified in the related Prospectus Supplement, (i) funds on deposit in one or more prefunding accounts and/or capitalized interest accounts and (ii) financial guaranty insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, to the extent described in the related Prospectus Supplement. Amounts on deposit in a prefunding account for any Series will be applied for the acquisition of additional Mortgage Loans during the related funding period specified in the related Prospectus Supplement in the manner specified therein.

    Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a beneficial interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans in the related Trust. A Series of Certificates may include one or more senior Classes that receive certain preferential treatment with respect to one or more other Classes of Certificates of such Series. One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates of such Series or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement. Each Series of Bonds will be issued in a single Class.

    Distributions or payments, as applicable, to holders of Securities ("Securityholders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Distribution Date," with respect to Certificates, or a "Payment Date," with respect to Bonds), which may occur at monthly, quarterly, semi-annually or at such other intervals as are specified therein.

    Bonds of a Series will constitute non-recourse obligations of the related Bond Issuer. Certificates of a Series will evidence interests only in the related Trust. Except as otherwise set forth herein and in the related Prospectus Supplement, the Securities will not represent an obligation of or interest in the Servicer, any Originator or any of their respective affiliates or any other person. Unless otherwise specified in the related Prospectus Supplement, the obligations of a Transferor with respect to a Series of Securities will be limited to those arising in respect of certain representations and warranties on the Mortgage Loans. The principal obligations of the Servicer with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations under the Pooling and Servicing Agreement, with respect to Certificates, or a servicing agreement (each, a "Servicing Agreement") to be entered into among ACC, the related Servicer, the related Bond Issuer and the Trustee, with respect to Bonds, including any obligation it may have to advance delinquent payments on the Mortgage Loans in the related Trust or Trust Estate, as applicable.

    THE YIELD ON THE SECURITIES OF A GIVEN SERIES MAY BE AFFECTED BY, AMONG OTHER THINGS, THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE RELATED TRUST OR TRUST ESTATE, AS APPLICABLE, AND THE TIMING OF RECEIPT OF SUCH PAYMENTS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST MAY BE SUBJECT TO EARLY TERMINATION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE BONDS OF ANY SERIES MAY BE SUBJECT TO OPTIONAL REDEMPTION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS--YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" AND "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

    If specified in a Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and under "Underwriting" in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop or, if it does develop, that it will continue.

    UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of
Securities: (i) a description of such Securities; (ii) the rate of interest, the "Certificate Rate" or "Bond Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Securities;
(iii) certain information concerning the Mortgage Loans and financial guaranty insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Mortgage Pools or all or part of the related Securities;
(iv) in the case of Certificates, the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Loans; (v) in the case of Certificates, information as to the nature and extent of subordination with respect to such Certificates, if any; (vi) the Distribution Dates or Payment Dates, as applicable; (vii) the amount, if any, deposited in the related Prefunding Account, the length of the related Funding Period or the Revolving Period and the criteria for determining which additional Mortgage Loans may become assets of the related Trust or Trust Estate, as applicable; (viii) in the case of Certificates, the circumstances, if any, under which the related Trust may be subject to early termination; (ix) in the case of Bonds, the circumstances, if any, under which such Bonds may be subject to redemption; (x) in the case of Certificates, whether a REMIC election will be made and the designation of the regular and residual interest therein; and (xi) additional information with respect to the plan of distribution of such Securities.

                             AVAILABLE INFORMATION

    The Transferors have filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http:// www.sec.gov).

    No person has been authorized to give any information or to make any representation regarding the Series of Securities referred to in the accompanying Prospectus Supplement other than those contained or incorporated by reference in this Prospectus and such Prospectus Supplement with respect to such Series and, if given or made, such information or representations must not be relied upon. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with the Commission relating to the Trust or Trust Estate, as applicable, referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the related Securities or relating to the terms or collateral with respect to such offering shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Trustee or Transferor with respect to any Series of Securities will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

    Except as otherwise specified in the related Prospectus Supplement, no information that relates to any Series of Securities other than the Series referred to in the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

                           REPORTS TO SECURITYHOLDERS

    Monthly and annual reports concerning any Securities and the related assets included in the Trust or Trust Estate, as applicable, will be sent by the Trustee to all related Securityholders. See "Description of the Securities--Reports to Securityholders" herein. If the Securities of a Series are to be issued in book-entry form, such reports will be sent to the Securityholder of record, and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities--Form of Securities--BOOK-ENTRY REGISTRATION" to obtain such reports.

                               TABLE OF CONTENTS

SUMMARY.........................................      6
RISK FACTORS....................................     18
  Limited Liquidity.............................     18
  Limited Assets; Limited Obligations...........     18
  Nature of the Security for Mortgage Loans.....     18
  Risks Associated with Prepayment of the
    Mortgage Loans..............................     21
  Environmental Statutes Affecting Security
    Interests...................................     22
  Risks Associated With Certain Origination
    Fees........................................     22
  Legal Considerations..........................     22
  Yield, Maturity and Prepayment
    Considerations..............................     24
  Limitations on Interest Payments and
    Foreclosures................................     25
  Security Rating...............................     26
  Book-Entry Registration.......................     26
THE TRUSTS AND TRUST ESTATES....................     27
  The Mortgage Loans--General...................     27
  Negative Amortization.........................     29
  Forward Commitments; Prefunding Accounts;
    Capitalized Interest Accounts...............     29
USE OF PROCEEDS.................................     30
AAMES CAPITAL ACCEPTANCE CORP...................     31
AAMES CAPITAL CORPORATION.......................     31
  General.......................................     31
  Mortgage Loan Delinquency and Foreclosure
    Experience..................................     32
THE ORIGINATORS.................................     33
  Underwriting Guidelines.......................     33
  Credit Scores.................................     36
  Documentation.................................     37
  Representations by Originators and the
    Transferors.................................     38
DESCRIPTION OF THE SECURITIES...................     39
  General.......................................     39
  Form of Securities............................     40
  Distributions and Payments on Securities......     44
  Revolving Period and Amortization Period;
    Transferor Interest.........................     47
  Reports to Securityholders....................     47
CREDIT ENHANCEMENT..............................     50
  Subordination.................................     50
  Overcollateralization Feature.................     51
  Reserve Accounts..............................     51
  Financial Guaranty Insurance Policies.........     52
  Mortgage Pool Insurance Policies..............     52
  Special Hazard Insurance Policies.............     53
  Bankruptcy Bonds..............................     53
  Cross Support.................................     54
  Other Insurance, Guarantees and Similar
    Instruments or Agreements...................     54
  Maintenance of Credit Enhancement.............     54
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS...     56
THE POOLING AND SERVICING AGREEMENT.............     59
  Assignment of Mortgage Loans..................     59
  Payments on the Mortgage Loans................     62
  Investment of Accounts........................     62
  Permitted Investments.........................     62
  Monthly Advances and Compensating Interest....     63
  Realization upon Defaulted Mortgage Loans.....     64
  General Servicing Procedures..................     65
  Sub-Servicers.................................     65
  Servicing and Other Compensation and Payment
    of Expenses.................................     65
  Maintenance of Hazard Insurance...............     66
  Enforcement of Due-on-Sale Clauses............     67
  Voting........................................     67
  Amendments....................................     67
  Certificate Events of Default.................     68
  Rights upon Certificate Events of Default.....     68
  Termination; Optional Termination.............     69
  Evidence as to Compliance.....................     69
  Indemnification of Officers and Directors of
    the Transferors.............................     70
  The Trustee...................................     70
THE INDENTURE...................................     71
  General.......................................     71
  Modification of Indenture.....................     71
  Bond Events of Default........................     72
  Rights upon Bond Events of Default............     72
  List of Bondholders...........................     73
  Annual Compliance Statement...................     73
  Trustee's Annual Report.......................     73
  Satisfaction and Discharge of Indenture.......     73
  Redemption of Bonds...........................     73
  Reports by Trustee to Bondholders.............     74
  Limitation on Suits...........................     74
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
  RELATED MATTERS...............................     75
  Nature of the Mortgage Loans..................     75
  Foreclosure/Repossession......................     75
  Rights of Redemption..........................     76
  Certain Provisions of California Deeds of
    Trust.......................................     77
  Anti-deficiency Legislation and Other
    Limitations on Lenders......................     77
  Enforceability of Due-on-Sale Clauses.........     78
  Prepayment Charges............................     79
  Applicability of Usury Laws...................     79
  Soldiers' and Sailors' Civil Relief Act.......     79
  Environmental Considerations..................     79
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........     80
  Taxation of Certificates......................     80
  General.......................................     80
  Taxation of Debt Certificates (Including
    Regular Certificates).......................     81
  Taxation of Certificates as to Which a REMIC
    Election Has Been Made......................     87
  Tax Status as a Grantor Trust.................     93
  Tax Characterization of the Trust as a
    Partnership; Tax Consequences to Holders of
    the Certificates Issued by a Partnership....     95
  Certain Certificates Treated as
    Indebtedness................................    100
  Taxation of Bonds.............................    102
  Miscellaneous Tax Aspects.....................    102
  Tax Treatment of Foreign Investors............    103
STATE TAX CONSIDERATIONS........................    104
ERISA CONSIDERATIONS............................    104
  Plan Asset Regulations........................    104
  Prohibited Transaction Class Exemption........    105
LEGAL INVESTMENT CONSIDERATIONS.................    107
  SMMEA.........................................    107
  FFIEC Policy Statement........................    107
  General.......................................    108
METHOD OF DISTRIBUTION..........................    108
LEGAL MATTERS...................................    108
FINANCIAL INFORMATION...........................    109
RATING..........................................    109
INDEX OF PRINCIPAL TERMS........................    110

                                    SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. REFERENCE IS MADE TO THE INDEX OF PRINCIPAL TERMS FOR THE LOCATION IN THIS PROSPECTUS OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY.

SECURITIES OFFERED........................  Up to $1,000,000 aggregate principal amount of
                                            Asset-Backed Certificates (the "Certificates") and
                                            Asset-Backed Bonds (the "Bonds" and, together with the
                                            Certificates, the "Securities"), issuable in series
                                            (each, a "Series").

THE TRANSFERORS...........................  Aames Capital Corporation, a California corporation
                                            ("ACC"), and a wholly owned subsidiary of Aames
                                            Financial Corporation ("AFC"), Aames Capital Acceptance
                                            Corp., a Delaware corporation ("ACAC") and a wholly
                                            owned limited purpose finance subsidiary of AFC or a
                                            special purpose entity formed in connection with a
                                            Series of Certificates or Bonds (together with ACC and
                                            ACAC, the "Transferors"). The principal offices of ACAC
                                            and ACC are located in Los Angeles, California. SEE
                                            "Aames Capital Corporation" and "Aames Capital
                                            Acceptance Corp." herein.

THE SERVICER..............................  ACC or such other entity identified in the applicable
                                            Pooling and Servicing Agreement, as Servicer (the
                                            "Servicer"). SEE "The Pooling and Servicing
                                            Agreement--General Servicing Procedures" herein.

SUB-SERVICERS.............................  The Servicer may appoint one or more mortgage servicing institutions (each, a "Sub-Servicer") to service and
                                            administer the Mortgage Loans in a Mortgage Pool if so
                                            indicated in the related Prospectus Supplement.

THE TRUSTEE...............................  The trustee (the "Trustee") for each Series of
                                            Securities will be specified in the related Prospectus
                                            Supplement.

THE SECURITIES............................  Each Series of Certificates will be issued at the direction of the related Transferor by a separate trust
                                            fund (each, a "Trust"), created pursuant to an agreement
                                            (each, a "Pooling and Servicing Agreement") among the
                                            related Transferor, the Servicer and the Trustee. Each
                                            Certificate will represent an interest of the type
                                            described in the related Prospectus Supplement in the
                                            assets of the related Trust. The Certificates of any
                                            Series may be issued in one or more classes (each, a
                                            "Class"), as specified in the related Prospectus
                                            Supplement. A Series of Certificates may include one or
                                            more Classes of senior Certificates (collectively, the
                                            "Senior Certificates") that receive certain preferential
                                            treatment specified in the related Prospectus Supplement
                                            with respect to one or more Classes of subordinate
                                            Certificates (collectively, the "Subordinated
                                            Certificates"). Holders of Certificates are referred to
                                            herein as "Certificateholders."

                                            Each Series of Bonds will be non-recourse obligations of
                                            either ACAC or a separate entity (which may be organized
                                            as a trust,

                                            partnership, limited liability company or corporation)
                                            formed by ACAC solely for the purpose of issuing the
                                            Bonds of the related Series (either such entity, as
                                            applicable, the "Bond Issuer"). The Bond Issuer will be
                                            identified and described in the Prospectus Supplement
                                            relating to a Series of Bonds and will not have, nor be
                                            expected in the future to have, any significant assets
                                            available for payments on such Series of Bonds, other
                                            than the assets included in the related Trust Estate.

                                            Each Series of Bonds will be issued pursuant to an
                                            indenture (each, an "Indenture") between the related
                                            Bond Issuer and the related Trustee, and the assets
                                            included in the trust estate (each, a "Trust Estate")
                                            pledged to secure such Series will be the sole source of
                                            payments on the Bonds. The Bonds of any Series will be
                                            issuable in a single class. Holders of Bonds are
                                            referred to herein as "Bondholders" and, together with
                                            Certificateholders, as "Securityholders."

                                            The assets of each Trust or Trust Estate, as applicable,
                                            will consist primarily of the Mortgage Loans. Certain
                                            Series of Securities may be covered by a Financial
                                            Guaranty Insurance Policy, a Mortgage Pool Insurance
                                            Policy, a Special Hazard Insurance Policy, a Bankruptcy
                                            Bond or other insurance policies, cash accounts, letters
                                            of credit, limited guaranty insurance policies, third
                                            party guarantees or other forms of credit enhancement,
                                            as described herein and in the related Prospectus
                                            Supplement. SEE "Credit Enhancement" herein.

                                            Each Class of Certificates within a Series will evidence
                                            the interests specified in the related Prospectus
                                            Supplement, which may (i) include the right to receive
                                            distri-butions allocable only to principal, only to
                                            interest or to any combination thereof; (ii) include the
                                            right to receive distributions only of prepayments of
                                            principal throughout the lives of the Certificates or
                                            during specified periods; (iii) be subordinated in the
                                            right to receive distributions of scheduled payments of
                                            principal, prepayments of principal, interest or any
                                            combination thereof to one or more other Classes of
                                            Certificates of such Series throughout the lives of the
                                            Certificates or during specified periods or may be
                                            subordinated with respect to certain losses or
                                            delinquencies; (iv) include the right to receive such
                                            distributions only after the occurrence of events
                                            specified in the related Prospectus Supplement; (v)
                                            include the right to receive distributions in accordance
                                            with a schedule or formula or on the basis of
                                            collections from designated portions of the assets in
                                            the related Trust; (vi) include, as to Certificates
                                            entitled to distributions allocable to interest, the
                                            right to receive interest at a fixed rate or an
                                            adjustable rate; and (vii) include, as to Certificates
                                            entitled to distributions allocable to interest, the
                                            right to distributions allocable to interest only after
                                            the occurrence of events specified in the related
                                            Prospectus Supplement and, in each case, may accrue
                                            interest until such events occur, as specified in such
                                            Prospectus Supplement. The timing and amount of such
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                                            distributions may vary among Classes as specified in the
                                            related Prospectus Supplement.

                                            Unless otherwise specified in the related Prospectus
                                            Supplement, the Securities will be issuable in fully
                                            registered form, in the minimum denominations set forth
                                            in such Prospectus Supplement. SEE "Description of the
                                            Securities" herein.

THE MORTGAGE LOANS........................  The primary assets of each Trust or Trust Estate, as applicable, will consist of one or more pools (each, a
                                            "Mortgage Pool") of first and junior lien mortgage loans
                                            or deeds of trust (the "Mortgage Loans"), including any
                                            note or other instrument of indebtedness (each, a
                                            "Mortgage Note").

                                            The Mortgage Pool for a given Series of Securities will
                                            be transferred pursuant to the related Pooling and
                                            Servicing Agreement or Indenture, as applicable. The
                                            Mortgage Loans will be secured by one- to four-family
                                            residential properties, including townhouses,
                                            condomini-ums and manufactured housing (which is
                                            permanently affixed to and treated as real property
                                            under local law), but excluding cooperatives and mobile
                                            homes. To the extent provided in the related Prospectus
                                            Supplement, additional Mortgage Loans may be
                                            periodically added as assets of the related Trust or
                                            Trust Estate, as applicable, or may be removed from time
                                            to time if certain asset tests are met, all as described
                                            in the related Prospectus Supplement.

                                            The Mortgage Loans will not be insured or guaranteed by
                                            any governmental agency.

                                            The Mortgage Loans to be included in any Mortgage Pool
                                            will be described in the related Prospectus Supplement.
                                            The Mortgage Loans will have interest payable thereon at
                                            (i) fixed rates specified in the related Prospectus
                                            Supplement, (ii) adjustable rates computed as specified
                                            in the related Prospectus Supplement or (iii) graduated
                                            or other variable rates described in the related
                                            Prospectus Supplement. Unless otherwise specified in the
                                            related Prospectus Supplement, each Mortgage Loan will
                                            require monthly payment of principal and interest.
                                            Scheduled payments of principal on any Mortgage Loan may
                                            be computed (i) on a level debt service basis that will
                                            result in full amortization over the stated term of such
                                            Mortgage Loan, (ii) in the case of a Balloon Loan, on
                                            the basis of an assumed amortization schedule that is
                                            significantly longer than the original term of maturity
                                            of such Mortgage Loan and will require payment of a
                                            substantial amount of principal at the stated maturity
                                            specified in the related Mortgage Note or (iii) on such
                                            other basis as is specified in the related Prospectus
                                            Supplement.

                                            If so specified in the Prospectus Supplement relating to
                                            a Series of Certificates, the Mortgage Pool may be
                                            divided into two or more groups based on certain
                                            characteristics of the related
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                                            Mortgage Loans (such as type or amount of Mortgage Rate,
                                            remaining term to maturity or type of Mortgaged
                                            Property) and amounts received, collected or recovered
                                            in respect of any such group will be the primary source
                                            from which distributions on certain Classes of
                                            Certificates will be derived.

                                            The property securing a Mortgage Loan (each, a
                                            "Mortgaged Property") may be located in any one of the
                                            fifty states or the District of Columbia. Unless
                                            otherwise specified in the related Prospectus
                                            Supplement, all of the Mortgage Loans will be covered by
                                            Standard Hazard Insurance Policies insuring against
                                            certain losses due to fire and other causes.

                                            The Prospectus Supplement for each Series of Securities
                                            will specify with respect to all Mortgage Loans included
                                            in each related Mortgage Pool, among other things, (i)
                                            the aggregate outstanding principal balance and the
                                            average outstanding principal balance of the Mortgage
                                            Loans in such Mortgage Pool as of the date specified in
                                            the Prospectus Supplement (the "Cut-off Date"), (ii) the
                                            largest principal balance of any of the Mortgage Loans,
                                            (iii) the types of Mortgaged Properties securing the
                                            Mortgage Loans, (iv) the original terms to maturity of
                                            the Mortgage Loans, (v) the weighted average term to
                                            maturity of the Mortgage Loans as of the Cut-off Date
                                            and the range of the terms to maturity, (vi) the ranges
                                            of the Combined Loan-to-Value Ratios at origination,
                                            (vii) the weighted average Mortgage Rate and ranges of
                                            Mortgage Rates borne by the Mortgage Loans and (viii)
                                            the geographic distribution of the Mortgaged Properties
                                            on a state-by-state basis.

REVOLVING PERIOD AND AMORTIZATION PERIOD;
  TRANSFEROR INTEREST.....................  If the Prospectus Supplement relating to a Series of
                                            Certificates so provides, there may be a period
                                            commencing on the date of issuance of a Class or Classes
                                            of such Certificates and ending on the date set forth in
                                            the related Prospectus Supplement (the "Revolving
                                            Period") during which no principal payments will be made
                                            to one or more Classes of Certificates of the related
                                            Series as are identified in such Prospectus Supplement.
                                            All collections of principal otherwise allocated to such
                                            Class or Classes of Certificates may be (i) utilized by
                                            the Trust during such period to acquire additional
                                            Mortgage Loans that satisfy the criteria described in
                                            the related Prospectus Supplement, (ii) held in an
                                            account and invested in Eligible Investments for later
                                            distribution to Certificateholders, (iii) applied to
                                            those Class or Classes of Certificates, if any, of the
                                            same or different Series as specified in the related
                                            Prospectus Supplement as then are in amortization or
                                            (iv) otherwise applied as specified in the related
                                            Prospectus Supplement.

                                            An "Amortization Period" is the period, if any,
                                            specified as such in the Prospectus Supplement relating
                                            to a Series of Certificates during which an amount of
                                            principal is payable to holders of one or more Classes
                                            of such Series of Certificates. If so specified in the
                                            related Prospectus Supplement, during an Amortization
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                                            Period all or a portion of principal collections on the
                                            Mortgage Loans may be applied as specified above for a
                                            Revolving Period and, to the extent not so applied, will
                                            be distributed to the Class or Classes of Certificates
                                            of the same or different Series as specified in the
                                            related Prospectus Supplement as then being entitled to
                                            payments of principal. In addition, if so specified in
                                            the related Prospectus Supplement, amounts deposited in
                                            certain accounts for the benefit of one or more Classes
                                            of Certificates may be released from time to time or on
                                            a specified date and applied as a payment of principal
                                            on such Class or Classes of Certificates. The related
                                            Prospectus Supplement will set forth the circumstances
                                            that will result in the commencement of an Amortization
                                            Period.

                                            Each Trust that has a Revolving Period may also issue to
                                            the related Transferor a certificate evidencing an
                                            undivided beneficial interest (the "Transferor
                                            Interest") in the Trust not represented by the other
                                            Certificates issued by such Trust. As further described
                                            in the Prospectus Supplement relating to a Series of
                                            Certificates, the value of such Transferor Interest will
                                            fluctuate as the amount of the assets of the Trust
                                            fluctuates and the outstanding amount of the
                                            Certificates of the related Series of Certificates is
                                            reduced.

FORWARD COMMITMENTS; PREFUNDING ACCOUNTS
  AND CAPITALIZED INTEREST ACCOUNTS.......  If so specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or
                                            Indenture, as applicable, may contain provisions
                                            pursuant to which the related Transferor will agree to
                                            transfer additional Mortgage Loans into the related
                                            Mortgage Pool for a specified period of time (the
                                            "Funding Period") following the date on which the
                                            related Secu-rities are issued (such provisions being
                                            referred to herein as a "Forward Commitment"). Any
                                            Forward Commitment will require that any Mortgage Loans
                                            so transferred conform to the requirements specified in
                                            the related Pooling and Servicing Agreement or
                                            Indenture, as applicable. If a Forward Commitment is to
                                            be utilized, unless otherwise specified in the related
                                            Prospectus Supplement, a deposit will be made to a
                                            segregated account (each, a "Prefunding Account") in an
                                            amount equal to all or a portion of the proceeds
                                            received by the related Transferor in connection with
                                            the sale of the Securities of the related Series (such
                                            amount, the "Prefunding Amount"). Subsequently, the
                                            additional Mortgage Loans will be conveyed by the
                                            related Transferor to the related Trust in exchange for
                                            cash from the related Prefunding Account in one or more
                                            transfers. The related Pooling and Servicing Agreement
                                            or Indenture, as applicable, will require that, if any
                                            of the Prefunding Amount is not applied to acquire
                                            additional Mortgage Loans by the end of the Funding
                                            Period, then any amounts remaining on deposit in the
                                            Prefunding Account will be released from the Prefunding
                                            Account and distributed or paid, as applicable, in
                                            reduction of
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                                            the principal balance of the related Securities as
                                            specified in the related Prospectus Supplement.

                                            If a Prefunding Account is established, a segregated
                                            account (each, a "Capitalized Interest Account") may
                                            also be established for the related Series. On the
                                            closing date for such Series, all or a portion of the
                                            proceeds received by the related Transferor in
                                            connection with the sale of the Securities of the
                                            related Series may be deposited in the Capitalized
                                            Interest Account and used to fund the excess, if any, of
                                            (x) the sum of (i) the amount of interest accrued on the
                                            Securities of such Series specified in the related
                                            Prospectus Supplement and, (ii) if specified in the
                                            related Prospectus Supplement, certain fees or expenses
                                            during the Funding Period such as Trustee fees and
                                            credit enhancement fees, over (y) the amount of interest
                                            available therefor from the Mortgage Loans included in
                                            the original Mortgage Pool. If so specified in the
                                            related Prospectus Supplement, amounts on deposit in the
                                            Capitalized Interest Account may be released to the
                                            related Transferor prior to the end of the Funding
                                            Period subject to the satisfaction of certain tests
                                            specified in the related Prospectus Supplement. Any
                                            amounts on deposit in the Capitalized Interest Account
                                            at the end of the Funding Period that are not necessary
                                            for such purposes will be distributed to the person
                                            specified in the related Prospectus Supplement.

CREDIT ENHANCEMENT........................  The Mortgage Loans included in a Trust or Trust Estate, as applicable, the Securities of the related Series or,
                                            in the case of Certificates, one or more Classes of
                                            Certificates of the related Series may have the benefit
                                            of one or more types of credit enhancement, as described
                                            in the related Prospectus Supplement. The protection
                                            against losses afforded by any such credit support will
                                            be limited. Such credit enhancement may include one or
                                            more of the following types or another type of credit
                                            enhancement as specified in the Prospectus Supplement.

A. SUBORDINATED CERTIFICATES..............  In the case of a Series of Certificates, the rights of the holders of any Subordinated Certificates of such
                                            Series to receive distributions with respect to the
                                            related Trust will be subordinated to the rights of the
                                            holders of the Senior Certificates of the same Series to
                                            receive distributions to the extent described in the
                                            related Prospectus Supplement. This subordination is
                                            intended to enhance the likelihood of regular receipt by
                                            holders of Senior Certificates of the full amount of
                                            payments which such holders would be entitled to receive
                                            if there had been no losses; however, there can be no
                                            assurance that the Senior Certificates will receive the
                                            full amount of payments to which they are entitled as a
                                            result of such subordination or the existence of the
                                            Reserve Accounts described below. The protection
                                            afforded to the holders of Senior Certificates through
                                            subordination may be accomplished by the preferential
                                            right of such Certificateholders to receive, prior to
                                            any distribution being made in respect of the related
                                            Subordinated Certificates, the amounts of principal and
                                            interest
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                                            due to them on each Distribution Date out of the funds
                                            available for distribution on such date in the related
                                            Certificate Account to the extent described in the
                                            related Prospectus Supplement. The protection afforded
                                            to the holders of Senior Certificates through
                                            subordination also may be accomplished by allocating
                                            certain types of losses or delinquencies to the related
                                            Subordinated Certificates to the extent described in the
                                            related Prospectus Supplement.

                                            If so specified in the related Prospectus Supplement, a
                                            Subordinated Class of Certificates may be senior to
                                            other Classes of Certificates with respect to the right
                                            to receive certain types of payments or with respect to
                                            allocation of certain losses or delinquencies. If so
                                            specified in the related Prospectus Supplement,
                                            subordination may apply only in the event of certain
                                            types of losses not covered by other forms of credit
                                            enhancement, such as hazard losses not covered by
                                            Standard Hazard Insurance Policies or losses due to the
                                            bankruptcy of the borrower under a Mortgage Loan (the
                                            "Mortgagor") not covered by a Bankruptcy Bond. The
                                            related Prospectus Supplement will set forth information
                                            concerning the amount of subordination of a Class or
                                            Classes of Subordinated Certificates in a Series, the
                                            circumstances in which such subordination will be
                                            applicable and the manner, if any, in which the amount
                                            of subordination will decrease over time.

B. RESERVE ACCOUNT........................  If so specified in the related Prospectus Supplement, one or more reserve or spread accounts (each, a "Reserve
                                            Account") may be established and maintained, in whole or
                                            in part, by the deposit therein of distributions
                                            allocable to the holders of the Securities of the
                                            related Series or, in the case of Certificates,
                                            specified Classes of the Certificates of the related
                                            Series for a specified time or until a specified level
                                            is reached. The related Prospectus Supplement will set
                                            forth information concerning the manner of funding any
                                            Reserve Account and the conditions under which amounts
                                            in any such Reserve Account will be used to make
                                            distributions or payments to holders of such Securities
                                            or released to holders of Securities, the Servicer, the
                                            related Transferor or another entity, as applicable.

C. FINANCIAL GUARANTY INSURANCE
    POLICY................................  If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or policies (each, a
                                            "Financial Guaranty Insurance Policy") may be obtained
                                            and maintained for Securities of the related Series or,
                                            in the case of Certificates, specified Classes of the
                                            Certificates of the related Series. A Financial Guaranty
                                            Insurance Policy generally will unconditionally and
                                            irrevocably guarantee that the full amount of principal
                                            and interest distributable or payable, as applicable, to
                                            Securityholders on any Distribution Date or Payment
                                            Date, as applicable, as well as any other amounts
                                            specified in the related Prospectus Supplement (the
                                            "Insured Amount"), will be available for distribution or
                                            payment, as applicable, to
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                                            Securityholders on such date. The terms of any such
                                            Financial Guaranty Insurance Policy will be described in
                                            the related Prospectus Supplement.

D. MORTGAGE POOL INSURANCE POLICY.........  If so specified in the related Prospectus Supplement, a mortgage pool insurance policy or policies (each, a
                                            "Mortgage Pool Insurance Policy") may be obtained and
                                            maintained for all or certain of the Mortgage Loans in
                                            the related Mortgage Pool, limited in scope, covering
                                            losses on the related Mortgage Loans up to a maximum
                                            amount. The terms of any such Mortgage Pool Insurance
                                            Policy will be described in the related Prospectus
                                            Supplement.

E. SPECIAL HAZARD INSURANCE POLICY........  If so specified in the related Prospectus Supplement, certain physical risks with respect to the related
                                            Mortgaged Properties that would not otherwise be insured
                                            against by Standard Hazard Insurance Policies may be
                                            covered by a special hazard insurance policy or policies
                                            (each, a "Special Hazard Insurance Policy"). Each
                                            Special Hazard Insurance Policy will be limited in scope
                                            and will cover losses up to a maximum amount. The terms
                                            of any such Special Hazard Insurance Policy will be
                                            described in the related Prospectus Supplement.

F. BANKRUPTCY BOND........................  If so specified in the related Prospectus Supplement, a mortgagor bankruptcy bond or bonds (each, a "Bankruptcy
                                            Bond") may be obtained to cover certain losses resulting
                                            from a reduction by a bankruptcy court of scheduled
                                            payments of principal or interest on a Mortgage Loan or
                                            a reduction by such court of the principal amount of a
                                            Mortgage Loan. The level of coverage and other terms of
                                            each Bankruptcy Bond will be specified in the related
                                            Prospectus Supplement.

G. CROSS SUPPORT..........................  If so specified in the Prospectus Supplement relating to a Series of Certificates, the interests of separate
                                            Trusts or separate groups of assets in a single Trust
                                            may be evidenced by separate Classes of the related
                                            Series of Certificates. In such case, credit support may
                                            be provided by a cross-support feature which requires
                                            that distributions be made with respect to certain
                                            Certificates evidencing interests in one or more Trusts
                                            or asset groups prior to distributions to other
                                            Certificates evidencing interests in other Trusts or
                                            asset groups. If specified in the related Prospectus
                                            Supplement, the coverage provided by one or more other
                                            forms of credit support, such as Reserve Accounts or
                                            Financial Guaranty Insurance Policies, may apply
                                            concurrently to two or more separate Trusts, without
                                            priority among such Trusts, until the credit support is
                                            exhausted. If applicable, the Prospectus Supplement will
                                            identify the Trusts or asset groups to which such credit
                                            support relates and the manner of determining the amount
                                            of the coverage provided thereby and of the application
                                            of such coverage to the identified Trusts or asset
                                            groups.

H. OTHER CREDIT ENHANCEMENT...............  Other credit enhancement arrangements, including, but not limited to, letters of credit or third party
                                            guarantees, may be
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                                            used to provide coverage for certain risks of losses on
                                            the Mortgage Loans in a given Trust or Trust Estate, as
                                            applicable. These arrangements may be in addition to or
                                            in lieu of any forms of credit support described in this
                                            Prospectus. The related Prospectus Supplement will
                                            describe any such arrangements, including information as
                                            to the extent of coverage and any conditions thereto or
                                            limitations thereon. Any such arrangement must be
                                            acceptable to each nationally recognized statistical
                                            rating agency that is engaged by the related Transferor
                                            to provide a rating for any Securities of the related
                                            Series (each, a "Rating Agency").

ADVANCES..................................  Unless otherwise specified in the related Prospectus
                                            Supplement, the Servicer and, if applicable, each
                                            Sub-Servicer, will be obligated each month (or at such
                                            other intervals specified in the related Prospectus
                                            Supplement) to advance amounts corresponding to all or a
                                            portion of delinquent interest payments on such Mortgage
                                            Loan until the date on which the related Mortgaged
                                            Property is sold at a foreclosure sale or the related
                                            Mortgage Loan is otherwise liquidated or charged off.
                                            SEE "The Pooling and Servicing Agreement--Monthly
                                            Advances and Compensating Interest" herein.

COMPENSATING INTEREST.....................  Unless otherwise specified in the related Prospectus
                                            Supplement, with respect to each Mortgage Loan as to
                                            which a prepayment is received, that becomes a
                                            Liquidated Mortgage Loan or is otherwise charged-off
                                            during the Collection Period related to a Distribution
                                            Date or Payment Date, as applicable, the Servicer will
                                            be required with respect to such date to remit to the
                                            Trustee, from amounts otherwise payable to the Servicer
                                            as servicing compensation, an amount generally
                                            representing the excess of 30 days of interest on the
                                            principal balance of such Mortgage Loan prior to such
                                            prepayment, liquidation or charge-off over the amount of
                                            interest actually received on the related Mortgage Loan
                                            during the applicable Collection Period. SEE "The
                                            Pooling and Servicing Agreement--Monthly Advances and
                                            Compensating Interest" herein.

OPTIONAL TERMINATION WITH RESPECT TO
  CERTIFICATES............................  The related Transferor, the Servicer or certain other entities specified in the Prospectus Supplement relating
                                            to a Series of Certificates may have the option to
                                            effect early retirement of such Series of Certificates
                                            by acquiring the Mortgage Loans in the Trust, subject to
                                            the aggregate principal balance of the related Mortgage
                                            Loans being less than the percentage specified in the
                                            related Prospectus Supplement of the aggregate principal
                                            balance of the Mortgage Loans at the Cut-off Date for
                                            the related Series. Typically, the related Transferor,
                                            the Servicer or such other entity will cause the
                                            retirement of a Series of Certificates when servicing of
                                            the then remaining amount of Mortgage Loans becomes
                                            inefficient. SEE "The Pooling and Servicing
                                            Agreement--Termination; Optional Termination" herein.
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REDEMPTION OF BONDS.......................  To the extent provided in the Prospectus Supplement relating to a Series of Bonds, the Bonds of any Series
                                            may be (i) redeemed at the option of the related Bond
                                            Issuer or another party specified in the related
                                            Prospectus Supplement; or (ii) subject to special
                                            redemption under certain circumstances. The
                                            circumstances and terms under which the Bonds of a given
                                            Series may be redeemed will be described in the related
                                            Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences"
                                            herein and in the related Prospectus Supplement.

I. CERTIFICATES

  A. REMIC................................  If an election is to be made to treat the Trust for a
                                            Series of Certificates as a REMIC for federal income tax
                                            purposes, the related Prospectus Supplement will specify
                                            which Class or Classes thereof will be designated as
                                            regular interests in the REMIC ("Regular Certificates")
                                            and which Class of Certificates will be designated as
                                            the residual interest in the REMIC ("Residual
                                            Certificates"). To the extent provided herein and in the
                                            related Prospectus Supplement, Certificates representing
                                            an interest in the REMIC will be considered "real estate
                                            assets" for purposes of Section 856(c)(4)(A) of the
                                            Internal Revenue Code of 1986, as amended (the "Code"),
                                            and assets described in Section 7701(a)(19)(C) of the
                                            Code.

                                            For federal income tax purposes, Regular Certificates
                                            generally will be treated as debt obligations with
                                            payment terms equivalent to the terms of such
                                            Certificates. Holders of Regular Certificates will be
                                            required to report income with respect to such
                                            Certificates under an accrual method, regardless of
                                            their normal tax accounting method. Original issue
                                            discount, if any, on Regular Certificates will be
                                            includable in the income of the Certificateholders
                                            thereof as it accrues, in advance of receipt of the cash
                                            attributable thereto, which rate of accrual will be
                                            determined based on a reasonable assumed prepayment
                                            rate. The Residual Certificates generally will not be
                                            treated as evidences of indebtedness for federal income
                                            tax purposes, but instead, as representing rights to the
                                            taxable income or net loss of the REMIC.

  B. GRANTOR TRUST........................  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust for a Series of
                                            Certificates will be classified as a grantor trust for
                                            federal income tax purposes and not as an association
                                            taxable as a corporation. Holders of Certificates of
                                            such Series will be treated for such purposes, subject
                                            to the possible application of the stripped bond rules,
                                            as owners of undivided interests in the related Mortgage
                                            Loans and generally will be required to report as income
                                            their pro rata share of the entire gross income
                                            (including amounts paid as reasonable servicing
                                            compensation) from the Mortgage Loans
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                                            and will be en-titled, subject to certain limitations,
                                            to deduct their pro rata share of expenses of the Trust.

                                            To the extent provided herein and in the related
                                            Prospectus Supplement, Certificates of such Series will
                                            represent "real estate assets" for purposes of Section
                                            856(c)(4)(A) of the Code and "loans...secured by an
                                            interest in real property" within the meaning of Section
                                            7701(a)(19)(C)(v) of the Code.

  C. CERTIFICATES TREATED AS DEBT.........  If so specified in the Prospectus Supplement relating to a Series of Certificates, a Trust may issue Certificates
                                            that will be characterized as indebtedness for federal
                                            income tax purposes of the related Transferor secured by
                                            the related Mortgage Loans. Each investor in an interest
                                            in the Certificates of the related Series, by acceptance
                                            of its interest therein, will agree to treat such
                                            Certificates as debt for federal, state and local income
                                            and franchise tax purposes.

  D. OWNER TRUST CERTIFICATES.............  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust for a Series of
                                            Certificates will be treated as a partnership for
                                            federal income tax purposes (or as a division of the
                                            sole Certificateholder if there is a single
                                            Certificateholder for federal income tax purposes). Each
                                            Certificateholder by the acceptance of a Certificate of
                                            such Series will agree to treat the related Trust as a
                                            partnership in which such Certificateholder is a partner
                                            for federal income and state tax purposes if there is
                                            more than one Certificateholder for federal income tax
                                            purposes (or, if there is single Certificateholder, as a
                                            division of the Certificateholder for federal income tax
                                            purposes).

II. BONDS.................................  For federal income tax purposes, Bonds generally will be treated as debt obligations of the related Bond Issuer.
                                            Holders of Bonds will not be required to report income
                                            with respect to such Bonds (other than original issue
                                            discount, if any) under an accrual method, unless the
                                            Bondholders otherwise use the accrual method. Bonds will
                                            not represent "real estate assets" for purposes of
                                            Section 856(c)(4)(A) of the Code and "loans... secured
                                            by an interest in real property" within the meaning of
                                            Section 7701(a)(19)(C)(v) of the Code.

ERISA CONSIDERATIONS......................  Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974,
                                            as amended ("ERISA"), should consider the ERISA
                                            fiduciary standards before authorizing an investment by
                                            a plan in a Series of Securities. In addition,
                                            fiduciaries of employee benefit plans subject to Title I
                                            of ERISA, as well as certain plans not subject to ERISA
                                            but which are subject to Section 4975 of the Code, such
                                            as individual retirement accounts and Keogh plans
                                            covering only a sole proprietor or partners
                                            (collectively, "Plan(s)"), should consult with their
                                            legal counsel to determine whether an investment in a
                                            Series of Securities will cause the Mortgage Loans
                                            included in the related Mortgage Pool to be considered
                                            plan assets pursuant to the plan asset regulations set
                                            forth in 29

                                            C.F.R. Section 2510.3-101 (the "Plan Asset
                                            Regulations"), thereby subjecting the Plan to the
                                            prohibited transaction rules with respect to the
                                            Mortgage Loans and the Trustee or the Servicer to the
                                            fiduciary investment standards of ERISA and the excise
                                            tax provisions of Section 4975 of the Code, and to
                                            determine whether a prohibited transaction exemption
                                            granted by the Department of Labor is applicable to the
                                            purchase, sale, transfer or holding of a Series of
                                            Securities. See "ERISA Considerations" herein.

RATING....................................  At the date of issuance, the Securities offered pursuant to the related Prospectus Supplement will be rated in
                                            one of the four highest rating categories by one or more
                                            Rating Agencies. SEE "Rating" herein.

LEGAL INVESTMENT..........................  Unless otherwise indicated in the related Prospectus
                                            Supplement, the Securities of any Series will not
                                            constitute "mortgage related securities" for purposes of
                                            the Secondary Mortgage Market Enhancement Act of 1984
                                            ("SMMEA") and, if so, will not be legal investments for
                                            certain types of institutional investors under SMMEA.
                                            Institutions whose investment activities are subject to
                                            legal investment laws and regulations or to review by
                                            certain regulatory authorities may be subject to
                                            additional restrictions on investment in Securities of
                                            the related Series. Any such institution should consult
                                            its own legal advisors in determining whether and the
                                            extent to which a Series of Securities constitutes legal
                                            investments for such investors. SEE "Legal Investment
                                            Considerations" herein.

REGISTRATION OF SECURITIES................  Unless otherwise specified in the related Prospectus
                                            Supplement, the Securities will be issued as physical
                                            securities ("Definitive Securities") in fully registered
                                            form in the denominations specified in the related
                                            Prospectus Supplement. The Securities may be
                                            represented, however, by a single certificate or bond,
                                            as applicable, registered in the name of Cede & Co.
                                            ("Cede"), as nominee of The Depository Trust Company
                                            ("DTC"), or another nominee if so specified in the
                                            related Prospectus Supplement. In such case, the
                                            beneficial owners thereof will not be entitled to
                                            receive Definitive Securities representing their
                                            respective interests, except in certain circumstances
                                            described in the related Prospectus Supplement. SEE
                                            "Description of the Securities--Form of
                                            Securities--Book-Entry Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

    Prior to issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the lives of the Securities. Unless otherwise indicated in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, with respect to a given Series of Certificates, certain Classes of Certificates may be restricted as to transferability to certain entities if so specified in the related Prospectus Supplement. Any restrictions on the purchase or transferability of the Securities of a given Series may have a negative effect on the development of a secondary market in such Securities.

LIMITED ASSETS; LIMITED OBLIGATIONS

    Proceeds of the assets of any Trust or Trust Estate, as applicable, including the Mortgage Loans, any Reserve Account and any Financial Guaranty Insurance Policy or other form of credit enhancement, will be the sole source of funds for the required distributions or payments, as applicable, on the Securities of the related Series and there will be no recourse to the related Transferor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make any such required distributions or payments, as applicable, on such Securities. The Certificates of any Series will represent beneficial interests in the related Trust only. The Bonds of any Series will be non-recourse obligations of the related Bond Issuer, and the assets of the related Trust Estate will be the sole source of payments on the Bonds. The Securities will not represent an interest in or obligation of the Servicer, any Originator, the Trustee, any Sub-Servicer or any other person. Neither the Securities nor the Mortgage Loans will be insured or guaranteed by any governmental agency or instrumentality. Except as otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by the related Transferor, the Servicer, the related Originators, the Trustee, any Sub-Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the related Transferor pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, and the servicing obligations of the Servicer and any Sub-Servicer under the related Agreement (including their respective limited obligations to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Notwithstanding the foregoing, and as specified in the related Prospectus Supplement, certain types of credit enhancement, such as a Financial Guaranty Insurance Policy or a letter of credit, may constitute a full recourse obligation of the provider of such credit enhancement.

NATURE OF THE SECURITY FOR MORTGAGE LOANS

    RISKS ASSOCIATED WITH ANY DECLINE IN VALUE OF MORTGAGED PROPERTIES. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property or other factors, including acts of nature such as hurricanes, floods, tornadoes or earthquakes, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could, in certain circumstances, result in the interest in the Mortgaged Property held by the related Trust or Trust Estate, as applicable, being extinguished. In addition, certain areas of the country may from time to time experience significant declines in real estate values. The related Transferor will not be able to quantify the impact of any such declines in the value of any Mortgaged Properties or predict whether, to what extent or how long such declines may continue. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the borrowers under such Mortgage Loans (each, a "Mortgagor"), the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general.

    RISKS ASSOCIATED WITH JUNIOR LIENS. Certain of the Mortgage Loans will be home equity loans secured by junior liens (each, a "Junior Loan") subordinate to the rights of the mortgagees under the related senior mortgages (each, a "Senior Lien"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Junior Loan only to the extent that the claims, if any, of each such Senior Lien are satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing the related Junior Loan unless it forecloses subject to the related Senior Lien, in which case it must either pay the entire amount of each Senior Lien to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each Senior Lien in the event of a default thereunder. Generally, a servicer will satisfy each such Senior Lien at or prior to the foreclosure sale only to the extent it determines that any amounts so paid will be recoverable from future payments and collections on the Junior Loan or otherwise. No Trust or Trust Estate will have any source of funds to satisfy any such Senior Lien or make payments due under any Senior Lien. SEE "Certain Legal Aspects of the Mortgage Loans and Related Matters--Foreclosure/Repossession" herein.

    RISKS ASSOCIATED WITH BALLOON LOANS. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are loans originated with a term to stated maturity that is shorter than the period on which the corresponding amortization schedule is based. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than the previous monthly payments due on such Balloon Loan. The ability of such Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the prevailing level of mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

    Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the related Transferor, the Servicer, the Originators, the Trustee or any other entity will be obligated to provide funds to refinance any Balloon Loan.

    RISKS ASSOCIATED WITH BANKRUPTCY OF THE MORTGAGOR. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies, defaults and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to the related Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount ultimately received by the related Trust or Trust Estate in respect of such Mortgage Loan. Moreover, if a bankruptcy court were to prevent the Trustee for the related Trust or Trust Estate, as applicable, or the related Servicer from causing a transfer of the related Mortgaged Property in connection with a foreclosure or similar proceeding, any remaining balance on the related Mortgage Loan may not be recoverable and the related Trust or Trust Estate may experience a loss to the extent of any such remaining balance.

    RISKS ASSOCIATED WITH DEFAULTED MORTGAGE LOANS. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the distribution or payment of related proceeds to the related Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer or any Sub-Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Servicer or any Sub-Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Monthly Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, and the credit enhancement for the related Series is not available to cover resulting shortfalls, Securityholders could experience a loss on their investment.

    Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that the Servicer or any Sub-Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of Mortgage Loans that are Junior Loans generally are smaller relative to the average outstanding principal balances of Mortgage Loans that are first mortgage loans, realizations net of liquidation expenses on defaulted Mortgage Loans that are Junior Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case if such mortgage loans were secured by first mortgages.

    RISKS ASSOCIATED WITH ACQUIRING ADDITIONAL MORTGAGE LOANS. If a Pooling and Servicing Agreement or Indenture provides for a Prefunding Account and the principal balance of additional Mortgage Loans delivered by the related Transferor during the related Funding Period is less than the Prefunding Amount, the holders of the Securities of the related Series may receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. In addition, if so specified in the Prospectus Supplement relating to a Series of Certificates, an Amortization Period may result from the failure of the related Transferor to assign additional Mortgage Loans to the related Trust during the Revolving Period, thereby resulting in a prepayment of the related Certificates. Any such principal prepayment may adversely affect the yield to maturity of the related Securities. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

    Each additional Mortgage Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Pooling and Servicing Agreement or Indenture, as applicable. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related Series) prior to the issuance of such Series and are designed to ensure that if such additional Mortgage Loans were included as part of the initial Mortgage Loans, the credit quality thereof would be consistent with the initial rating of the Securities of such Series. At the time additional Mortgage Loans are transferred for inclusion in the related Mortgage Pool, the related Transferor will certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It is a condition to the transfer of any additional Mortgage Loans by the related Transferor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of any such proposed transfer, shall not have advised the related Transferor or the Trustee or any credit enhancement provider for the related Series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of the Securities of such Series. Following the transfer of additional Mortgage Loans for inclusion in the related Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the related Trust or Trust Estate, as applicable, may vary from those included in the original Mortgage Pool. As a result, the additional Mortgage Loans may adversely affect the performance of the related Securities. SEE "The Trusts and Trust Estates--Forward Commitments; Prefunding Accounts; Capitalized Interest Accounts" herein.

    The ability of any Trust or Trust Estate, as applicable, to invest in additional Mortgage Loans during the related Funding Period and, in the case of a Series of Certificates, any Revolving Period, will be dependent upon the ability of the related Transferor to acquire Mortgage Loans that satisfy the prerequisites to transfer for inclusion in the related Mortgage Pool specified in the related Prospectus Supplement. The ability of the related Transferor to acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

    RISKS ASSOCIATED WITH NON-OWNER OCCUPIED PROPERTIES. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rates of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than such rates on Mortgage Loans secured by the primary residence of the borrower.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

    All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Trust or the Trust Estate will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Pool include general economic conditions, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of and interest rates on the underlying senior mortgage loans and the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience higher rates of prepayment than traditional first lien mortgage loans. SEE "Maturity, Prepayment and Yield Considerations".

    Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancing of any related senior mortgage loans), sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, repurchases or purchases of Mortgage Loans in a Mortgage Loan Group required or permitted to be made by the Sponsor, the Servicer and, under certain limited circumstances, as applicable, the Certificate Insurer under the related Pooling and Servicing Agreement or Servicing Agreement will have the same effect on Securityholders as a prepayment of the related Mortgage Loans. Prepayments and such repurchases and purchases will accelerate the receipt of distributions of monthly principal on the Certificates or the Bonds, as applicable. SEE "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Termination; Optional Termination" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Due-on-Sale Clauses" herein. The Servicer's practice of soliciting refinancings from existing borrowers under loans originated by Affiliated Originators may have the effect of increasing the rate of prepayment, due to refinancings, on the Mortgage Loans. SEE "Origination and Servicing of the Mortgage Loans--Servicing of the Mortgage Loans" herein.

ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS

    A substantial portion of the Mortgage Loans are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental statutes and under the laws of many states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. These costs, which could be substantial, could be a liability of the Trust or the Trust Estate, as applicable, and any such liability may ultimately be borne by the Securityholders of the related Series of Securities. This potential exposure will be minimized to some extent because under the terms of the related Pooling and Servicing Agreement, Indenture or Servicing Agreement, as applicable, the related Trustee and Servicer will not be authorized to take any action that may be deemed participation in the management of a contaminated Mortgaged Property. SEE "Certain Legal Aspects of the Mortgage Loans and Related Matters--Environmental Considerations" herein. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization or cross-collateralization features described herein.

RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES

    Fees earned on the origination of loans, placement of related insurance and other services provided by the Sponsor and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Sponsor or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the principal balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially requiring accelerated distributions in reduction of the Principal Balances of Bonds or Certificates.

LEGAL CONSIDERATIONS

    STATE AND FEDERAL REGULATIONS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the Originators, the Servicer and any Sub-

Servicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. SEE "Certain Legal Aspects of the Mortgage Loans and Related Matters" herein.

    The Mortgage Loans may also be subject to federal laws, including: (i) the Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;
(ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(iii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding the settlement and servicing of the Mortgage Loans; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (v) the Federal Trade Commission Preservation of Consumer's Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights.

    The federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may affect the ability of the Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Servicer to foreclose on certain properties. SEE "Certain Legal Aspects of the Mortgage Loans and Related Matters--Soldiers' and Sailors' Civil Relief Act" herein.

    It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act amended the Truth in Lending Act, which in turn led to certain additional provisions being added to Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer, or any Sub-Servicer, to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer, or any Sub-Servicer, to damages and administrative sanctions. If the Servicer, or any Sub-Servicer, is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, distributions or payments to Securityholders of realized proceeds of the assets in the related Trust or Trust Estate, as applicable, may be delayed, or such proceeds may not be sufficient to repay all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may have a material impact upon the financial ability of the Servicer to continue to act in such capacity or the ability of a Transferor to withdraw or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Pooling and Servicing Agreement or Indenture, as applicable.

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

    The yield to maturity of the Securities of any Series will be affected by the amount and timing of principal payments on the related Mortgage Loans, the manner of allocation of available funds and/or losses to such Securities, the interest rates or amounts of interest payable on such Securities and the purchase price paid for such Securities. In the case of a Series of Certificates issued in Classes, the interaction of the foregoing factors may have different effects on, and create different risks for, such Classes, and the effects and/or risks for any one Class may vary over the life of such Class. The related Prospectus Supplement may include additional prepayment considerations with respect to the Securities of the related Series. Investors should carefully consider the different consequences of such risks as may be described in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that may be experienced on Mortgage Loans included in any Mortgage Pool.

    Although published statistical data regarding the effects of interest rates on prepayment rates for Mortgage Loans of the type typically made or acquired by the Originators is limited, a number of factors suggest that the prepayment behavior of a pool including Mortgage Loans may be significantly different from that of a pool composed entirely of conforming, non-conforming, "jumbo" or government-insured (I.E., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of Mortgage Loans that may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing Mortgage Loans at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the amount of the monthly payment for a Mortgage Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Mortgage Loans include the amounts of, and interest rates on, the underlying Senior Liens, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Mortgage Loans may experience a higher rate of prepayments than traditional first mortgage loans. In addition, any future limitations on the deductibility of interest payments on the Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on the Mortgage Loans.

    In addition, certain of the Mortgage Loans comprising the Mortgage Pool may have adjustable Mortgage Interest Rates ("ARM Loans"). As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" a lower fixed interest rate. Conversely, if prevailing interest rates rise appreciably, ARM Loans may prepay at lower rates than if prevailing interest rates remain at or below those in effect at the time such ARM Loans were originated. There can be no certainty as to the rate of prepayments on the ARM Loans in stable or changing interest rate environments. SEE "Maturity, Prepayment and Yield Considerations" herein.

    Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of any related Senior Liens), sales of Mortgaged Properties subject to due-on-sale provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, withdrawals or reacquisitions of Mortgage Loans from a Trust or Trust Estate, as applicable, required to be made under the related Pooling and Servicing Agreement or Indenture will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain due-on-sale provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, should any Originator solicit refinancings from existing borrowers, the rate of prepayments on the Mortgage Loans may increase due to any resulting refinancings.

    Prepayments on the Mortgage Loans for a Series generally will result in a faster rate of distributions or payments, as applicable, of principal on the Securities. Thus, the prepayment experience of the Mortgage Loans will affect the average life and yield to investors and the extent to which the Securities of any Series are paid prior to the final scheduled Distribution Date or Payment Date, as applicable, therefor. A Series of Certificates may include Classes which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions compared to the amount of principal to which such Classes are entitled (each, an "Interest Weighted Class") or Classes which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes are entitled (each, a "Principal Weighted Class"). A Series of Certificates may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes will be extremely sensitive to prepayments on the Mortgage Loans for such Series. In general if the Securities of any Series, including Certificates that represent an Interest Weighted Class, are purchased at a premium and principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class of Certificates is extremely disproportionate to principal, the related Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if the Securities of any Series, including Certificates that represent a Principal Weighted Class, are purchased at a discount and principal payments on the Mortgage Loans occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. SEE "Maturity, Prepayment and Yield Considerations" herein.

    Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions or payments, as applicable, will be made with respect to such Securities in accordance with the related Pooling and Servicing Agreement or Indenture, as applicable. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Class of Certificates at a significant premium might fail to recoup its initial investment.

    Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

    Generally, under the terms of the Relief Act or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

    Depending on the structure of the related transaction, the ratings assigned to the Securities of a given Series the credit of which is enhanced through external means, such as a letter of credit, Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, may depend primarily on the creditworthiness of the provider of such external credit enhancement device. Any reduction or withdrawal of the rating assigned to the claims-paying ability of the credit enhancement provider below the rating initially given to such Securities would likely result in a reduction in the rating of such Securities and, in such event, the market price of such Securities could be adversely affected. SEE "Rating" herein.

BOOK-ENTRY REGISTRATION

    EFFECT ON LIQUIDITY. If so specified in the related Prospectus Supplement, the Securities may initially be registered in book-entry form. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary market because investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

    DIFFICULTY IN PLEDGING. Because transactions in Securities, in most cases, will be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be impaired because physical certificates representing the Securities will not generally be available.

    POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS OR PAYMENTS. Securityholders may experience some delay in their receipt of distributions or payments, as applicable, of interest on and principal of the Securities because distributions may be required to be forwarded by the related Trustee to DTC and, in such a case, DTC will be required to credit such distributions or payments, as applicable, to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Securityholders either directly or indirectly through Indirect Participants. SEE "Description of the Securities--Form of Securities--Book-Entry Registration" herein.

                          THE TRUSTS AND TRUST ESTATES

    The Trust or Trust Estate, as applicable, for any Series of Securities will include a Mortgage Pool that may consist of Mortgage Loans together with payments in respect thereof and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the sole source of distributions or payments, as applicable, in respect of the Securities will be the assets included in the related Trust or Trust Estate, as applicable. The Securities will not be entitled to payments in respect of any other assets included in any other Trust or Trust Estate established by the related Transferor or any of its affiliates.

    The following is a brief description of the Mortgage Loans expected to be included in the Trust or Trust Estate, as applicable, relating to a given
Series of Securities. The related Prospectus Supplement will set forth detailed information respecting the Mortgage Loans proposed to be included in the related Mortgage Pool. Information regarding the actual composition of the Mortgage Loans in the related Mortgage Pool will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after the earlier of the completion of such Mortgage Pool and the end of the Prefunding Period (the "Detailed Description"). A schedule of the Mortgage Loans relating to such Series will be attached to the related Pooling and Servicing Agreement or Indenture, as applicable, delivered in connection with the issuance of the Securities.

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Pool may be divided into two or more groups based on certain characteristics of the related Mortgage Loans (such as type or amount of Mortgage Rate, remaining term to maturity or type of Mortgaged Property) and amounts received, collected or recovered in respect of any such group will be the primary source from which distributions on certain Classes of Certificates will be derived.

THE MORTGAGE LOANS--GENERAL

    The real properties (including condominiums and townhouses) which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies"). The existence and extent of any such coverage will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or covered wholly or partially by primary mortgage insurance policies.

    Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly on due dates occurring throughout the month.

    The Mortgage Loans to be included in any Mortgage Pool will be described in the related Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement,
(ii) adjustable rates computed as specified in the related Prospectus Supplement or (iii) graduated or other variable rates described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will require monthly payment of principal and interest. Scheduled payments of principal on any Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan, on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or (iii) on such other basis as is specified in the related Prospectus Supplement.

    Certain of the Mortgage Loans may have been originated pursuant to underwriting standards that rely primarily on the value and adequacy of the Mortgaged Property as collateral and, to a much lesser extent, on the creditworthiness of the related Mortgagor. Accordingly, the rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, may be higher than those historically experienced by the mortgage lending industry in general. SEE "The Originators--Underwriting Guidelines" herein.

    Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

    The Prospectus Supplement for each Series of Securities will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the related Transferor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity, (vi) the ranges of Combined Loan-to-Value Ratios at origination,
(vii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans and (viii) the geographical distribution of the Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgaged Loans is not known to the related Transferor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description.

    The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan, plus the current principal balance of any Senior Lien on the related Mortgaged Property, by (y) the Appraised Value of such Mortgaged Property.

    "Appraised Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal or valuation made either at the time of the origination of the related Mortgaged Loan or, in certain cases with respect to Mortgage Loans acquired directly or indirectly by the related Transferor from an Unaffiliated Originator, at or immediately prior to the date of acquisition of the related Mortgage Loan, and (ii) in the case where there is no Senior Lien to the Mortgage Loan and such Mortgage represents a purchase money instrument, the sales price of the related Mortgaged Property at the time of the origination of the related Mortgage Loan.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders secured by the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Any overall decline in the market value of residential real estate, the general condition of the Mortgaged Properties or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding principal balance of such Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of such Mortgaged Properties and give rise to the consequences discussed in the preceding sentence.

    Each Series of Bonds will be secured by the assets included in the related Trust Estate that will have been pledged to the related Trustee by the related Bond Issuer, and each Series of Certificates will represent a beneficial interest in the assets included in the related Trust that will have been transferred to the related Trustee by the related Transferor. The Servicer will service the Mortgage Loans either directly, or through the Sub-Servicers, pursuant to the related Pooling and Servicing Agreement or Servicing Agreement, as applicable, and will receive a fee for such services. SEE "The Pooling and Servicing Agreement--General Servicing Procedures" herein. With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable, as if the Servicer alone were servicing such Mortgage Loans.

    The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations, including its obligations to make Servicing Advances and to enforce the obligations of the Sub-Servicers, under the related Agreement, and its obligation to make certain Monthly Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described under "The Pooling and Servicing Agreement--Monthly Advances and Compensating Interest" herein. The obligations of the Servicer to make Monthly Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

NEGATIVE AMORTIZATION

    If so specified in the related Prospectus Supplement, a Mortgage Pool may include Mortgage Loans that provide for the temporary or permanent deferral of all or any portion of one or more specified Monthly Payments in respect of interest either for an initial period from the origination date of such Mortgage Loans or during the term of such Mortgage Loans. The provisions governing such deferred payments of interest may provide that such deferral will result in a decrease in the rate of amortization of such Mortgage Loan such that in any month in which interest is so deferred, the interest due during that period (the "Deferred Interest") would be added to the principal balance of the related Mortgage Loan ("Negative Amortization"). Each such Mortgage Loan will provide that all Deferred Interest will bear interest at the Mortgage Loan rate until paid. Negative Amortization may affect the overall rate of amortization of the Mortgage Loan and in the aggregate may effect the payment and prepayment experience of the related Mortgage Pool.

FORWARD COMMITMENTS; PREFUNDING ACCOUNTS; CAPITALIZED INTEREST ACCOUNTS

    If so specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or Indenture, as applicable, may contain provisions permitting Forward Commitments pursuant to which the related Transferor will agree to transfer additional Mortgage Loans into the related Mortgage Pool during the Funding Period following the date on which the related Securities are issued. The Forward Commitment may permit the transfer to the related Trust or Trust Estate, as applicable, of additional Mortgage Loans that have not completed the origination process by the date on which the Securities are to be delivered to the Securityholders (the "Closing Date") or were otherwise not available to be delivered by the related Transferor on such Closing Date. If a Forward Commitment is to be utilized, unless otherwise specified in the related Prospectus Supplement, a deposit will be made to a Prefunding Account in an amount equal to all or a portion of the proceeds received in connection with the sale of the Securities of the related Series (such amount, the "Prefunding Amount"). Subsequently, additional Mortgage Loans will be conveyed by the related Transferor for inclusion in the related Mortgage Pool in exchange for cash from the related Prefunding Account in one or more transfers. The related Pooling and Servicing

Agreement or Indenture, as applicable, will require that, if any portion of the Prefunding Amount is not applied to acquire additional Mortgage Loans by the end of the Funding Period, any amounts remaining will be released from the Prefunding Account and distributed or paid, as applicable, in reduction of the principal balance of the related Securities as specified in the related Prospectus Supplement.

    Each additional Mortgage Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Pooling and Servicing Agreement or Indenture, as applicable. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related Series) prior to the issuance of such Series and are designed to ensure that if such additional Mortgage Loans were included as part of the initial Mortgage Pool, the credit quality thereof would be consistent with the initial rating of the Securities of such Series. At the time additional Mortgage Loans are transferred for inclusion in the related Mortgage Pool, the related Transferor will certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It is a condition to the transfer of any additional Mortgage Loans by the related Transferor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of such proposed transfer, shall not have advised the related Transferor or the Trustee or any credit enhancement provider for the related Series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of any Securities of such Series. Following the transfer of additional Mortgage Loans to the related Trust or Trust Estate, as applicable, the aggregate characteristics of the Mortgage Loans then held in such Trust or Trust Estate may vary from those included in the original Mortgage Pool. As a result, the additional Mortgage Loans may adversely affect the performance of the related Securities.

    If a Prefunding Account is established, a Capitalized Interest Account may also be established for the related Series. On the Closing Date for such Series, all or a portion of the proceeds received by the related Transferor in connection with the sale of the Securities of the related Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Loans in the related Mortgage Pool. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the related Transferor prior to the end of the Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                USE OF PROCEEDS

    Each Transferor intends to use the net proceeds to be received from the sale of the Securities of each Series to acquire the Mortgage Loans to be deposited in the related Mortgage Pool, to establish any Reserve Account, Prefunding Account or Capitalized Interest Account and to pay other expenses connected with the pooling of Mortgage Loans and the issuance of Securities. Any amounts remaining after such payments may be used for general corporate purposes. The timing and amount of offerings of Securities by each Transferor will be influenced by a number of factors, including volume of Mortgage Loans acquired by such Transferor from time to time, prevailing interest rates, availability of funds and general market conditions.

                         AAMES CAPITAL ACCEPTANCE CORP.

    Aames Capital Acceptance Corp. ("ACAC") was incorporated under the laws of the State of Delaware on February 4, 1997 and is a wholly owned limited purpose finance subsidiary of AFC. ACAC's principal office is located at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (323) 210-5000. ACAC was organized for the sole purpose of facilitating transactions of the type described herein and in connection therewith purchasing, holding, owning and transferring all right, title and interest in Mortgage Loans and any activities incidental to and necessary or convenient for the accomplishment of such purpose. ACAC does not have, and is not expected in the future to have, any significant assets.

    ACAC may act as the Bond Issuer or may sell or assign its beneficial ownership interest in any Mortgage Pool, in whole or in part, to another entity formed by ACAC solely for the purpose of acting as the Bond Issuer for a given Series of Bonds at or prior to the time of the issuance of such Bonds. Each Series of Bonds will be non-recourse obligations of the related Bond Issuer.

    ACAC's Certificate of Incorporation places substantial restrictions on the operations and management of ACAC such that a voluntary or involuntary application with respect thereto for relief under the United States Bankruptcy Code or similar state laws is unlikely. Neither ACAC nor any of its affiliates will insure or guarantee distributions on the Securities of any Series.

                           AAMES CAPITAL CORPORATION

GENERAL

    Aames Capital Corporation ("ACC") was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of Aames Financial Corporation ("AFC"). ACC is primarily engaged in acquiring, owning, transferring and servicing Mortgage Loans. ACC maintains its principal offices at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (323) 210-5000. ACC will only act as Transferor in connection with the issuance of Certificates and will not act in such capacity in connection with the issuance of any Series of Bonds. Neither ACC nor any of its affiliates will insure or guarantee distributions on the Securities of any Series. ACC, or such other entity identified in the related Pooling and Servicing Agreement, will act as servicer (in such capacity, the "Servicer") with respect to the Mortgage Loans included in the Mortgage Pool for any Series of Securities.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following table sets forth delinquency, foreclosure and loss information relating to ACC's servicing portfolio as of or for the periods indicated:

                                                              AS OF OR FOR THE FISCAL YEARS
                                                                     ENDED JUNE 30,
                                                              -----------------------------
                                                                  1997            1998
                                                              -------------   -------------
                                                                 (DOLLARS IN THOUSANDS)
Percentage of dollar amount of delinquent loans to loans
  serviced(period end)(1)(2)(3)
  One Month.................................................          4.3%            3.8%
  Two Months................................................          1.9%            1.3%
  Three or More Months:
    Not Foreclosed(4).......................................          8.1%            9.0%
    Foreclosed(5)...........................................          1.0%            1.5%
                                                               ----------      ----------
    Total...................................................         15.3%           15.6%
                                                               ==========      ==========
Percentage of dollar amount of loans foreclosed during the
  period to loans serviced(2)(3)............................          1.5%            2.0%
Number of loans foreclosed during the period................          560           1,125
Principal amount of foreclosed loans during the period......   $   48,029      $   84,613
Net losses on liquidations during the period(6).............   $    5,470      $   26,488
Percentage of losses to average servicing portfolio(3)......          .24%            .72%
Servicing portfolio at period end...........................   $3,174,000      $4,147,000

------------------------------

(1) Delinquent loans are loans for which more than one payment is past due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by ACC and, in each case, serviced by ACC and any subservicers as of the end of the periods indicated.

(3) The servicing portfolio used in the percentage calculations includes $82 million of loans subserviced by ACC on an interim basis at June 30, 1998.

(4) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(5) Represents properties acquired following a foreclosure sale and still serviced by ACC at period end.

(6) Represents losses net of gains on foreclosed properties sold during the period indicated.

    ACC's servicing portfolio has grown over the periods presented. However, because foreclosures and losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures.

    There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to any Mortgage Pool will be comparable to the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of ACC. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagors, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. To the extent the underwriting guidelines of ACC permit higher initial Combined Loan-to-Value Ratios than those that have been required historically, or to the extent Mortgage Pools contain a larger percentage of higher credit grade loans than have historically been the case, losses realized on foreclosures of the related Mortgaged Properties may be higher than the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of ACC. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. SEE "Risk Factors--Nature of the Security for Mortgage Loans" herein.

                                THE ORIGINATORS

    Each Transferor may acquire Mortgage Loans originated by one or more subsidiaries of AFC ("Affiliated Originators"). In addition, each Transferor may directly, or indirectly through one of the Affiliated Originators, acquire Mortgage Loans originated by entities unaffiliated with AFC ("Unaffiliated Originators") (together with Affiliated Originators, the "Originators").

UNDERWRITING GUIDELINES

    All Mortgage Loans originated by Affiliated Originators will be underwritten in accordance with standard underwriting guidelines developed by the Sponsor and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described below. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans originated by Unaffiliated Originators are reunderwritten in accordance with the applicable underwriting guidelines. In connection with certain purchases of Mortgage Loans from Unaffiliated Originators, the Sponsor may decide, after evaluating a number of factors, including the Sponsor's previous experiences with a particular seller, the size of the loan portfolio and other relevant information to complete such purchase without re-underwriting the entire loan portfolio. In such cases, the Sponsor will re-underwrite a statistically significant sample of the loans in that portfolio to confirm compliance with the Sponsor's underwriting guidelines.

    The Sponsor's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, generally including calculation of debt-to-income ratios (which is the sum of the borrower's monthly debt payments divided by the borrowers's monthly income before taxes and other payroll deductions) an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

    An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the ratio (the "combined loan-to-value ratio") of all mortgages existing on the property (including the loan applied for) to the appraised value of the property at the time of origination. As a lender that specializes in loans made to credit impaired borrowers, the Sponsor ordinarily makes mortgage loans to borrowers with credit histories or other factors that would typically disqualify them from consideration for a loan from traditional financial institutions. Consequently, the Sponsor's underwriting guidelines generally require lower combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. Appraisals on loans purchased by the Sponsor are reviewed by the Sponsor's own appraisers or by qualified contract appraisers approved by the Sponsor to assure that they meet the Sponsor's standards.

    The underwriting of a mortgage loan to be originated or purchased by the Sponsor includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to the Sponsor for purchase must be approved by the Sponsor in accordance with its underwriting criteria. The Sponsor regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

    The Sponsor requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the Sponsor against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

    The Sponsor has two general underwriting programs through which it implements the above:

    - the "traditional" underwriting program, under which the borrower's mortgage credit and consumer credit are each scored and weighted to determine the overall credit grade of the borrower with the borrower then being assigned an "A" through "D" credit grade, and

    - a credit score/LTV based underwriting program (referred to as the "SNAP program"), under which the borrower's credit score as reported by various reporting agencies and the LTV of the loan are used to determine whether the borrower qualifies for the loan requested and the appropriate pricing for that loan.

    "TRADITIONAL" UNDERWRITING PROGRAM. Under its "traditional" underwriting program, the Sponsor assigns a letter credit grade (A, A-, B, C, C- and D) to each loan it originates or purchases depending on the risk profile of the loan, with the higher credit grades exhibiting a lower risk profile and the lower credit grades exhibiting increasingly higher risk profiles. Generally, the higher credit grade loans have higher loan-to-value ratios and carry a lower interest rate. The following chart generally outlines the parameters of the credit grades of the Sponsor's traditional underwriting program as at the date hereof:

                         "A" CREDIT       "A-" CREDIT      "B" CREDIT       "C" CREDIT       "C-" CREDIT      "D" CREDIT
                            GRADE            GRADE            GRADE            GRADE            GRADE            GRADE
                       ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
GENERAL REPAYMENT      Has good         Has good credit  Generally good   Marginal credit  Marginal credit  Designed to
                       credit.          but might have   mortgage pay     history which    history not      provide a
                                        some minor       history but may  is offset by     offset by other  borrower with
                                        delinquency.     have marginal    other positive   positive         poor credit
                                                         consumer credit  attributes.      attributes.      history an
                                                         history.                                           opportunity to
                                                                                                            correct past
                                                                                                            credit
                                                                                                            problems.

EXISTING MORTGAGE      No lates in      No more than 59  No more than 89  Can have         No more than     Greater than
  LOANS                past 12 months.  days late at     days late at     multiple 30-day  149 days         150 days
                                        closing and a    closing and a    lates and two    delinquent in    delinquent in
                                        maximum of two   maximum of four  60-day lates or  the past 12      the past 12
                                        30-day lates in  30-day lates in  one 90-day late  months. Can      months.
                                        the past 12      the past 12      in the past 12   have multiple
                                        months.          months or one    months;          90-day lates or
                                                         60-day late and  currently not    one 120 day
                                                         two 30-day       more than 119    late in the
                                                         lates.           days late at     past 12 months.
                                                                          closing.

CONSUMER CREDIT        Consumer credit  Consumer credit  Consumer credit  Consumer credit  Consumer credit  Consumer credit
                       is good in the   is good in the   must be          is fair in the   is poor in the   is poor in the
                       last 12 months.  last 12 months.  satisfactory in  last 12 months.  last 12 months   last 12 months.
                       Less than 25%    Less than 35%    the last 12      The majority of  with currently   The majority of
                       of credit        of credit        months. Less     the credit is    delinquent       the credit is
                       report items     report items     than 40% of      not currently    accounts. Less   derogatory
                       derogatory with  derogatory with  credit report    delinquent.      than 60% of      (more than
                       no 60-day or     no 90-day or     items            Less than 50%    credit report    60%).
                       more lates.      more lates.      derogatory.      of credit        items            Percentage of
                       Generally,       Generally,       Generally,       report items     derogatory.      derogatory
                       requires a       requires a       requires a       derogatory.      Generally,       items not a
                       minimum credit   minimum credit   minimum credit   Generally,       requires a       factor.
                       score of 600.    score of 580.    score of 560.    requires a       minimum credit   Generally,
                                                                          minimum credit   score of 500.    requires a
                                                                          score of 530.                     minimum credit
                                                                                                            score of 500.

BANKRUPTCY             2 years since    2 years since    1 year since     Bankruptcy       Bankruptcy       Current
                       discharge or     discharge or     discharge with   filing 12        filed within     bankruptcy must
                       dismissal with   dismissal with   reestablished    months old,      last 12 months   be paid through
                       reestablished    reestablished    "B" credit or    discharged or    and discharged   loan.
                       "A" credit.      "A-" credit.     18 months since  dismissed prior  or dismissed
                                                         discharge        to application.  prior to
                                                         without                           application.
                                                         reestablished
                                                         credit.

DEBT SERVICE-TO-       Generally not    Generally not    Generally not    Generally not    Generally not    Generally not
  INCOME RATIO         to exceed 45%.   to exceed 45%.   to exceed 50%.   to exceed 55%.   to exceed 60%.   to exceed 60%.

MAXIMUM LOAN-          Generally 90%    Generally 90%    Generally 80%    Generally 75%    Generally 70%    Generally 65%
  TO-VALUE RATIO:      for a 1 to 4     for a 1 to 4     for a 1 to 4     for a 1 to 4     for a 1 to 4     for a 1 to 4
  OWNER OCCUPIED       family           family           family           family           family           family
                       dwelling.        dwelling.        dwelling.        dwelling.        dwelling.        dwelling.

NON-OWNER OCCUPIED     Generally 80%    Generally 70%    Generally 65%    Generally 65%    Generally 65%    Generally 60%
                       for a 1 to 4     for a 1 to 4     for a 1 to 2     for a 1 to 4     for a 1 to 4     for a 1 to 4
                       family           family           family           family           family           family
                       dwelling.        dwelling.        dwelling.        dwelling.        dwelling.        dwelling.

    "SNAP" UNDERWRITING PROGRAM. The SNAP program was developed by the Sponsor to enhance its ability to risk-base price its loan products, to increase uniformity of creditworthiness within each credit "band" and to reduce subjectivity and simplify the underwriting process in order to improve efficiency and service levels to its customers.

    The SNAP program uses the credit score (as defined below) of the primary borrower (I.E., the borrower with the majority of total income) to determine programe eligibility and then to determine the maximum LTV and interest rate for which the borrower may qualify. Generally, the minimum acceptable credit score under the SNAP program is 500.

    In most cases the payment history of the borrower under the existing mortgage loan is also taken into consideration. Borrowers with lower credit scores generally qualify for lower maximum LTVs and are charged higher interest rates than borrowers with higher credit scores. "Credit Scores" are discussed below.

    Under the SNAP program, a verification of the borrower's mortgage payment history under his existing mortgage loan over the most recent 12 months is required in all cases where the primary borrower's credit score is less than 600 (or less than 640 if the loan amount is less than $100,000). The maximum LTV allowed and the interest rate for the loan indicated by the SNAP program may be adjusted based on the borrower's past mortgage payment history. Under the SNAP program, a poor mortgage payment history will result in a lower maximum LTV and a higher interest rate (comparable to the maximum LTV and interest rate for a borrower with a lower credit score) in order to reflect the increased risk of default indicated by the mortgage payment history. The LTV and credit score adjustments are set forth in the chart below.

------------------------------------------------------------------------------------------------
 ACTUAL
 CREDIT                            ADJUSTED CREDIT SCORE AND MAXIMUM LTV
  SCORE                       BASED UPON MORTGAGE LATES IN PREVIOUS 12 MONTHS
------------------------------------------------------------------------------------------------
                      4x30 and 0x60;     12x30 and 2x60;
           2x30       2x30 and 1x60      12x30 and 1x90     12x60 and 1x120    1x150
------------------------------------------------------------------------------------------------
    700+   600        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    680    600        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    660    600        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    640    600        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    620    600        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    600    600        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    580    580        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    560    560        560; 80%max LTV    550; 75%max LTV    520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    540    540        540                540                520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    520    520        520                520                520; 70%max LTV    500; 65%max LTV
------------------------------------------------------------------------------------------------
    500    500        500                500                500                500
------------------------------------------------------------------------------------------------

    For example, under the SNAP program, in the case of a borrower with a credit score of 640 who has had not more than one 30-day late payment on his existing mortgage loan during the previous 12 months (I.E., 1x30) and who otherwise qualifies for a maximum LTV of 90%, the borrower's actual credit score of 640 would be used for purposes of qualifying for the loan and determining the applicable interest rate and the 90% maximum LTV allowed would not be adjusted downward. However, under the SNAP program, if the borrower with the 640 credit score had two 30-day late payments in the previous 12 months (I.E., 2x30), the credit score used for purposes of qualifying and determining pricing, would fall to 600--and the maximum LTV allowed would be 80%. In addition, the interest rate for that loan would determined as if the borrower's credit score were 600 (instead of the actual credit score of 640). If that same borrower had a mortgage delinquency of 2x30 and 1x60 or 4x30 and 0x60 during the previous 12 months, then the maximum LTV allowed would be 80% and the loan would be priced as if the credit score was 560. If that borrower had a mortgage delinquency of 12x30 and 2x60 or 12x30 and 1x60 and 1x90 for the previous 12 months, then the maximum LTV falls to 75% and the loan would be priced as if the credit score was
550. If that borrower had a mortgage delinquency of 12x90, or 12x60 and 1x90 and 1x120 for the previous 12 months, then the maximum LTV decreases to 70% and the credit score used for pricing falls to 520. If that borrower had a mortgage delinquency of 1x150 or more for the previous 12 months, then the maximum LTV falls to 65% and the loan would be priced as if the credit score were 500.

CREDIT SCORES

    "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV or CLTV, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

DOCUMENTATION

    The Sponsor's mortgage programs include several levels of documentation used to verify the borrower's income:

        Full Documentation: The Full Documentation level is the highest level of income documentation and is available for all income types including wage-earners, self-employed borrowers and fixed income borrowers (retired, pension, annuity, etc.). Generally a stable, two-year history of receipt of receipt of the income (or proof that the income level will continue for a minimum of three years) is required. A wage-earner may document income by any of the following: a verification of employment signed by the employer together with a pay-stub reflecting year-to-date income; the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent two-years IRS Form 1040's and a year-to-date statement of profit-and-loss; or the borrower's most recent 24-months personal bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years IRS Form 1040's and a year-to-date statement of profit-and-loss or the most recent 24-months personal bank statements. An Award Letter is sufficient documentation of income for fixed income borrowers.

        Limited Documentation: The Limited Documentation level of income documentation is available for borrowers of all income types who have less than a two-year history of stable income or who otherwise can't meet the requirements of the Full Documentation program. Generally a six-month history of stable income is required. A wage earner may provide either a year-to-date pay-stub or the most recent six-months personal bank statements showing average monthly deposits sufficient to support the qualifying income. Self-employed or fixed income borrowers may provide six-months personal bank statements to support their qualifying income.

        Stated Income: The Stated Income level of income documentation is available only for self-employed borrowers or wage earners with A through C credit grades or a minimum 550 credit score. Fixed income borrowers, borrower's with C- or D credit grades or borrowers with credit scores below 550 are not eligible for the Stated Income program. Under the Stated Income program, the borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. Self-employed borrowers must provide satisfactory evidence of the existence of the related business (E.G., a business license, proof of a business banking relationship or trade references). Self-employed borrowers with a credit score between 550 and 600 must establish that the related business has been in existence for at least six months.

REPRESENTATIONS BY ORIGINATORS AND THE TRANSFERORS

    Generally, an Unaffiliated Originator will make certain representations and warranties with respect to the Mortgage Loans, as specified below, when the Mortgage Loans are sold by such Unaffiliated Originator to the related Transferor or an affiliate thereof. The related Transferor will make comparable representations and warranties with respect to the Mortgage Loans being transferred pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable.

    Such representations and warranties generally include, among other things, that (A) at the time of the sale by the Originator of each Mortgage Loan and,
(B) at the time of the conveyance by such Transferor of each Mortgage Loan into the related Mortgage Pool: (i) the information with respect to each Mortgage Loan set forth in the Loan Schedule and delivered upon conveyance of the Mortgage Loan is true and correct as of the related Cut-off Date; (ii) the proceeds of each Mortgage Loan have been fully disbursed (subject to any escrow for repairs) and there are no obligations to make further disbursements with respect to any Mortgage Loan; (iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-off Date, each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Loan Schedule and subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor, subject to certain limitations.

    Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Unaffiliated Originator in respect of a Mortgage Loan will be made as of the date on which such Unaffiliated Originator sells the Mortgage Loan, and all of the representations and warranties of the related Transferor in respect of a Mortgage Loan will be made as of the date such Transferor conveys such Mortgage Loan into the related Mortgage Pool. The date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related Series of the Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the date the related Series of Securities is issued. However, the related Transferor will not include any Mortgage Loan in the Mortgage Pool for any Series of Securities if anything has come to such Transferor's attention that would cause it to believe that such representations and warranties will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Securities.

    Upon a breach of a representation and/or warranty with respect to a Mortgage Loan made by the related Transferor under the related Pooling and Servicing Agreement or Indenture, as applicable, which occurs after conveyance of the related Mortgage Loan to a Mortgage Pool, such Transferor may be required to withdraw such Mortgage Loan from such Mortgage Pool or remove such Mortgage Loan from the Mortgage Pool and convey a substantially similar mortgage loan to the Mortgage Pool in substitution therefor.

                         DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued in one or more classes (each, a "Class") pursuant to an agreement (each, a "Pooling and Servicing Agreement") dated as of the related Cut-off Date among the related Transferor, ACC, the Servicer and the Trustee for the benefit of the holders of the Certificates ("Certificateholders") of such Series. Each Series of Bonds will be issued in a single class pursuant to an indenture (each, an "Indenture") dated as of the related Cut-off Date between the related Bond Issuer and the Trustee for the benefit of the holders of the Bonds ("Bondholders" and, together with Certificateholders, "Securityholders") of such Series. The provisions of each Pooling and Servicing Agreement or Indenture, as applicable, will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust or Trust Estate, as applicable. A representative form of Pooling and Servicing Agreement and Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions relating to the Securities which may appear in any related Pooling and Servicing Agreement or Indenture, as applicable. The Prospectus Supplement for a Series of Securities will describe any material provision of the related Pooling and Servicing Agreement or Indenture, as applicable, relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the definitive Pooling and Servicing Agreement or Indenture, as applicable, for each Series of Securities and the applicable Prospectus Supplement. A copy of the definitive Pooling and Servicing Agreement or Indenture, as applicable (each without exhibits), relating to any Series of Securities will be provided to Securityholders, without charge, upon written request to the related Transferor addressed to it at: 350 South Grand Avenue, Los Angeles, California 90071, Attention: Corporate Secretary.

GENERAL

    The Certificates of a given Series will evidence undivided beneficial interests in the assets of the related Trust specified in the related Prospectus Supplement. The Bonds of a given Series will represent non-recourse obligations of the related Bond Issuer, secured by the assets in the related Trust Estate, and the proceeds of such assets will be the sole source of payments on such Bonds. The Securities of a given Series may be covered by or entitled to the benefits of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior certificates that receive certain preferential treatment (collectively, "Senior Certificates") with respect to one or more subordinated Classes (collectively, "Subordinated Classes") of Certificates of such Series. Distributions on one or more Classes of a Series of Certificates may be made: (a) prior to one or more other Classes,
(b) after the occurrence of specified events, (c) in accordance with a schedule or formula, (d) on the basis of collections from designated portions of the Mortgage Loans in the related Trust or (e) on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among such Classes or over time as specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, distributions or payments, as applicable, on Securities will be made only from the assets of the related Trust or Trust Estate, as applicable, and the Securities will not represent interests in or obligations of the related Transferor, the Servicer, the Trustee, any Originator or any other person. The assets of each Trust or Trust Estate, as applicable, will consist of one or more of the following, to the extent set forth in the related Prospectus Supplement:
(a) the Mortgage Loans that from time to time are subject to the related Pooling and Servicing Agreement or Indenture, as applicable; (b) the assets of the Trust or the Trust Estate that from time to time are required by the Pooling and Servicing Agreement or Indenture, as applicable, to be deposited in the Certificate Account or Bond Account, as applicable, the Collection Account and any other accounts (collectively, the "Accounts") established pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable, or to be invested in Permitted Investments; (c) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in the related Mortgage Pool; (d) any Financial Guaranty Insurance Policy; (e) any Mortgage Pool Insurance Policy; (f) any Special Hazard Insurance Policy; (g) any Bankruptcy Bond; (h) any funds on deposit from time to time in any Reserve Account; and (i) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Securities, any Mortgage Loan in the related Mortgage Pool or any related Mortgaged Property required pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable.

FORM OF SECURITIES

    GENERAL. Unless otherwise specified in the Prospectus Supplement, the Securities of each Series will be issued as physical certificates ("Definitive Securities") in fully registered form only in the denominations specified in the related Prospectus Supplement. Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, the office of a registrar for the Securities appointed by the Trustee, in either case as named in the related Prospectus Supplement. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Pooling and Servicing Agreement or Indenture, as applicable, a certificate administrator may perform certain duties in connection with the administration of the Securities.

    BOOK-ENTRY REGISTRATION. If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of those systems, or indirectly through organizations which are participants in any of those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank N.A. will act as depository for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depository for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical definitive certificate representing its security.

    Unless and until definitive securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream, Luxembourg and Euroclear, and their participants.

    The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

    Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

    Beneficial owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which must be maintained with their participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depository; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositories.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York functions as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems. The Euroclear Clearance Systems establish policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Because the Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

    Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

    DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depository to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

    Definitive securities will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

    - DTC or the seller advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor;

    - the seller, at its sole option, elects to terminate a book-entry system through DTC; or

    - after the occurrence of an event of default, beneficial owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

    Neither the depositor, the seller, the servicer the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

DISTRIBUTIONS AND PAYMENTS ON SECURITIES

    GENERAL. Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, if applicable, of principal only or interest only) on the related Certificates, or payments of principal and interest on the related Bonds, as applicable, will be made by the Trustee on each Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date") or Payment Date specified in the related Prospectus Supplement (each, a "Payment Date"), respectively, in the amounts specified in the related Prospectus Supplement. Distributions or payments, as applicable, will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions or payments, as applicable, will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution or payment, as applicable, in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

    With respect to a given Series of Certificates, each Class of Certificates within such Series will evidence the interests specified in the related Prospectus Supplement, which may include, among other things, (i) the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) interests that are subordinated in their right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or interests that are subordinated with respect to certain losses or delinquencies; (iv) the right to receive distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust;
(vi) as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; (vii) as to Certificates entitled to distributions allocable to interest, the right to such distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement; and (viii) as to Certificates entitled to distributions allocable to interest only after the occurrence of certain events, the accrual but deferment of payment of interest until such events occur, in each case as specified in such Prospectus Supplement.

    In general, the method of determining the amount of distributions or payments, as applicable, on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. SEE "Credit Enhancement" herein. Set forth below is a general description of certain methods that may be used to determine the amount of distributions or payments, as applicable, on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions or payments, as applicable, on the Securities of such Series.

    Distributions or payments, as applicable, allocable to principal and interest on the Securities of a Series will be made by the Trustee out of, and only to the extent of, funds in a segregated account established and maintained by the Trustee for the deposits of such amounts (the "Certificate Account," with respect to Certificates, and the "Bond Account," with respect to Bonds). The Certificate Account or

Bond Account, as applicable, may include funds transferred from any Reserve Account, any Prefunding Account and funds received as a result of any other form of credit enhancement. As between Certificates of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, distributions or payments, as applicable, on the Certificates of any Class of a Series will be made pro rata to all related Certificateholders of that Class.

    AVAILABLE FUNDS. All distributions or payments, as applicable, on the Securities of each Series on any Distribution Date or Payment Date, as applicable, will be made from the funds available for distribution or payment, as applicable, on such Distribution Date or Payment Date, as applicable, as described below ("Available Funds"), in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Available Funds for each Distribution Date or Payment Date, as applicable, will equal the sum of the following amounts:

        (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Mortgage Pool, received by the Servicer during the related collection period (the "Collection Period") except:

           (a) all payments which were due before the Cut-off Date;

           (b) amounts received on particular Mortgage Loans as late payments of principal or interest and, unless otherwise specified in the related Prospectus Supplement, other amounts required to be paid by the Mortgagors which are to be retained by the Servicer (including any Sub-Servicer) as additional compensation;

           (c) amounts representing reimbursement, to the extent permitted as described under "The Pooling and Servicing Agreement--Monthly Advances and Compensating Interest" and "--Servicing and Other Compensation and Payment of Expenses," for advances made by the Servicer or any Sub-Servicers that were deposited into the Certificate Account or Bond Account, as applicable, and amounts representing reimbursement for certain other losses and expenses incurred by the Servicer or any Sub-Servicer as permitted under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable;

           (d) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool representing servicing compensation payable to the Servicer that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans withdrawn from the Mortgage Pool pursuant to the related Pooling and Servicing Agreement or Servicing Agreement, as applicable; and

           (e) Trustee fees and other expenses or fees payable out of the related Trust or Trust Estate, as applicable, as specified in the related Prospectus Supplement;

        (ii) all amounts received and retained, if any, in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), net of unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances made by the Servicer or any Sub-Servicer ("Net Liquidation Proceeds"), including all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments, all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property and all proceeds of any Mortgage Loan acquired by the related Transferor or any other entity pursuant to the Pooling and Servicing Agreement, the Indenture or the Servicing Agreement;

       (iii) the amount of any Monthly Advance or Compensating Interest Payment made by the Servicer or any Sub-Servicer, as deposited by such in the Certificate Account or Bond Account, as applicable; and

        (iv) if applicable, amounts withdrawn from a Reserve Account or a Prefunding Account or received in connection with other credit enhancement.

    DISTRIBUTIONS AND PAYMENTS OF INTEREST. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, each Class of Certificates may bear interest at a different rate, which may be fixed or adjustable (the "Certificate Rate"). All of the Bonds of a given Series will bear interest at the same rate, which may be fixed or adjustable (the "Bond Rate"). Interest will accrue on the Security Principal Balance (or, in the case of a Class of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of Securities entitled to interest, at the Certificate Rate or Bond Rate, as applicable, and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on Securities entitled to interest (other than a Class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable or payable on the Distribution Dates or Payment Dates, as applicable, specified in the Prospectus Supplement until the aggregate Security Principal Balance of the related Securities has been distributed or paid in full or, in the case of a Class of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement.

    Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, distributions allocable to interest on each Certificate of such Series that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    With respect to any Class of Accrual Certificates, if specified in the Prospectus Supplement relating to a given Series of Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such Class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial interest of such Class of Accrual Certificates in the Trust, as reflected in the aggregate Security Principal Balance of such Class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

    DISTRIBUTIONS AND PAYMENTS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, the aggregate principal balance amount of any Class of Certificates entitled to distributions of principal will be the aggregate original Security Principal Balance of such Class of Certificates specified in the related Prospectus Supplement, less all amounts previously distributed to such Certificates as allocable to principal. The aggregate principal balance amount of the Bonds of any Series will be the aggregate original Security Principal Balance of such Bonds specified in the related Prospectus Supplement, less all amounts previously paid on such Bonds as allocable to principal. In the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, the original Security Principal Balance will be increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement relating to a given Series of Certificates will specify the method by which the amount of principal payments on the

Certificates will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal. As used herein, the term "Security Principal Balance" at any time means the principal balance of the related Securities determined as described above.

    The Prospectus Supplement relating to a given Series of Certificates may provide that one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of any principal payments made by a Mortgagor which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by Subordinated Certificates in the Trust. Increasing the interests of Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. SEE "Credit Enhancement--Subordination" herein. The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes over time, or otherwise, as specified in the Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; TRANSFEROR INTEREST

    If the Prospectus Supplement relating to a given Series of Certificates so provides, there may be a period commencing on the date of issuance of a Class or Classes of Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such Class or Classes of Certificates may be
(i) utilized by the Trust during such period to acquire additional Mortgage Loans that satisfy the criteria described in the related Prospectus Supplement,
(ii) held in an account and invested in Eligible Investments for later distribution to Certificateholders, (iii) applied to those Class or Classes of Certificates, if any, of the same Series as specified in the related Prospectus Supplement as then are in amortization or (iv) otherwise applied as specified in the related Prospectus Supplement.

    An "Amortization Period" is the period, if any, specified as such in the related Prospectus Supplement during which an amount of principal is payable to holders of one or more Classes of a Series of Certificates. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Class or Classes of Certificates of the same or different Series as specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Certificates. The related Prospectus Supplement will set forth the circumstances that will result in the commencement of an Amortization Period.

    Each Trust that has a Revolving Period may also issue to the related Transferor a certificate evidencing a Transferor Interest in the Trust not represented by the other Certificates issued by such Trust. As further described in the related Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust fluctuates and the outstanding amount of the Certificates of the related Series of Certificates is reduced.

REPORTS TO SECURITYHOLDERS

    Except as otherwise set forth in the related Prospectus Supplement, on or before each Distribution Date or Payment Date, as applicable, each Securityholder of record of the related Series of Securities will be entitled to receive a statement setting forth, to the extent applicable to such Series, the following information with respect to the distribution for such Distribution Date or Payment Date, as applicable.

        (i) the amount of such distribution or payment, as applicable, allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any prepayment penalties included therein;

        (ii) the amount of such distribution or payment, as applicable, allocable to interest;

       (iii) the amounts of (a) any overdue accrued interest included in such distribution or payment, as applicable, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed or paid, as applicable, as accrued interest to holders of such Securities;

        (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Mortgage Loans or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

        (v) if applicable with respect to a given Series of Certificates, the aggregate amount (a) otherwise allocable to the Subordinated
    Certificateholders on such Distribution Date and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed with respect to Senior Certificates;

        (vi) the total amount of the Insured Amount included in the amount distributed on such Distribution Date or Payment Date, as applicable;

       (vii) the Pool Balance and the Pool Factor of the Mortgage Loans after giving effect to the distribution or payment, as applicable, on the Distribution Date or Payment Date, as applicable;

      (viii) if applicable with respect to a given Series of Certificates, the percentage of principal payments on the Mortgage Loans, if any, which each Class will be entitled to receive on the following Distribution Date;

        (ix) unless the Certificate Rate or Bond Rate, as applicable, is a fixed rate, the related Certificate Rate or Bond Rate applicable to the distribution on the Distribution Date or Payment Date, as applicable;

        (x) the number and aggregate principal balance of Mortgage Loans in the related Mortgage Pool contractually delinquent (a) one month, (b) two months and (c) three or more months as of the end of the related Collection Period;

        (xi) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

       (xii) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution or payment, as applicable, on the Distribution Date or Payment Date, as applicable;

      (xiii) if applicable, during the Funding Period, the remaining Prefunding Amount and the portion of the Prefunding Amount used to acquire additional Mortgage Loans since the preceding Distribution Date or Payment Date as applicable;

       (xiv) if applicable, during the Funding Period, the amount remaining in the Capitalized Interest Account; and

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       (xv) the amount of Monthly Advances, Servicing Advances and/or
    Compensating Interest Payments, if any, made since the preceding Distribution Date or Payment Date, as applicable.

    Where applicable, any amount set forth above may be expressed as a dollar amount of the related Securities having the denomination or interest specified either in the related Prospectus Supplement or in the report to Securityholders. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

    The "Pool Balance" means the aggregate outstanding principal balance of the Mortgage Loans as of the related Distribution Date or Payment Date, as applicable, and the "Pool Factor" is the percentage obtained by dividing the Pool Balance as of such Distribution Date or Payment Date, as applicable, by the Cut-off Date Pool Balance.

    In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each person who was a Securityholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and
(b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

                                       49
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                               CREDIT ENHANCEMENT

    Credit enhancement may be provided with respect to a Series of Securities or with respect to the Mortgage Loans included in the related Trust or Trust Estate, as applicable. Credit enhancement may be in the form of (i) in the case of a given Series of Certificates, the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, a Reserve Account or other insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement described in the related Prospectus Supplement, or in the case of a given Series of Certificates, the use of a cross-support feature, or (iii) any combination of the foregoing. The protection against losses afforded by any credit enhancement will be limited and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the maximum amount covered by the credit enhancement or that are not covered by the credit enhancement, Securityholders will bear their allocable share of such deficiency. If a form of credit enhancement applies to several Classes of Certificates of a given Series, and if principal payments of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.

    Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the related Transferor without the consent of Securityholders, if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities.

SUBORDINATION

    If so specified in a Prospectus Supplement relating to a given Series of Certificates, scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been distributable to one or more Classes of Subordinated Certificates of such Series will instead be distributed to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and interest due to them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts otherwise available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on such Certificates.

    If so specified in the Prospectus Supplement relating to a given Series of Certificates, the same Class of Certificates may be Senior Certificates with respect to the right to receive certain types of payments or with respect to the allocation of certain types of losses or delinquencies and Subordinated Certificates with respect to the right to receive other types of payments or with respect to the allocation of certain types of losses or delinquencies. If specified in the Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of certain events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement.

    The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

OVERCOLLATERALIZATION FEATURE

    If so specified in the related Prospectus Supplement, credit enchancement may include overcollateralization resulting from (i) the application of excess cash on specified Distribution Dates to the reduction of the principal balances of the Certificates and/or Bonds, as applicable, so that over time the outstanding principal balance of the related Mortgage Loans will exceed the aggregate of the principal balances of the Certificates and/or Bonds, as applicable, or (ii) collateral securing the Mortgage Loans having a value at the Closing Date in excess of the aggregate of the principal balances of the Certificates and/or Bonds, as applicable (any such feature, an "Overcollateralization Feature"). Any Overcollateralization Feature will be described more fully in the related Prospectus Supplement.

RESERVE ACCOUNTS

    If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement may be deposited by the related Transferor, the Servicer or the Originators, as applicable, on the date specified in the related Prospectus Supplement in one or more reserve accounts (each, a "Reserve Account") established as part of the related Trust or Trust Estate, as applicable. In addition to or in lieu of the foregoing, if so specified in a Prospectus Supplement relating to a given Series of Certificates, all or any portion of amounts otherwise distributable on any Distribution Date to holders of Subordinated Certificates may instead be deposited into a Reserve Account. Such deposits may be made on the date specified in the related Prospectus Supplement, which may include each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount. SEE "--Subordination" above.

    The cash and other assets in a Reserve Account will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust or Trust Estate, as applicable, to pay the expenses of the Trust or Trust Estate, as applicable, or for such other purposes specified in such Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in Permitted Investments, including obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, any asset or instrument deposited in any Reserve Account will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency.

    Any amounts on deposit in a Reserve Account will be available for withdrawal from such Reserve Account for distribution or payment, as applicable, to holders of Securities or release to holders of Securities, the related Transferor, the Servicer, the Originators or another entity for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

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
FINANCIAL GUARANTY INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or policies (each, a "Financial Guaranty Insurance Policy") may be obtained and maintained for the Securities of a given Series. The provider of any Financial Guaranty Insurance Policy (a "Securities Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Pooling and Servicing Agreement or Indenture, as applicable.

    Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that a certain amount will be available for distribution or payment, as applicable, to Securityholders on a related Distribution Date or Payment Date, as applicable (the "Insured Amount"). The Insured Amount will equal the full amount of principal and interest distributable as of any Distribution Date or due and payable as of any Payment Date, as applicable, to Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable, plus any other amounts specified therein or in the related Prospectus Supplement.

    The specific terms of any Financial Guaranty Insurance Policy will be described in the related Prospectus Supplement.

    Subject to the terms of the related Pooling and Servicing Agreement or Indenture, as applicable, a Securities Insurer may be subrogated to the rights of Securityholders to receive payments under the Securities to the extent of any payments by such Securities Insurer under the related Financial Guaranty Insurance Policy that were not previously reimbursed. However, any such subrogation rights of a Securities Insurer may not result in a reduction of the amount otherwise distributable on any Distribution Date or due and payable on any Payment Date, as applicable, to holders of the Securities covered by such Financial Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, a mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") issued by the insurer (the "Mortgage Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for all or certain of the Mortgage Loans. A Mortgage Pool Insurance Policy will, subject to the limitations described below, cover losses on the related Mortgage Loans up to a maximum amount specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, as claims thereunder may be made only respecting losses on certain Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in a related Prospectus Supplement, a Mortgage Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

    A Mortgage Pool Insurance Policy generally will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to a Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Transferor's representations and, in such event, might give rise to an obligation on the part of the related Transferor to withdraw the defaulted Mortgage Loan from the Mortgage Pool if the breach cannot be cured by the such Transferor. No Mortgage Pool Insurance Policy will cover losses in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable Mortgage Pool Insurer.

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
    The original amount of coverage under a Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid by the Servicer less the aggregate of the net amounts realized by the Mortgage Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the maximum amount, coverage under the Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

    The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, a special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy") will be obtained for the related Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy, subject to limitations described below, will protect the related Securityholders from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is not located in a federally designated flood area, and
(ii) loss caused by reason of the application of the coinsurance clause contained in a hazard insurance policy. SEE "The Pooling and Servicing Agreement--Maintenance of Hazard Insurance" herein. A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

    The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, because each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Pooling and Servicing Agreement and Servicing Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

    If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (each, a "Bankruptcy Bond") for proceedings under the United States Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. A Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The level of coverage and other terms of a Bankruptcy Bond will be set forth in the related Prospectus Supplement.

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CROSS SUPPORT

    If so specified in a Prospectus Supplement relating to a given Series of Certificates, the beneficial interests of separate Trusts or separate groups of assets in a single Trust may be evidenced by separate Classes of the Certificates of such Series. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial interest in other asset groups within the same Trust. The Prospectus Supplement for a Series of Certificates which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    If so specified in a Prospectus Supplement relating to a given Series of Certificates, the coverage provided by one or more other forms of credit enhancement, such as Financial Guaranty Insurance Policies or Reserve Accounts, may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trusts or asset groups.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

    If so specified in the related Prospectus Supplement, a Trust or Trust Estate, as applicable, may include, in addition to or in lieu of some or all of the foregoing, letters of credit, third party guarantees and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust or Trust Estate, as applicable, paying administrative expenses or accomplishing such other purpose. The related Prospectus Supplement will describe any such arrangements, including information as to the extent of coverage and any conditions or limitations thereto. The related Trust or Trust Estate, as applicable, may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. Any such arrangement must be acceptable to each Rating Agency named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

    To the extent that the related Prospectus Supplement expressly provides for credit enhancement and maintenance arrangements, the following paragraphs shall apply.

    If a form of credit enhancement has been obtained for a Series of Securities, the related Transferor or the Servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the related Pooling and Servicing Agreement, Indenture or Servicing Agreement, as applicable, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below.

    In lieu of the obligation to maintain a particular form of credit enhancement, the related Transferor or the Servicer may obtain a substitute or alternate form of credit enhancement. If the related Transferor obtains such a substitute form of credit enhancement, such form of credit enhancement will be maintained and kept in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the related Transferor or the Servicer will obtain written confirmation from each applicable Rating Agency that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by each applicable Rating Agency.

    The Servicer will provide the Trustee information required for the Trustee to draw under a Financial Guaranty Insurance Policy or any letter of credit, will present claims to any Mortgage Pool Insurer, any Special Hazard Insurer and to any provider of a Bankruptcy Bond, and will take such reasonable steps as are necessary to permit recovery under such Financial Guaranty Insurance Policy, letter of credit, Bankruptcy Bond, Special Hazard Insurance Policy, Mortgage Pool Insurance Policy or other applicable forms of credit enhancement. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its obligations to withdraw Mortgage Loans from the related Mortgage Pool pursuant to the terms of the related Agreement or Indenture, as applicable. All collections by the Servicer under any Mortgage Pool Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Collection Account and ultimately in the Certificate Account or Bond Account, as applicable, subject to withdrawal. Unless otherwise specified in the related Prospectus Supplement, all draws under any Financial Guaranty Insurance Policy or letter of credit will be deposited directly in the Certificate Account or Bond Account, as applicable.

    If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of credit enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement to the Servicer for its expenses and (ii) that such expenses will be recoverable out of related Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations or has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

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                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

    The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Loans included in the related Mortgage Pools, the allocation of available funds to the Securities, the Certificate Rate for various Classes of a Series of Certificates or the Bond Rate for various Series of Bonds, as applicable, and the purchase price paid for the Securities.

    The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith.

    The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall appreciably below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

    Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Mortgage Loans may be affected by changes in a Mortgagor's housing needs, job transfers, unemployment, Mortgagor's net equity in the related Mortgaged Property, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans.

    Generally, mortgage loans secured by junior liens have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second mortgage loans for federal income tax purposes may result in a higher rate of prepayment of such mortgage loans. The obligation of the Servicer to enforce due-on-sale provisions of the mortgage loans may also increase prepayments. The prepayment experience of the Mortgage Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

    Unless otherwise provided in the related Prospectus Supplement, all of the Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. SEE "The Pooling and Servicing Agreement--Enforcement of Due-on-Sale Clauses" herein.

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    The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans that are faster than otherwise scheduled.

    When a full prepayment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans and Related Matters--Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Collection Period, the Servicer or any Sub-Servicer, if applicable, will be obligated to make a Compensating Interest Payment with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date or Payment Date, as applicable. To the extent such shortfalls exceed the amount of the Compensating Interest Payment that the Servicer or any Sub-Servicer is obligated to pay, the yield on the Securities could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.

    Under certain circumstances, the related Transferor, the Servicer or certain other entities specified in the Prospectus Supplement relating to a Series of Certificates may have the option to acquire the Mortgage Loans and other assets of a Trust, thereby effecting early retirement of the related Series of Certificates, subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for the related Series. Typically, the related Transferor, the Servicer or such other entity will cause the retirement of a Series of Certificates at the point at which servicing of the remaining relatively small pool of Mortgage Loans becomes inefficient. SEE "The Pooling and Servicing Agreement--Termination; Optional Termination" herein. Under certain circumstances, a Series of Bonds may be (i) redeemed at the option of the related Bond Issuer or another party specified in the Prospectus Supplement relating to such Series of Bonds; or
(ii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement. SEE "The Indenture--Redemption of Bonds" herein.

    Unless otherwise specified in the related Prospectus Supplement, the effective yield to Securityholders will be slightly lower than the yield otherwise produced by the applicable Certificate Rate or Bond Rate and purchase price, because while interest generally will accrue on the Securities from the first day of each month, the distribution or payment, as applicable, of such interest will not be made earlier than a specified date in the month following the month of accrual.

    With respect to Mortgage Loans that provide for Negative Amortization, the related mortgagor has the option to defer payments of interest for periods specified in such Mortgage Loan. In the aggregate, deferral of interest may result in reduced collections during one or more Collection Periods, although collections in future Collection Periods may be relatively greater because (i) interest not paid during such period will be added to the principal balance of the related Mortgage Loan to be repaid over time and (ii) such Deferred Interest will bear interest at the interest rate specified in the Mortgage Loan each month until paid, increasing the aggregate amount of interest to be paid by the related mortgagor over time. In the aggregate, Negative Amortization of Mortgage Loans may have the effect of reducing the overall payment and repayment rate experience of a Mortgage Pool.

    The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The Prospectus Supplement relating to a Series of Securities may discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Securities.

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                      THE POOLING AND SERVICING AGREEMENT

    Set forth below is a summary of the material provisions of each Pooling and Servicing Agreement that are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Pooling and Servicing Agreement, and is subject to, and qualified in its entirety by reference to, the provisions of each Pooling and Servicing Agreement. Where provisions or terms used in a particular Pooling and Servicing Agreement are different than as described herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

    The Mortgage Loans to be included in a Mortgage Pool for a Series of Bonds will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of ACAC, as Transferor (or the related Bond Issuer, if a different entity, to the extent described in the related Prospectus Supplement), and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "--Assignment of Mortgage Loans" below. In addition, the Mortgage Loans included in a Mortgage Pool for a Series of Bonds will be serviced pursuant to the terms of a Servicing Agreement and any such Servicing Agreement will contain provisions governing the servicing of such Mortgage Loans that are substantially similar to the provisions included in each Pooling and Servicing Agreement relating to servicing and collection procedures with respect to the related Mortgage Loans as described below. SEE "The Indenture--General" herein.

ASSIGNMENT OF MORTGAGE LOANS

    ASSIGNMENT OF THE MORTGAGE LOANS. At the Closing Date for a Series of Certificates, the related Transferor will cause the Mortgage Loans that will comprise the related Trust to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the related Transferor on or with respect to such Mortgage Loans on or after the Cut-off Date, other than principal and interest due before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the related Transferor in exchange for the Mortgage Loans.

    Each Mortgage Loan assigned to the Trustee will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (a "Loan Schedule"). The Loan Schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the maturity date of the Mortgage Loan, the Combined Loan-to-Value Ratio at origination and certain other information.

    In connection with the assignment, the related Transferor will be required to deliver or cause to be delivered to the Trustee certain specified items (collectively, with respect to each Mortgage Loan, the "Mortgage File"). Unless otherwise specified in the related Prospectus Supplement each Mortgage File will be required to include:

        (a) the original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the related Transferor, endorsed by the related Transferor, without recourse, to the order of the Trustee;

        (b) the original Mortgage with evidence of recording indicated thereon;

        (c) the original executed assignment of the Mortgage in recordable form;

        (d) originals of all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

        (e) originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the related Transferor; and

        (f) the original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.

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    Unless otherwise specified in the related Prospectus Supplement, the related
Transferor will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the related Transferor or the Originator of such Mortgage Loans.

    If the related Transferor cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon on the Closing Date solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Transferor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The related Transferor shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the related Transferor within six months from the Closing Date shall not have received such original Mortgage or mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

    REVIEW OF THE MORTGAGE FILE. The Trustee will agree, for the benefit of the Certificateholders, to review each Mortgage File and the specified items delivered by or on behalf of the related Transferor within 45 days after the Closing Date, to determine if the documents described in clauses (a) through
(f) above have been executed and received, and that such documents relate to the Mortgage Loans in the Loan Schedule. The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

    If within such 45-day period the Trustee finds that any document constituting a part of a Mortgage File is not properly executed, has not been received or is unrelated to the Mortgage Loans identified in the related Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Loan Schedule, the Trustee will be required to promptly notify the related Transferor of any defect. Such Transferor will use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File within 60 days after the Trustee's notice. Thereafter, the Trustee shall also certify that it has received all of the documents referred to in clauses (a) through (f) and that all corrections or curative actions required to be taken by the related Transferor within the 60-day period have been completed or effected, or that the related Mortgage Loans will be withdrawn or substituted, as specified below.

    WITHDRAWAL OR SUBSTITUTION OF MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, if, within 60 days after the Trustee's notice of defect, the related Transferor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, such Transferor will be required to, prior to the next Distribution Date, at its option, (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage Loan") or
(ii) withdraw such Mortgage Loan from the related Mortgage Property by paying an amount equal to its Principal Balance together with one month's interest at the Mortgage Rate, less any payments received during the related Collection Period ("Loan Withdrawal Amount").

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    If as provided above, the related Transferor, rather than withdrawing the
Mortgage Loan, removes a Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and substitutes in its place a Qualified Replacement Mortgage Loan, such substitution must be effected within 90 days of the date of the initial issuance of the Certificates of a Series with respect to which no REMIC election is made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid by or at the direction of the related Transferor to the related Trust in the month of substitution for distribution to the Certificateholders as a reduction of principal), (ii) have a Mortgage Rate neither one percentage point or more less than nor one percentage point or more greater than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year or more earlier than nor one year or more later than that of the Deleted Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

    Additionally, unless otherwise specified in the related Prospectus Supplement, the related Transferor will have made representations and warranties in respect of the Mortgage Loans assigned by such Transferor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that such Transferor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or junior lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Pooling and Servicing Agreement) and that the Mortgaged Property was free from damage and was in acceptable condition;
(iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and, subject to certain limitations, is enforceable under, all applicable state and federal laws and regulations in all material respects. Upon the discovery by the related Transferor or the Trustee that the representations in the applicable Pooling and Servicing Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the related Transferor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue and materially and adversely affects the interests of the Certificateholders, such Transferor is required promptly to cure such breach in all material respects or such Transferor will (or will cause the applicable Originator to) on the Distribution Date next succeeding such discovery, receipt of notice or such other time, withdraw, or provide a Qualified Replacement Mortgage Loan, as set forth above. The obligation of the related Transferor so to cure, substitute or withdraw any Mortgage Loan as to which breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting such breach.

    Any agreements pursuant to which the related Transferor acquires certain Mortgage Loans to be deposited in a Trust will contain representations and obligations of the related Originators that are similar to those described in the preceding paragraph. The related Transferor may enforce any obligations of the

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related Originators in connection with its efforts to cure any breach of a representation pursuant to the related Pooling and Servicing Agreement. SEE "The Originators--Representations by Originators and the Transferors" herein.

PAYMENTS ON THE MORTGAGE LOANS

    Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to establish and maintain one or more accounts (each, a "Collection Account") at one or more institutions meeting the requirements set forth in the related Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Collection Account no later than the second business day after receipt. All funds in the Collection Accounts will be required to be invested in instruments designated as Permitted Investments. Any investment earnings on funds held in the Collection Accounts are for the benefit of the Servicer.

    The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Certificate Account as set forth below; (b) to pay itself any monthly Servicing Fees; (c) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

    Unless otherwise specified in the related Prospectus Supplement, not later than the third day prior to any Distribution Date (the "Deposit Date"), the Servicer will be required to wire transfer to the Trustee for deposit in the Certificate Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Distribution Date. SEE "Description of Securities--Distributions and Payments on Securities--Available Funds" herein.

INVESTMENT OF ACCOUNTS

    Unless otherwise specified in the related Prospectus Supplement, all or a portion of any Account, including the Collection Account, may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Trustee or any affiliate thereof may be the obligor on any investment in any Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

    The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein.

    Unless otherwise specified in the related Prospectus Supplement, all income or other gain from investments in any Account will be held in such Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the related Pooling and Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss is not offset by other income or gain from investments in such Account and then available for such application.

PERMITTED INVESTMENTS

    Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will define "Permitted Investments" generally as follows:

        (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

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        (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

        (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

        (d) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

        (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

        (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

        (g) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

        (h) Investments in money market funds assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

        (i) Other investments acceptable to the applicable Rating Agency.

    No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

MONTHLY ADVANCES AND COMPENSATING INTEREST

    In order to maintain a regular flow of scheduled interest to Certificateholders (rather than to guarantee or insure against losses), unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will require that, on each Distribution Date, the Servicer or any Sub-Servicer deposit in the Collection Account an amount of its own funds (a "Monthly Advance"). Unless otherwise specified in the related Prospectus Supplement, a "Monthly Advance" will be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the Servicing Fee) due on the Mortgage Loans during the related Collection Period, but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the outstanding principal balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

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    The Servicer or any Sub-Servicer, if applicable, may recover Monthly
Advances, if not recovered from the Mortgagor on whose behalf such Monthly Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from late collections, insurance proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise, the Servicer may reimburse itself or a Sub-Servicer, if applicable, on the next Distribution Date from Available Funds remaining in the Certificate Account after making required payments on such Distribution Date.

    With respect to each Mortgage Loan as to which a prepayment is received, that becomes a Liquidated Mortgage Loan or is otherwise charged-off during the Collection Period related to a Distribution Date, unless otherwise specified in the related Prospectus Supplement, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee, an amount generally representing the excess of interest on the principal balance of such Mortgage Loan prior to such prepayment, liquidation or charge-off over the amount of interest actually received on the related Mortgage Loan during the applicable Collection Period (each such amount, a "Compensating Interest Payment"). The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall will reduce the amount of interest payable to the Certificateholders on such Distribution Date and such reduction will not be recoverable thereafter.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Servicer, on behalf of the Trustee, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Transferor or the Servicer has not reacquired pursuant to the option described below, unless the Servicer reasonably believes that Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case the Mortgage Loan will be charged off and will be liquidated (a "Liquidated Mortgage Loan"). In connection with such foreclosure or other conversion, the Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances.

    Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Servicer will be required to sell REO Property within two years of its acquisition by the Trustee, unless an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the related Transferor and the Servicer is obtained to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

    In servicing the Mortgage Loans, the Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

    Unless otherwise specified in the related Prospectus Supplement, the related Transferor or the Servicer may have the right and the option under the related Pooling and Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement

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proceedings have been brought by the Servicer subject to certain limitations set forth in the Prospectus Supplement. Any such Mortgage Loan so reacquired will be withdrawn from the related Mortgage Pool on a Deposit Date at the Loan
Withdrawal Amount thereof.

GENERAL SERVICING PROCEDURES

    The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the provisions of each related Pooling and Servicing Agreement and the policies and procedures customarily employed by the Servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

    The Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the related Pooling and Servicing Agreement
(i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee.

    During a foreclosure, any expenses incurred by the Servicer are added to the amount owed by the Mortgagor, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer will proceed to liquidate the asset. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real estate loan portfolio and applicable laws and regulations.

SUB-SERVICERS

    The Servicer will be permitted under the related Pooling and Servicing Agreement to enter into sub-servicing arrangements with certain mortgage servicing institutions meeting the requirements of such Pooling and Servicing Agreement (each, a "Sub-Servicer") to service the Mortgage Loans in a Mortgage Pool. Any such sub-servicing arrangements will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer with respect to the Mortgage Loans will be paid by the Servicer. SEE "--Servicing and Other Compensation and Payment of Expenses" below.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing activities under a Pooling and Servicing Agreement, the Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Pooling and Servicing Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Collection Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

    The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments due under any Senior Lien, if any, advancing delinquent property taxes, and upkeep and maintenance of the

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Mortgaged Property if it is acquired through foreclosure and similar types of expenses. The Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Collection Account. The Servicer is not required to make any Servicing Advance that it determines would be nonrecoverable.

    In addition, a Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the related Pooling and Servicing Agreement. Compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer.

MAINTENANCE OF HAZARD INSURANCE

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where each Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related Senior Lien, if any, (ii) the full insurable value of the related Mortgaged Property and
(iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Unless otherwise specified in the related Prospectus Supplement, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the Senior Lien, if any, (b) the minimum amount required to compensate for damages or loss on a replacement cost basis or
(c) the maximum amount of insurance available under the National Flood Protection Act of 1973, as amended, provided that such flood insurance is available. The Servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each REO Property in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) are required to be deposited by the Servicer in the Collection Account.

    In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balances of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

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ENFORCEMENT OF DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be voluntarily conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, in performing its servicing functions, to the extent it has knowledge of such conveyance or prospective conveyance, will be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

VOTING

    Unless otherwise specified in the related Pooling and Servicing Agreement, with respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified "Voting Interests" in the Trust, the holders of any Class of Certificates will collectively be entitled to the then-applicable percentage of such Class of Certificates of the aggregate Voting Interests represented by all Certificates. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Certificateholder's Percentage Interest (as such term is defined in the related Pooling and Servicing Agreement) in such Class. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of a specified Class or Classes of Certificates, each Certificateholder of such specified Class will have a Voting Interest in such Class equal to such Certificateholder's Percentage Interest in such Class. Any Certificate registered in the name of the related Transferor or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to take any such action, or effect any such consent, has been obtained.

AMENDMENTS

    Unless otherwise specified in the related Prospectus Supplement, at any time and from time to time, without the consent of the Certificateholders, the Trustee, the related Transferor and the Servicer may amend the related Pooling and Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement, (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Certificateholder.

    Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement may also be amended by the Trustee, the related Transferor and the Servicer, at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interests

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represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of such Certificateholder or (b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Certificateholders of all Certificates of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

    The Trustee will be required to furnish a copy of any such amendment to each Certificateholder in the manner set forth in the related Pooling and Servicing Agreement.

CERTIFICATE EVENTS OF DEFAULT

    Unless otherwise specified in the related Prospectus Supplement, events of default with respect to Certificates (each, a "Certificate Event of Default") under a Pooling and Servicing Agreement will consist of (a) any failure by the Servicer to make a Monthly Advance as required; (b) any failure by the Servicer to deposit in the Collection Account or Certificate Account any amount (other than an amount representing a Monthly Advance) required to be so deposited under the related Pooling and Servicing Agreement, which failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (c) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee or the Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (d) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (e) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of levels, and for periods of time, as specified in the Pooling and Servicing Agreement; and (f) if the related Transferor and the Servicer are the same entity (I.E., ACC), any failure of the Transferor to duly observe or perform in any material respect any of its covenants or agreements in the related Pooling and Servicing Agreement that materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of a written notice of such failure to such Transferor by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%.

RIGHTS UPON CERTIFICATE EVENTS OF DEFAULT

    Unless otherwise specified in the related Prospectus Supplement, upon the occurrence of a Certificate Event of Default, Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Trustee may terminate all of the rights and obligations of the Servicer under the related Pooling and Servicing Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to thereunder. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services home equity loans that is currently servicing a home equity loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 to act as successor to the Servicer under the related Pooling and Servicing

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Agreement, provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the Certificates by any applicable Rating Agency. Pending appointment of a successor Servicer, unless the Trustee is prohibited by law from so acting, the Trustee shall be obligated to act as Servicer. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

    Unless otherwise specified in the related Prospectus Supplement, no Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the related Pooling and Servicing Agreement to institute any action, suit or proceeding with respect to the related Pooling and Servicing Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the related Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

TERMINATION; OPTIONAL TERMINATION

    Unless otherwise specified in the related Pooling and Servicing Agreement, the obligations created by each Pooling and Servicing Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Servicer, and required to be paid to them pursuant to such Pooling and Servicing Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Loans subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loans remaining in the Trust and (ii) the acquiring by the related Transferor, the Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, the holder of the residual interest in the REMIC (SEE "Certain Federal Income Tax Consequences" below), from the related Trust of all of the remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, any such acquisition of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates will be made at the option of the related Transferor, the Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the related Transferor, the Servicer or other entity to so acquire is subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any reacquisition pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

EVIDENCE AS TO COMPLIANCE

    Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Audit Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Pooling and Servicing Agreement), the servicing

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by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the related Pooling and Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Servicer will be required to deliver to the Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the related Pooling and Servicing Agreement throughout the preceding year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE TRANSFERORS

    The related Pooling and Servicing Agreement will provide that neither the related Transferor nor any of its directors, officers, employees or agents shall have any liability to the related Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. The related Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the related Transferor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.

THE TRUSTEE

    Each Prospectus Supplement will name the Trustee under the related Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee may resign at any time, upon notice to the related Transferor, the Servicer and any Rating Agency, in which event such Transferor will be obligated to appoint a successor Trustee. The related Transferor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Each Pooling and Servicing Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Pooling and Servicing Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

    The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Pooling and Servicing Agreement.

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                                 THE INDENTURE

GENERAL

    Each Series of Bonds will be issued pursuant to an Indenture to be entered into between the related Bond Issuer and the related Trustee. The Mortgage Loans to be included in the related Mortgage Pool will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of ACAC, as Transferor (or the related Bond Issuer, if a different entity, to the extent described in the related Prospectus Supplement), and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" herein. In addition, the Mortgage Loans included in the Mortgage Pool for any Series of Bonds will be serviced by the Servicer pursuant to the terms of a Servicing Agreement to be entered into among the Bond Issuer, ACC, as Servicer, and the related Trustee, which will contain provisions substantially similar to the servicing and collection provisions included in each Pooling and Servicing Agreement and described under "The Pooling and Servicing Agreement" herein. Where provisions or terms used in a particular Indenture or Servicing Agreement differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

    The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.

MODIFICATION OF INDENTURE

    With the consent of the holders of not less than 51% of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the related Trustee and the related Bond Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

    Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the final Payment Date of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the Bond Rate specified thereon (except as provided in the related Indenture with respect to Bonds that have an adjustable Bond Rate), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the related Bond Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in a Bond Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the related Bond Issuer or an affiliate of the related Bond Issuer or

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(e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture.

    The related Bond Issuer and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series.

BOND EVENTS OF DEFAULT

    Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, a "Bond Event of Default" with respect to any Series of Bonds will be defined in the respective Indenture under which such Bonds are issued as: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of interest on any Bond of such Series when and as due and such failure continues for a period of two days; (b) a failure to pay the Bonds of such Series in full on or before the date specified as the Final Maturity Date in the related Prospectus Supplement; (c) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series; (d) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a specified period after notice to the related Bond Issuer by the Trustee or to the related Bond Issuer and the Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (e) any representation or warranty made by the related Bond Issuer in the Indenture or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within a specified period after notice thereof is given to the related Bond Issuer by the Trustee or by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the related Bond Issuer.

RIGHTS UPON BOND EVENTS OF DEFAULT

    Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, in case a Bond Event of Default should occur and be continuing with respect to a Series of Bonds, the Trustee may, and on request of holders of not less than 51% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

    If, following a Bond Event of Default, a Series of Bonds has been declared to be due and payable, the Trustee may, in its discretion (provided that the holders of the Bonds of such Series have not directed the Trustee to sell the assets included in the related Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Trustee, however, must sell the assets included in the related Trust Estate for such Series if collections in respect of such assets are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon a Bond Event of Default the Trustee may, in its discretion (provided that, unless the Bond Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the assets included in the related Trust Estate for such Series, in which event the Bonds of such Series will be payable pro rata out of the collections on, or

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the proceeds from the sale of, such assets and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case a Bond Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

LIST OF BONDHOLDERS

    Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Bondholders of such Series maintained by the Trustee for the purpose of communicating with other such Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ANNUAL COMPLIANCE STATEMENT

    The related Bond Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

TRUSTEE'S ANNUAL REPORT

    The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Bond Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported, any additional Series of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the assets securing the Bonds of a Series upon the delivery to the Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

REDEMPTION OF BONDS

    To the extent provided in the related Prospectus Supplement, the Bonds of any Series may be (i) redeemed at the option of the related Bond Issuer or another party specified in the related Prospectus Supplement; or (ii) subject to special redemption under certain circumstances. The circumstances and

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terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.

REPORTS BY TRUSTEE TO BONDHOLDERS

    On each Payment Date, the Trustee will send a report to each Bondholder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Bond after giving effect to the payments made on such Payment Date.

LIMITATION ON SUITS

    Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, no Bondholder of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Trustee of a continuing Bond Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Bond Event of Default in its own name as Trustee; (3) such holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for a specified period after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such period by the holders of not less than 51% in principal amount of the Bonds of such Series then outstanding.

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                CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
                                RELATED MATTERS

    The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to encompass the laws of all states in which Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

NATURE OF THE MORTGAGE LOANS

    The Mortgage Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. In California, for example, Mortgage Loans are secured by deeds of trust. In other states, a mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments and other charges under governmental police powers. Priority between mortgages depends on their terms and generally on the order of recording in the appropriate state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower property owner called the trustor (similar to a mortgagor), the lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the borrower's obligation to the lender. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

    Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

    Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to this non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor-in-interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

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    Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

    In some states, the borrower under a mortgage or a deed of trust will have the right to reinstate the loan at any time following default until shortly before the foreclosure sale. In such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property, in which event the lender may be entitled to a deficiency judgment in certain states. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice earlier than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, such as California, there is no right to reclaim property after a trustee's sale under a deed of trust.

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CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

    Most institutional lenders in California, including the Affiliated Originators originating loans secured by real property in California, use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards made in connection with any condemnation proceedings to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine; provided, however, that the beneficiary is prohibited (under California law) from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary may apply any award received in respect of such damages or in connection with such condemnation to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

    Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are senior to the deed of trust, to provide and maintain fire and hazard insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount received by the lender at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Servicer will not seek deficiency judgments against defaulting Mortgagors.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include

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reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

    California courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, California courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second deed of trust affecting the property.

    Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

    It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

    Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, or voluntarily transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by such Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

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PREPAYMENT CHARGES

    Under certain state laws, prepayment charges may not be imposed at all or after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Because many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment may increase the likelihood of refinancing or other early retirement of such Mortgage Loans.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which term includes, among others, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility."

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    Court decisions, such as UNITED STATES V. FLEET FACTORS, 901 F.2d 1550 (11th
Cir. 1990), CERT. DENIED, 498 US 1049 (1991) (CERCLA liability may be imposed on a secured lender if it has the ability to participate in management), and KELLEY
V. EPA, 15 F.3d 1100 (DC Cir. 1994) CERT. DENIED SUB NOM, KELLEY V. AM. BANKERS ASS'N., 115 S. Ct. 900 (1995) (invalidated the Lender Liability Rule issued by the EPA in 1992) created considerable uncertainty about the scope and availability of the secured lender's exemption from liability. In September
1996, however, Congress passed the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 to address this uncertainty in federal law. This statute adopted EPA's Lender Liability Rule into law and, among other things, clarified the exemption by defining more clearly the circumstances under which a lender will be deemed to have participated in management. Similar legislation has been enacted in some states. In the jurisdictions in which such enactments are in effect, the environmental liability risks associated with protecting a security interest in property have been reduced, although not completely eliminated.

    The costs associated with environmental clean-up may be substantial. If the related Trustee or Servicer is deemed to have participated in management of a contaminated property that is part of the Trust or Trust Estate, as applicable, it is likely that remedial costs would become a liability of that Trust or Trust Estate, as applicable, and in certain circumstances, of the Trustee. Such an occurrence could occasion a loss to Securityholders. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.

    Unless otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities is based on the advice of Stroock & Stroock & Lavan LLP, counsel to the Transferors ("Federal Tax Counsel"). This summary is based on laws, regulations, including the real estate mortgage investment conduit ("REMIC") regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

                          I. TAXATION OF CERTIFICATES

A. GENERAL

    The federal income tax consequences to Certificateholders will vary depending on whether (i) the Certificates of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Certificates as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Certificates represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a Series; or (iv) for federal income tax purposes the Trust relating to a particular Series of Certificates is classified as a partnership or is disregarded as an entity separate from its owner. The Prospectus Supplement for each Series of Certificates will specify how the Certificates will be treated for federal income tax purposes and will specify whether a REMIC election will be made with respect to such Series.

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B. TAXATION OF DEBT CERTIFICATES (INCLUDING REGULAR CERTIFICATES)

    INTEREST AND ACQUISITION DISCOUNT. Certificates representing regular interests in a REMIC ("Regular Certificates") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Certificates (other than Regular Certificates) that are characterized as indebtedness for federal income tax purposes will be includable in income by holders thereof in accordance with their usual methods of accounting. Certificates characterized as debt for federal income tax purposes and Regular Certificates will be referred to hereinafter collectively as "Debt Certificates."

    Debt Certificates that are Accrual Certificates will, and certain of the other Debt Certificates may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID that are set forth in Sections 1271-1275 of the Code and the Treasury Department regulations issued thereunder (the "OID Regulations"). A Certificateholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Certificates.

    In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Certificate over its issue price. A holder of a Debt Certificate must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Certificate will be considered to be zero if it is less than a DE MINIMIS amount as determined under the Code.

    The issue price of a Debt Certificate is the first price at which a substantial amount of Debt Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Certificate includes the original principal amount of the Debt Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. It is unclear whether the terms and conditions of the debt instruments underlying the Debt Certificates or the Debt Certificates themselves are determinative of whether the likelihood of late payment or non-payment is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether the interest with respect to a Debt Certificate is qualified stated interest and, consequently, whether a Debt Certificate has OID as a result of the failure of such interest to be treated as qualified stated interest.

    Certain Debt Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Certificates or (ii) as not included in the issue price or stated redemption price. Because interest on the Debt Certificates must in any event be accounted for under an accrual method, applying either analysis would result in only a slight difference in the timing of the inclusion of income of the yield on the Debt Certificates. Nevertheless, the OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which

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applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

    Under the DE MINIMIS rule, OID on a Debt Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Certificate multiplied by the weighted average maturity of the Debt Certificate. For this purpose, the weighted average maturity of the Debt Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Certificate and the denominator of which is the stated redemption price at maturity of the Debt Certificate. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the Debt Certificate is held as a capital asset. However, holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount" herein.

    The holder of a Debt Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Certificate, the sum of the "daily portions" of such OID. The amount of OID includable in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Certificate that is not a Regular Certificate and the principal payments on which are not subject to acceleration resulting from prepayments on the Mortgage Loans, the amount of OID includable in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Certificate and the adjusted issue price of the Debt Certificate, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Certificate in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Certificates, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Certificate") is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Certificate is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Certificate, over the adjusted issue price of the Pay-Through Certificate at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Certificate to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Certificate to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Certificates based on the Prepayment Assumption, no representation is made to such holders that Mortgage Loans will be prepaid at that rate or at any other rate.

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    Certain classes of Regular Certificates may represent more than one class of
REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Certificate will also be required to include OID in gross income, but such a holder who purchases such Debt Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related Certificates under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificates is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders should consult their own tax advisors on this point.

    INTEREST-ONLY DEBT CERTIFICATES. The Trust intends to report income from interest-only classes of Debt Certificates to the Internal Revenue Service ("IRS") and to holders of interest-only Debt Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Certificates will be treated as having original issue discount.

    VARIABLE RATE DEBT CERTIFICATES. Under the OID Regulations, Debt Certificates paying interest at a variable rate (a "Variable Rate Debt Certificate") are subject to special rules. A Variable Rate Debt Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Certificate by more than a specified DE MINIMIS amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) it provides that each qualified floating or objective rate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Variable Rate Debt Certificate) and (iv) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i).

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more

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restrictions such as a cap or floor will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Certificate or the restriction will not significantly affect the yield of the Variable Rate Debt Certificate.

    An "objective rate" is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. An interest rate based on the weighted average of the interest rates on some or all of the qualified mortgages held by a REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate, and variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate Debt Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Certificate"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

    In general, any Variable Rate Debt Certificate other than a Single Variable Rate Debt Certificate (a "Multiple Variable Rate Debt Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Certificate. The OID Regulations generally require that such a Multiple Variable Rate Debt Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple

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Variable Rate Debt Certificate. In the case of a Multiple Variable Rate Debt
Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Certificate as of the Multiple Variable Rate Debt Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate Debt Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Certificate during the accrual period.

    If a Variable Rate Debt Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Certificate would be taxed if such Debt Certificate were treated as a contingent payment debt obligation.

    The IRS has issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Certificate. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the Trustee intends to base its computation of OID on Pay-Through Certificates as described in this Prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

    MARKET DISCOUNT. A purchaser of a Certificate may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Certificate with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the Debt Certificate over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Certificate received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury Department regulations but, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant yield (in the case of a Pay-Through Certificate, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Certificates (or in the case of a Pass-Through Certificate, as set forth below, the Mortgage Loans underlying such Certificate) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of Certificates (or, in the case of a Pass-Through Certificate, as described below, the Mortgage Loans underlying such Certificate) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

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    Section 1277 of the Code provides that, regardless of the origination date of the Debt Certificate (or, in the case of a Pass-Through Certificate, the Mortgage Loans), the excess of interest paid or accrued to purchase or carry a Certificate (or, in the case of a Pass-Through Certificate, as described below, the underlying Mortgage Loans) with market discount over interest received on such Certificate is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Certificate (or in the case of a Pass-Through Certificate, an underlying Mortgage Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply. If such an election were made with respect to a Debt Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" and "--Election to Treat all Interest as Original Issue Discount" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

    PREMIUM. A holder who purchases a Debt Certificate at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Certificates have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Certificates will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

    The IRS has issued regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Certificate to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method for Debt Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Certificate with market discount, the holder of the Debt Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Certificate acquires during the year of the election or thereafter. Similarly, a holder of a Debt Certificate that makes this election for a Debt Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and

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premium on a constant yield method with respect to a Debt Certificate is irrevocable except with the approval of the IRS.

    SALE OR EXCHANGE. A holder's adjusted tax basis in its Debt Certificate is the price such holder pays for a Debt Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Except as described in "--Interest and Acquisition Discount" and "--Market Discount," gain or loss recognized on a sale, exchange, or redemption of a Debt Certificate, measured by the difference between the amount realized and the Debt Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Certificate is held as a capital asset. In the case of a Debt Certificate held by a bank, thrift or similar institution described in
Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Certificate will be taxable as ordinary income or loss. Gain from the disposition of a Debt Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Debt Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Debt Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Certificate to the extent that such gain does not exceed the excess, if any, of
(a) the amount that would have been includable in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of OID (if any) on the Regular Certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

C. TAXATION OF CERTIFICATES AS TO WHICH A REMIC ELECTION HAS BEEN MADE

1.  TAXATION OF THE REMIC AND ITS HOLDERS

    GENERAL. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Pooling and Servicing Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

    STATUS OF REGULAR CERTIFICATES. Regular Certificates and Certificates representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Certificates") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. Moreover, if at least 95% of the REMIC's assets are qualifying assets, then 100% of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Loans generally will be qualifying assets under each of the foregoing sections of the Code. However, Mortgage Loans that are not secured by

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residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Mortgage Loans will be qualifying assets. The REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

2.  REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Department regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Certificate to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury Department regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates.

3.  TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    TIERED REMIC STRUCTURES. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Transferors will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans . . . secured by an interest in real property"

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under Section 7701(a)(19)(C)(v) of the Code, and whether the income on such
Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Certificates, amortization of any premium with respect to Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Mortgage Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the "Startup Day" (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Certificates accrue original issue discount (I.E., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Regular Certificates include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Debt Certificates (Including Regular Certificates)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    PROHIBITED TRANSACTIONS AND OTHER POSSIBLE TAXES. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed

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to a REMIC after the Startup Day. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of foreclosure property that is inventory property, and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax. The holders of Residual Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust and will be allocated pro rata to all outstanding Classes of Certificates of such REMIC.

4.  TAXATION OF HOLDERS OF RESIDUAL CERTIFICATES

    The holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day.

    The holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Mortgage Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Certificates to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisors.

    DISTRIBUTIONS. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

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    SALE OR EXCHANGE.  A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury Department regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors" herein.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Certificate at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Certificate), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Certificates continuously held by thrift institutions since November 1, 1995.

    In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a Residual Interest Certificate. First, alternative minimum taxable income of a holder of a Residual Certificate is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the alternative minimum taxable income of a holder of a Residual Interest Certificate for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a holder of a Residual Interest Certificate elects to have such rules apply only to taxable years beginning after August 20, 1996.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors" below.

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    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST
CERTIFICATES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

    The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35%, and (ii) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that
(a) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (b) the transferee intends to pay the taxes associated with owning the residual interest as they come due. The Treasury Department has proposed an amendment to the REMIC Regulations that would add a third condition, effective February 4, 2000. Under the proposed amendment, a transferor of a residual interest would be presumed not to have improper knowledge only if the present value of the anticipated tax liabilities associated with holding the residual interest is less than or equal to the present value of the sum of (i) any consideration given to the transferee to acquire the residual interest, (ii) expected future distributions on the residual interest and (iii) anticipated tax savings associated with holding the residual interest as the related REMIC generates losses. The application of the proposed amendment to an actual transfer is uncertain, and you should consult your own tax advisor regarding its effect on the transfer of a

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residual interest. A different formulation of this rule applies to transfers of
Residual Interest Certificate by or to foreign transferees. See "Tax Treatment to Foreign Investors" herein.

    MARK TO MARKET RULES. Treasury regulations provide that any REMIC Residual Interest acquired after January 3, 1995 is not a security and cannot be marked to market under Section 475.

5.  ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit, by the IRS in a unified administrative proceeding.

D. TAX STATUS AS A GRANTOR TRUST

    GENERAL. As specified in the related Prospectus Supplement, if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, an opinion of Federal Tax Counsel will be obtained that the Trust relating to a Series of Certificates will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Certificates"). Accordingly, each holder of a Pass-Through Certificate is treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust. As further described below, each holder of a Pass-Through Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust assets that is allocable to such Pass-Through Certificate and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Pass-Through Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust assets and received or accrued directly its share of the payments on the Trust assets and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

    A holder of a Pass-Through Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds 2% of such holder's adjusted gross income. Moreover, a holder of a Pass-Through Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust will report additional taxable income to holders of Pass-Through Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Certificates may have taxable income in excess of the cash received.

    STATUS OF THE PASS-THROUGH CERTIFICATES. The Pass-Through Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Pass-Through Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Pass-Through Certificates may not be "real estate assets" to the extent Mortgage Loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent Mortgage Loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Mortgage Loans will be qualifying assets.

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    TAXATION OF PASS-THROUGH CERTIFICATES UNDER STRIPPED BOND RULES.  The
federal income tax treatment of the Pass-Through Certificates will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The IRS has concluded in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

    If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Certificates will be subject to the OID rules and/or the market discount rules. A holder of a Pass-Through Certificate generally will account for any discount on the Pass-Through Certificate as market discount rather than OID if either (i) the amount of OID attributable to such Mortgage Loan was treated as zero under the OID DE MINIMIS rule when such Pass-Through Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from such Mortgage Loan. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Certificates.

    Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining OID for any pool of debt instruments the yield on which may be affected by reason of prepayments. Therefore, if there is OID, the holder of a Pass-Through Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Certificate in each taxable year equal to the income that accrues on the Pass-Through Certificate in that year calculated under a constant yield method based on the yield of the Pass-Through Certificate (or, possibly, the yield of each Mortgage Loan underlying such Pass-Through Certificate) to such holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Certificate. If required to report interest income on the Pass-Through Certificates to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Certificates based on a representative initial offering price of the Pass-Through Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Pass-Through Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

    If a Mortgage Loan is prepaid in full, the holder of a Pass-Through Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Certificate and the portion of the adjusted basis of the Pass-Through Certificate (see "Sales of Pass-Through Certificates" below) that is allocable to the Mortgage Loan.

    TAXATION OF PASS-THROUGH CERTIFICATES IF STRIPPED BOND RULES DO NOT
APPLY. If the stripped bond rules do not apply to a Pass-Through Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a DE MINIMIS amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in

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each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, OID could arise with respect to a Mortgage Loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number ("ARM"). The OID for ARMs generally will be determined under the principles discussed in "--Taxation of Debt Certificates (Including Regular Certificates)--Variable Rate Debt Certificates" herein.

    If discount other than OID exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Certificate to such holder (or possibly based on the yields of each Mortgage Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Pass-Through Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Pass-Through Certificate and (ii) the weighted average life (in complete years) of the Mortgage Loans remaining at the time of purchase of the Pass-Through Certificate.

    If a holder purchases a Pass-Through Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

    It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

    If a Mortgage Loan is prepaid in full, the holder of a Pass-Through Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Certificate and the portion of the adjusted basis of the Pass-Through Certificate (see "--Tax Characterization of the Trust as a Partnership; Tax Consequences To Holders of the Certificates Issued by a Partnership--Disposition of Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Certificates for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

E. TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP; TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

    TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP. Federal Tax Counsel will deliver its opinion that a Trust which is intended to be a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Pooling and Servicing Agreement and related documents

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will be complied with, and on counsel's conclusions that (i) the Trust will not be classified as an association taxable as a corporation and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income. Any such corporate income tax could materially reduce cash available to make distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In addition, distributions to the Certificateholders would be taxable as dividends.

    TREATMENT OF THE TRUST AS A PARTNERSHIP. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the related Transferor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust and the partners of the partnership being the Certificateholders, or if there is a single Certificateholder for federal income tax purposes to disregard the Trust as an entity separate from the single Certificateholder. However, the proper characterization of the arrangement involving the Certificates and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided such Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, that a Series of Certificates includes a single Class of Certificates and that there are multiple Certificateholders for federal income tax purposes. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Certificateholder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Department regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust

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of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the related Transferor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury Department regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    If Bonds are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to a Certificateholder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the Mortgage Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

    If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets and liabilities to a new partnership in exchange for interests in that new partnership, and the Trust (as part of the termination) would be treated as distributing the newly-created partnership interests to the partners in liquidation. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

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    DISPOSITION OF CERTIFICATES.  Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's adjusted tax basis in a Certificate will generally equal the Certificateholder's cost increased by the Certificateholder's share of Trust income (includable in income) and decreased by any distributions received with respect to such Certificate. In addition, both the adjusted tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificateholder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate adjusted tax basis to the Certificates sold (rather than maintaining a separate adjusted tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets would not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-I information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with

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the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following
January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The related Transferor will be designated as the tax matters partner in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Investors (as defined below) because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged, in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to Certificateholders that are Foreign Investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Investors that are taxable as corporations and 39.6% for all other Foreign Investors. Subsequent adoption of Treasury Department regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

    Each Certificateholder that is a Foreign Investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A Foreign Investor generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign Investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such

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case, a Foreign Investor would be entitled to claim a refund only for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

F. CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

    Upon the issuance of Certificates which are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below, the Certificates will be characterized as indebtedness for federal income tax purposes of the related Transferor that is secured by the Mortgage Loans. Opinions of counsel are not binding on the IRS, however, and there can be no assurance that the IRS could not successfully challenge this conclusion.

    The related Transferor will express in the Pooling and Servicing Agreement its intent that the Certificates be indebtedness secured by the Mortgage Loans for federal, state and local income or franchise tax purposes. The related Transferor, by entering into the Pooling and Servicing Agreement, has agreed and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreements, the Transferors expect to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the Mortgage Loans and not as a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Federal Tax Counsel believes that the rationale of those cases will not apply to the issuance of the Certificates.

    The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value and has assumed the risk of loss if the property decreases in value. Based upon its analysis of such factors, Federal Tax Counsel will conclude that the Certificateholders do not own or have an equity interest in the Mortgage Loans for federal income tax purposes. As a result, Federal Tax Counsel will opine that the Certificates will properly be characterized for federal income tax purposes as indebtedness. Contrary characterizations that could be asserted by the IRS are described under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation" below. In this regard, it should be noted that the IRS has recently issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate.

    Certificateholders as the holders of debt instruments for federal tax purposes will be taxed in the manner described above in "--Taxation of Debt Certificates (Including Regular Certificates)" for Debt Certificates that are not Regular Certificates.

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    POSSIBLE CHARACTERIZATION OF THE TRANSACTION AS A PARTNERSHIP OR AS
ASSOCIATION TAXABLE AS A CORPORATION. As stated above, the opinion of Federal Tax Counsel with respect to the Certificates will not be binding on the courts or the IRS, and no assurance can be given that the characterization of the Certificates as debt would prevail. It is possible that the IRS would assert that, for purposes of the Code, the transaction described herein constitutes a transfer of the Mortgage Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the related Transferor and the Certificateholders resulting from the transaction is that of a partnership, a publicly traded partnership taxed as a corporation, or an association taxable as a corporation. Because it is anticipated that Federal Tax Counsel will advise that the Certificates will be treated as indebtedness for federal income tax purposes, the Transferors generally will not attempt to comply with the federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership, a publicly traded partnership or a corporation.

    If a partnership were deemed to be created between the related Transferor and the Certificateholders, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of a Certificateholder would differ to the degree the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than would be the case if the Certificates were treated as a debt instrument.

    If it were determined that the transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificateholders. Moreover, distributions on the Certificates would most likely not be deductible in computing the entity's taxable income, and cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such entity's earnings and profits.

    FOREIGN INVESTORS. If the IRS were to contend successfully that the Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income allocable to a Foreign Investor, and such holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax in the case of a corporate holder.

    Alternatively, although there may be arguments to the contrary, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, the Foreign Investor would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income.

    If the Trust were taxable as a corporation, distributions to Foreign Investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.

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                             II. TAXATION OF BONDS

    With respect to each Series of Bonds, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. However, Federal Tax Counsel, counsel to the Transferors, will deliver their opinion that the Bonds will be treated for federal income tax purposes as indebtedness, and the related Bond Issuer will not be a separate association taxable as a corporation. The following summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, is based on such opinion. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Bonds.

    For federal income tax purposes, (i) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . .
 . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

    Bonds will be subject to the same rules of taxation as Debt Certificates that are not Regular Certificates, as described above under the heading "Certain Federal Income Tax Consequences--Taxation of Certificates--Taxation of Debt Certificates (Including Regular Certificates)," except that income reportable on Bonds (other than original issue discount, if any) is not required to be reported under the accrual method unless the Bondholder otherwise uses the accrual method.

                         III. MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. A holder, other than a holder of a Residual Interest Certificate, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Investors (defined below). Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

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                     IV. TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion above with respect to Trusts that are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a Foreign Investor, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. SEE "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders" herein. For purposes of this summary, the term "United States holder" means a holder who is a citizen or resident of the United States, a corporation or partnership including an entity treated as a corporation or partnership for United States tax purposes or other entity created or organized under the laws of the United States or any political subdivision thereof, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have authority to control all substantial decisions of the trust. The term "Foreign Investor" means any holder who for United States federal income tax purposes is not a "United States holder." Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Investors. Holders of Pass-Through Certificates however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

    Interest and OID of a Foreign Investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Certificates who are Foreign Investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) United States withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury Department has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Investor transfers a Residual Interest Certificate to a United States holder, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. SEE "Taxation of Holders of Residual Interest Securities--Excess Inclusions" herein.

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    Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Foreign Investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described herein under "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). ERISA Plans and Tax-Favored Plans are collectively referred to herein as "Plans."

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such church or governmental plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that the investments of ERISA Plans be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relations to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

PLAN ASSET REGULATIONS

    A Plan's investment in the Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the

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"DOL Regulations") describing whether or not a Plan's assets will be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Depending upon the circumstances of a particular transaction under the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the underlying assets included in a Trust or Trust Estate, as applicable, or a Transferor (or a Bond Issuer, if applicable) or may be deemed merely to include its interest in the Securities. Bonds treated as indebtedness under applicable local law and that have no substantial equity features do not constitute equity interests.

    Under Title I of ERISA and Section 4975 of the Code, the Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof may be considered to be or may become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the related Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or
(ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust or a Transferor (or a Bond Issuer, if applicable) issuing Bonds, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION

    The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

    For the exemption to apply, PTCE 83-1 requires that (i) the related Transferor and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan,
(ii) the Trustee may not be an affiliate of the related Transferor; and
(iii) the payments made to and retained by the related Transferor in connection with the Trust, together

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with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for assigning the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

    In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the related Transferor, the Servicer, the Trustee or the Securities Insurer, if any, is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the related Transferor in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

    In the case of any Plan with respect to which the Servicer, the related Transferor, the Trustee or a Securities Insurer, if any, is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales commission, or similar compensation is paid to the Servicer with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the related Transferor, the Trustee, the Servicer, and the Securities Insurer, if any.

    Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

    In addition to PTCE 83-1, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions, commonly referred to as the Underwriter Exemptions, which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption which may be applicable to the Certificates.

    One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities that are Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Securities and the circumstances under which such decision is made, including but not limited to PTCE 84-14, regarding investments effected by "qualified plan asset managers," PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23, regarding investments effected by "in-house asset managers." However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions, particularly if, as described above, the assets held in the Trust are considered to be Plan assets.

    Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution should be exercised before a Plan purchases a Security in such circumstances.

                        LEGAL INVESTMENT CONSIDERATIONS

SMMEA

    Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Securities. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Securities of a given Series.

FFIEC POLICY STATEMENT

    The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Certificates Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

    The Policy Statement provides that a depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a non-high-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

    A "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

    The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

GENERAL

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities of a given Series constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

    The Securities offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the related Transferor or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of the Securities of such Series, including the name or names of the Underwriters, the proceeds to the related Transferor (in the case of a Series of Certificates) or to the related Bond Issuer (in the case of a Series of Bonds), and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Securities may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased and that in limited circumstances the related Transferor will indemnify any Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments any Underwriters may be required to make in respect thereof.

    If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

    The Transferors anticipate that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York.

                             FINANCIAL INFORMATION

    The Transferors have determined that their financial statements are not material to the offering made hereby.

    A new Trust will be formed to hold the Mortgage Loans in connection with each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

    Although the Bonds of any Series will represent obligations of the related Bond Issuer, such obligations will be non-recourse and the proceeds of the assets included in the related Trust Estate will be the sole source of payments on the Bonds of such Series. The Bond Issuer for any Series of Bonds (whether it is ACAC or a trust, partnership, limited liability company or corporation formed by ACAC solely for the purpose of issuing the Bonds of such Series) will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds other than the assets included in the related Trust Estate. Accordingly, the investment characteristics of a Series of Bonds will be determined by the assets included in the related Trust Estate and will not be affected by the identity of the obligor with respect to such Series of Bonds. Accordingly, no capitalization information or any historical or pro forma ratio of earnings to fixed charges or any other financial information with respect to ACAC or any trust, partnership, limited liability company or corporation formed for the purpose of issuing a Series of Bonds has been or will be included herein or in the related Prospectus Supplement.

                                     RATING

    Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a "Rating Agency").

    Ratings on asset-backed securities address the likelihood of receipt by the related securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, the related the related securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

ACAC........................................................     1, 6
ACC.........................................................     1, 6
ACCOUNTS....................................................       40
ACCRUAL CERTIFICATES........................................       46
AFC.........................................................    6, 31
AFFILIATED ORIGINATORS......................................       33
AMORTIZABLE BOND PREMIUM REGULATIONS........................       86
ARM.........................................................       95
ARM LOANS...................................................       24
AVAILABLE FUNDS.............................................       45
BANKRUPTCY BOND.............................................   13, 53
BOND ACCOUNT................................................       44
BOND ISSUER.................................................     1, 7
BOND RATE...................................................    3, 46
BONDHOLDERS.................................................       39
BONDS.......................................................     1, 6
BUYDOWN FUNDS...............................................       87
CAPITALIZED INTEREST ACCOUNT................................       11
CEDE........................................................       17
CERCLA......................................................       79
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................       69
CERTIFICATE ACCOUNT.........................................       44
CERTIFICATE EVENT OF DEFAULT................................       68
CERTIFICATE RATE............................................    3, 46
CERTIFICATEHOLDERS..........................................       39
CERTIFICATES................................................     1, 6
CLASS.......................................................     2, 6
CLEARSTREAM, LUXEMBOURG.....................................       40
CLOSING DATE................................................       29
CODE........................................................   15, 80
COLLECTION ACCOUNT..........................................       62
COLLECTION PERIOD...........................................       45
COMMISSION..................................................        3
COMPENSATING INTEREST PAYMENT...............................       64
CONTINGENT REGULATIONS......................................       85
CUT-OFF DATE................................................        9
DEFERRED INTEREST...........................................       29
DEFINITIVE SECURITIES.......................................   17, 40
DELETED MORTGAGE LOAN.......................................       61
DEPOSIT DATE................................................       62
DETAILED DESCRIPTION........................................       27
DISQUALIFIED PERSONS........................................      104
DISTRIBUTION DATE...........................................    2, 44
DOL.........................................................      104
DOL REGULATIONS.............................................      105
DTC.........................................................   17, 40
EPA.........................................................       79
ERISA.......................................................  16, 104

ERISA PLANS.................................................      104
EUROCLEAR...................................................       40
EXCHANGE ACT................................................        4
FINANCIAL GUARANTY INSURANCE POLICY.........................   12, 52
FORWARD COMMITMENT..........................................       10
FUNDING PERIOD..............................................       10
INDENTURE...................................................     1, 7
INSURANCE PROCEEDS..........................................       45
INSURED AMOUNT..............................................   12, 52
INTEREST WEIGHTED CLASS.....................................       25
IRAS........................................................      104
IRS.........................................................       83
JUNIOR LOAN.................................................       19
LIQUIDATED MORTGAGE LOAN....................................       64
LIQUIDATION PROCEEDS........................................       45
LOAN SCHEDULE...............................................       59
LOAN WITHDRAWAL AMOUNT......................................       60
MONTHLY ADVANCE.............................................       63
MORTGAGE FILE...............................................       59
MORTGAGE LOANS..............................................     2, 8
MORTGAGE NOTE...............................................        8
MORTGAGE POOL...............................................     2, 8
MORTGAGE POOL INSURANCE POLICY..............................   13, 52
MORTGAGE POOL INSURER.......................................       52
MORTGAGED PROPERTIES........................................       27
MORTGAGED PROPERTY..........................................        9
MORTGAGOR...................................................   12, 18
MULTIPLE VARIABLE RATE DEBT CERTIFICATE.....................       84
NEGATIVE AMORTIZATION.......................................       29
NET LIQUIDATION PROCEEDS....................................       45
NEW WITHHOLDING REGULATIONS.................................      104
OID.........................................................       81
OID REGULATIONS.............................................       81
ORIGINATORS.................................................    2, 33
OVERCOLLATERALIZATION FEATURE...............................       51
PARTIES IN INTEREST.........................................      104
PASS-THROUGH CERTIFICATES...................................       93
PAY-THROUGH CERTIFICATE.....................................       82
PAYMENT DATE................................................    2, 44
PLAN ASSET REGULATIONS......................................       17
PLAN(S).....................................................       16
POLICY STATEMENT............................................      107
POOLING AND SERVICING AGREEMENT.............................     1, 6
PREFUNDING ACCOUNT..........................................       10
PREFUNDING AMOUNT...........................................   10, 29
PREPAYMENT ASSUMPTION.......................................       82
PRESUMED SINGLE QUALIFIED FLOATING RATE.....................       83
PRESUMED SINGLE VARIABLE RATE...............................       84
PRINCIPAL PREPAYMENTS.......................................       47
PRINCIPAL WEIGHTED CLASS....................................       25
PTCE 83-1...................................................      105

QUALIFIED REPLACEMENT MORTGAGE LOAN.........................       60
QUALIFIED RETIREMENT PLANS..................................      104
RATING AGENCY...............................................  14, 109
REGULAR CERTIFICATES........................................   15, 81
RELIEF ACT..................................................       23
REMIC.......................................................    2, 80
REMIC CERTIFICATES..........................................       87
REMIC REGULATIONS...........................................       80
REO PROPERTY................................................       63
RESERVE ACCOUNT.............................................   12, 51
RESIDUAL CERTIFICATES.......................................       15
RESIDUAL INTEREST CERTIFICATE...............................       90
REVOLVING PERIOD............................................    9, 47
RIEGLE ACT..................................................   23, 78
SALES OF PASS-THROUGH CERTIFICATES..........................       94
SBJPA.......................................................       91
SECURITIES..................................................     1, 6
SECURITIES INSURER..........................................       52
SECURITY REGISTER...........................................       44
SECURITYHOLDERS.............................................    7, 39
SENIOR CERTIFICATES.........................................    6, 39
SENIOR LIEN.................................................       19
SERIES......................................................     1, 6
SERVICER....................................................     1, 6
SERVICING ADVANCE...........................................       65
SERVICING AGREEMENT.........................................        2
SINGLE VARIABLE RATE DEBT CERTIFICATE.......................       84
SMMEA.......................................................       17
SNAP........................................................       35
SNAP PROGRAM................................................       34
SPECIAL HAZARD INSURANCE POLICY.............................   13, 53
SPECIAL HAZARD INSURER......................................       53
STANDARD HAZARD INSURANCE POLICIES..........................       27
SUB-SERVICER................................................    6, 65
SUBORDINATED CERTIFICATES...................................        6
SUBORDINATED CLASSES........................................       39
TAX-FAVORED PLANS...........................................      104
TIERED REMICS...............................................       88
TIN.........................................................      102
TITLE V.....................................................       79
TRADITIONAL.................................................       34
TRANSFEROR INTEREST.........................................       10
TRANSFERORS.................................................     1, 6
TRUST.......................................................     1, 6
TRUST ESTATE................................................     1, 7
TRUSTEE.....................................................     1, 6
UNAFFILIATED ORIGINATORS....................................       33
UNDERWRITERS................................................      108
VARIABLE RATE DEBT CERTIFICATE..............................       83